SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement

/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12

                           THE NEW YORK TIMES COMPANY
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

                           THE NEW YORK TIMES COMPANY
________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ----------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ----------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ----------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


    (1) Amount Previously Paid:

        ----------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ----------------------------------------------------------------------
    (3) Filing Party:

        ----------------------------------------------------------------------
    (4) Date Filed:

        ----------------------------------------------------------------------

PROXY STATEMENT

Notice of 1995
Annual Meeting
and Proxy Statement

["NYT" logo]
The New York Times Company
229 West 43d Street, New York, N. Y. 10036
(212) 556-1234

["NYT" logo]  The New York Times Company
              229 West 43d Street, New York, N. Y. 10036 (212) 556-1234

                                                                  March 13, 1995

To Our Stockholders:

    Our 1995 Annual Meeting of Stockholders will be held on Tuesday, April 18, at 9:00 A.M., local time, at the Spartanburg Herald-Journal, 200 Herald-Journal Boulevard, Spartanburg, South Carolina 29303.

    The accompanying Notice of Annual Meeting and Proxy Statement set forth the business intended to be transacted. Time will be made available for a discussion of these items as well as for other questions about the business affairs of the Company. As usual, all stockholders will be sent a report of the meeting.

    This year our meeting will be held in Spartanburg, South Carolina, home of the Spartanburg Herald-Journal. By holding the meeting in Spartanburg, we continue our program of rotating some meetings outside New York to areas where the Company has significant business activities. A map showing you how to reach the meeting site appears on the outside back cover of this Proxy Statement.

    It is important that your shares be represented at the meeting, whether or not you are personally able to attend. Accordingly, please sign, date and mail the enclosed proxy card in the return envelope as promptly as possible. Your cooperation in this regard will be very much appreciated.

Sincerely yours,

/s/ Arthur Ochs Sulzberger
ARTHUR OCHS SULZBERGER
Chairman

["NYT" logo]  The New York Times Company
              229 West 43d Street, New York, N. Y. 10036 (212) 556-1234

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held April 18, 1995

TO THE HOLDERS OF CLASS A AND CLASS B COMMON STOCK OF
THE NEW YORK TIMES COMPANY:

    The Annual Meeting of the holders of the Class A and Class B Common Stock of The New York Times Company (the "Company") will be held at the Spartanburg Herald-Journal, 200 Herald-Journal Boulevard, Spartanburg, South Carolina 29303, on Tuesday, April 18, 1995, at 9:00 A.M., local time, for the following purposes:

       1. To elect a Board of 15 members;

       2. To consider and act upon a proposal to approve the Company's 1991 Executive Cash Bonus Plan and 1991 Executive Stock Incentive Plan, as amended to preserve the tax deductibility of certain compensation paid thereunder;

       3. To ratify the selection of Deloitte & Touche LLP, independent certified public accountants, as auditors for the year ending December 31, 1995; and

       4. To transact such other business as may properly come before the meeting.

    Holders of the Class A and Class B Common Stock of record at the close of business on February 27, 1995, are entitled to notice of and to vote at this meeting as set forth in the Proxy Statement. Class A stockholders are entitled to vote for the election of five of the 15 directors. Class A and Class B stockholders, voting together as a single class, are entitled to vote on the proposal to approve the Company's amended 1991 Executive Cash Bonus and 1991 Executive Stock Incentive Plans, and for the ratification of the selection of Deloitte & Touche LLP as auditors for 1995. Class B stockholders are entitled to vote for the election of 10 of the 15 directors and on all other matters presented to the meeting.

New York, N.Y.
March 13, 1995

By Order of the Board of Directors

/s/ Laura J. Corwin
LAURA J. CORWIN
Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. THIS IS IMPORTANT FOR THE PURPOSE OF INSURING A QUORUM AT THE MEETING.

["NYT" logo]               THE NEW YORK TIMES COMPANY

                                PROXY STATEMENT
                               TABLE OF CONTENTS

                                                                                         Page
Solicitation of Proxies...............................................................     1
    Voting Securities of the Company..................................................     1
    Principal Holders of Common Stock.................................................     1
    Security Ownership of Management..................................................     4
    The 1986 Trusts...................................................................     6
    Globe Voting Trust and Jordan Voting Trust........................................     7
Proposal Number 1: Election of Directors..............................................     9
    Class A Directors.................................................................     9
    Class B Directors.................................................................    11
    Interest of Directors in Certain Transactions of the Company......................    14
    Certain Information about the Board of Directors..................................    14
    Compensation of Directors; Liability and Reimbursement Insurance..................    15
Compensation of Executive Officers....................................................    17
    Summary Compensation Table........................................................    17
    Option Grants in Last Fiscal Year.................................................    18
    Aggregated Option Exercises in Last Fiscal Year, and FY-End
      Option Values...................................................................    19
    Pension Plan Table................................................................    19
    Performance Presentation..........................................................    21
    Compensation Committee Report.....................................................    21
    Compensation Committee Interlocks and Insider Participation.......................    24
Proposal Number 2: Approval of Amended 1991 Executive Cash Bonus and 1991 Executive
Stock Incentive Plans.................................................................    24
    Purpose of Amendments.............................................................    24
    Summary of Plans..................................................................    25
    Material Changes Effected by the Amendments.......................................    27
    New Benefits......................................................................    28
    Federal Income Tax Consequences...................................................    29
    Amendments; Non-exclusivity.......................................................    30
    Recommendation and Vote Required..................................................    31
Proposal Number 3: Selection of Auditors..............................................    31
Other Matters.........................................................................    32
    Discretionary Authority to Vote Proxy.............................................    32
    Annual Report; Annual Report on Form 10-K.........................................    32
    Submission of Stockholder Proposals...............................................    32
Annex A: 1991 Executive Cash Bonus Plan As Proposed to be Amended
Annex B: 1991 Executive Stock Incentive Plan As Proposed to be Amended
Appendix: 1994 Financial Report

THE NEW YORK TIMES COMPANY
PROXY STATEMENT

1995 ANNUAL MEETING OF STOCKHOLDERS

- --------------------------------------------------------------------------------
SOLICITATION OF
PROXIES
- --------------------------------------------------------------------------------

    The enclosed proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held April 18, 1995, and at any adjournment or adjournments thereof. A proxy may be revoked by notice in writing to the Secretary at any time prior to the exercise thereof or by execution of a proxy bearing a later date. Each valid proxy received in time will be voted at the meeting, and, if a choice is specified, it will be voted in accordance with such specification. This Proxy Statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Company on or about March 13, 1995. The cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses of sending proxy material to their principals, will be borne by the Company. The Company has engaged Georgeson & Co., Inc. to assist in the solicitation of proxies from brokers, banks, institutions and other fiduciaries by mail, telephone, telegraph and facsimile for a fee of $6,000 plus out-of-pocket expenses. In addition, proxies may be solicited by officers of the Company in person or by mail, telephone, telegraph or facsimile.

VOTING SECURITIES OF THE COMPANY

    The Company has two classes of outstanding voting securities, the Class A Common Stock, 10 cents par value, and the Class B Common Stock, 10 cents par value. As of February 27, 1995, there were outstanding 97,454,012 shares of Class A Common Stock and 430,178 shares of Class B Common Stock. Only holders of record of the Class A or Class B Common Stock at the close of business on February 27, 1995, are entitled to vote at the meeting.

    Each share of stock is entitled to one vote. The Class A stockholders have limited voting rights and are entitled to vote for the election of five of the 15 directors. Class A and Class B stockholders, voting together as a single class, are entitled to vote on the proposal to approve the Company's amended 1991 Executive Cash Bonus and 1991 Executive Stock Incentive Plans, and for the ratification of the selection of Deloitte & Touche LLP as auditors for the year ending December 31, 1995. The Class B stockholders are entitled to vote for the election of 10 of the 15 directors and on all other matters presented to the meeting.

PRINCIPAL HOLDERS OF COMMON STOCK

    The following table sets forth the only persons who, to the knowledge of management, owned beneficially on February 27, 1995, more than 5% of the outstanding shares of either Class A or Class B Common Stock:

NAME AND ADDRESS                                                   SHARES (%)
- -------------------------------------------------------   ----------------------------
                                                           CLASS A             CLASS B
                                                          ----------           -------
1986 Trusts(1,2).......................................    3,694,050(4.2%)     369,405(85.6%)
229 West 43d Street
New York, NY
Marian S. Heiskell(1,2,3,4)............................    6,528,039(6.7%)     370,890(85.9%)
229 West 43d Street
New York, NY

NAME AND ADDRESS                                                   SHARES (%)
- -------------------------------------------------------   ----------------------------
                                                           CLASS A             CLASS B
                                                          ----------           -------
Ruth S. Holmberg(1,2,3,5)..............................    7,169,386(7.3%)     370,590(85.8%)
117 Tenth Street
Chattanooga, TN
Judith P. Sulzberger(1,2,3,6)..........................    7,110,945(7.3%)     370,590(85.8%)
229 West 43d Street
New York, NY
Arthur Ochs Sulzberger(1,2,3,7)........................    7,930,288(8.1%)     371,190(86%)
229 West 43d Street
New York, NY
Jordan Voting Trust(8).................................    6,608,787(6.8%)           0
William O. Taylor, Robert A. Lawrence
and Roland D. Grimm, Trustees
c/o Boston Safe Deposit & Trust Co.
One Boston Place
Boston, MA 02108
William O. Taylor(8,9).................................   11,565,684(11.9%)          0
135 Morrissey Boulevard
Boston, MA 02107
Robert A. Lawrence(8)..................................    6,627,785(6.8%)           0
Saltonstall & Co.
50 Congress Street
Boston, MA 02109
Roland D. Grimm(8).....................................    6,614,508(6.8%)           0
P.O. Box 8680
St. Thomas, V.I. 00801
The Capital Group Companies, Inc.(10)..................    7,686,540(7.9%)           0
333 South Hope Street
Los Angeles, CA 90071

- ------------
 1. Each of Mrs. Heiskell, Mrs. Holmberg, Dr. Sulzberger and Mr. Sulzberger, as trustees of the 1986 Trusts (as defined below in "The 1986 Trusts"), share voting and investment power with respect to the shares owned by the 1986 Trusts; thus under current Securities and Exchange Commission ("SEC") regulations, each may be deemed a beneficial owner of the shares held by such 1986 Trusts. The shares held by the 1986 Trusts are therefore included in the amounts listed in this table opposite the names of all four of the foregoing persons. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table.

 2. Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. Ownership of Class B Common Stock is therefore deemed to be beneficial ownership of Class A Common Stock under current SEC regulations. For purposes of the table of Class A ownership, it has been assumed that each person listed therein as holding Class B Common Stock has converted into Class A Common Stock all shares of Class B Common Stock of which that person is deemed the beneficial owner. Thus all shares of Class B Common Stock held by the 1986 Trusts and by Mrs. Heiskell, Mrs. Holmberg, Dr. Sulzberger and Mr. Sulzberger have been included in the calculation of the total amount of Class A Common Stock owned by each such person as well as in the calculation of the total amount of Class B Common Stock owned by each such person. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table.

 3. The holdings of Class A Common Stock recorded for Mrs. Heiskell, Mrs. Holmberg, Mr. Sulzberger and Dr. Sulzberger include 54,600 shares of Class A Common Stock held by The Sulzberger Foundation, Inc., a private foundation of which they are officers and directors. The holdings of Class A Common Stock recorded for each of Mrs. Heiskell, Mrs. Holmberg and Dr. Sulzberger include 4,000 shares which could be acquired within 60 days under the Company's Non-Employee Directors' Stock Option Plan.

 4. In addition to the amounts of Class A and B Common Stock set forth in notes 1, 2 and 3, the holdings of Class A Common Stock recorded for Mrs. Heiskell include 2,759,501 shares of Class A Common Stock held directly and 14,403 shares of Class A Common Stock held by a trust of which Mrs. Heiskell is a trustee, which was created by Mrs. Heiskell's mother for one of her grandchildren.

 5. In addition to the amounts of Class A and B Common Stock set forth in notes 1, 2 and 3, the holdings of Class A Common Stock recorded for Mrs. Holmberg include 3,410,511 shares of Class A Common

    Stock held directly and 5,040 shares of Class A Common Stock held by three trusts of which Mrs. Holmberg is a trustee, which were created by Mr. Holmberg for his children.

 6. In addition to the amounts of Class A and Class B Common Stock set forth in notes 1, 2 and 3, the holdings of Class A Common Stock recorded for Dr. Sulzberger include 3,357,110 shares of Class A Common Stock held directly.

 7. In addition to the amounts of Class A and Class B Common Stock set forth in notes 1, 2 and 3, the holdings of Class A Common Stock recorded for Mr. Sulzberger include 3,239,390 shares of Class A Common Stock held directly, 14,403 shares of Class A Common Stock held by a trust of which Mr. Sulzberger is a trustee, which was created by his mother for a child of Mr. Sulzberger, 750,000 shares of Class A Common Stock held by a trust created by Mrs. Heiskell of which Mr. Sulzberger is the trustee and 176,060 shares of Class A Common Stock which could be acquired pursuant to options granted under the Company's Executive Incentive Compensation Plan and the Company's 1991 Executive Stock Incentive Plan (the "Plans"). The holdings of Class A Common Stock recorded for Mr. Sulzberger exclude 200,180 shares of Class A Common Stock owned by his wife as her separate property. Mr. Sulzberger disclaims beneficial ownership of such shares. Mr. Sulzberger also holds 59,273 retirement units (right under the Plans to receive shares of Class A Common Stock in ten annual installments upon retirement), which are excluded from the amounts shown.

 8. Each of Mr. Taylor, Mr. Lawrence and Mr. Grimm, as trustees of the Jordan Voting Trust (as described in "Globe Voting Trust and Jordan Voting Trust"), share voting and investment power with respect to the 6,608,787 shares of Class A Common Stock held by the Jordan Trust (as defined in "Globe Voting Trust and Jordan Voting Trust"). Messrs. Taylor, Lawrence and Grimm have no economic interest in these shares and have no beneficial interest in the Jordan Trust. Because Messrs. Taylor, Lawrence and Grimm have the power to vote these shares, SEC rules also require inclusion of such shares in the Company's listing of each such person's beneficial ownership of Company stock. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table. The shares in the Jordan Voting Trust are subject to the Globe Stockholders Agreement (as defined in "Globe Voting Trust and Jordan Voting Trust"). See "Globe Voting Trust and Jordan Voting Trust." The shares reported for Mr. Lawrence include 17,998 shares held directly and 1,000 shares which could be acquired within 60 days under the Company's Non-Employee Directors' Stock Option Plan. The shares reported for Mr. Grimm include 1,636 shares held directly and 4,085 shares which could be acquired pursuant to options granted under a stock option plan of Affiliated Publications, Inc., former parent company of The Boston Globe ("API"). These options were converted into options to purchase Class A Common Stock upon the acquisition of API by the Company.

 9. The holdings recorded for Mr. Taylor include the following 181,406 shares of Class A Common Stock in which Mr. Taylor has an economic interest: (a) 82,458 shares held directly, (b) 8,437 shares held by a trust of which Mr. Taylor is a co-trustee and sole beneficiary, (c) 63,419 shares held through ownership of units in the Globe Voting Trust (as defined in "Globe Voting Trust and Jordan Voting Trust") by a trust of which Mr. Taylor is a co-trustee and sole beneficiary, (d) 426 shares held through ownership of units in the Globe Voting Trust by Mr. Taylor, (e) 630 shares held by Mr. Taylor's wife, (f) 11,792 shares which could be acquired pursuant to options granted under the 1991 Executive Stock Incentive Plan and (g) 14,244 shares which could be acquired pursuant to options granted under stock option plans of API (options were converted into options to purchase Class A Common Stock upon the acquisition of API by the Company). In addition, the holdings recorded for Mr. Taylor include the 6,608,787 shares held by the Jordan Voting Trust as described in note 8. Finally, the holdings recorded for Mr. Taylor also include 4,775,491 shares of Class A Common Stock held through various trusts (other than the Jordan Voting Trust) of which Mr. Taylor is co-trustee. Of these shares, 4,678,591 have been deposited with the Globe Voting Trust. Mr. Taylor has no economic interest in these shares and is not a beneficiary of any such trust with respect to such shares. Because Mr. Taylor shares the power to vote, and in some cases, to dispose of or direct the disposition of, these shares, SEC rules require inclusion of such shares in the Company's listing of his beneficial ownership of Company stock. Of the shares of Class A Common Stock recorded as beneficially owned by Mr. Taylor, 8,949,939 shares, including 2,198,718 shares held through the Globe Voting Trust, are subject to the Globe Stockholders Agreement. See "Globe Voting Trust and Jordan Voting Trust."

10. According to information contained in its filing with the SEC pursuant to
    Section 13(g) of the Securities Exchange Act of 1934, as amended, as of December 31, 1994, The Capital Group Companies, Inc. had investment power over 7,686,540 shares of Class A Common Stock through its subsidiaries, Capital Guardian Trust Company (2,477,340 shares) and Capital Research and Management Company (5,209,200 shares). According to such filing, such shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company. The Capital Group Companies, Inc. has advised the Company that all such shares are owned by accounts under discretionary investment management of such subsidiaries and that none of such accounts by itself owns 5% or more of the outstanding Class A Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table shows the beneficial ownership, reported to the Company as of February 27, 1995, of Class A Common Stock, Class B Common Stock and 5 1/2% Cumulative Prior Preference Stock, including shares as to which a right to acquire ownership exists (for example, by the exercise of stock options, or the conversion of Class B Common Stock into Class A Common Stock) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act, of each director and nominee, the chief executive officer and the four other most highly compensated executive officers of the Company and all directors, nominees and executive officers of the Company, as a group. A portion of the shares reported below are held by the 1986 Trusts, the Globe Voting Trust and the Jordan Voting Trust, whose trustees share voting and, in some cases, investment power with respect thereto. See "1986 Trusts" and "Globe Voting Trust and Jordan Voting Trust."

                                                                                 5 1/2%
                                                                            CUMULATIVE PRIOR
                                               COMMON STOCK                 PREFERENCE STOCK
                                       ----------------------------         ----------------
                                        CLASS A             CLASS B
                                       ----------           -------
John F. Akers(1)....................        8,000(*)              0                   0
  Director
Richard L. Gelb(1)..................       13,000(*)              0                   0
  Director
Louis V. Gerstner, Jr.(2)...........        5,500(*)              0                   0
  Director
David L. Gorham(3)..................       91,066(*)              0                   0
  Senior Vice President and Chief
  Financial Officer
Marian S. Heiskell(4,10)............    6,528,039(6.7%)     370,890(85.9%)            0
  Director
A. Leon Higginbotham, Jr.(5)........        2,200(*)              0                   0
  Director
Ruth S. Holmberg(4,10)..............    7,169,386(7.3%)     370,590(85.8%)          698(3.9%)
  Director
Robert A. Lawrence(6)...............    6,627,785(6.8%)           0                   0
  Director
Walter E. Mattson(7)................      108,669(*)              0                   0
  Director
George B. Munroe(2).................        5,000(*)              0                   0
  Director
Charles H. Price II(1)..............        5,000(*)              0                   0
  Director
Lance R. Primis(8)..................      141,605(*)              0                   0
  President
George L. Shinn(1)..................        6,000(*)              0                   0
  Director
Donald M. Stewart(1)................        4,200(*)              0                   0
  Director
Arthur Ochs Sulzberger(4,10)........    7,930,288(8.1%)     371,190(86%)            185(1%)
  Chairman of the Board and Chief
  Executive Officer
Arthur Ochs Sulzberger, Jr.(9,10)...      109,503(*)            480(*)              185(1%)
  Publisher of The New York Times

                                                                                 5 1/2%
                                                                            CUMULATIVE PRIOR
                                               COMMON STOCK                 PREFERENCE STOCK
                                       ----------------------------         ----------------
                                        CLASS A             CLASS B
                                       ----------           -------
Judith P. Sulzberger(4,10)..........    7,110,945(7.3%)     370,590(85.8%)          185(1%)
  Director
William O. Taylor(6)................   11,565,684(11.9%)          0                   0
  Director, Publisher of The Boston
  Globe and Chief Executive Officer
  of Globe Newspaper Company
Cyrus R. Vance(1)...................       10,200(*)              0                   0
  Director
All Directors, Nominees and
  Executive Officers(10) (31
individuals)........................   30,043,169(30.4%)    376,084(87%)          1,248(7%)

- ------------
   * Less than 1%.

 1. The amount reported for this director includes 4,000 shares of Class A Common Stock which could be acquired within 60 days pursuant to options under the Company's Non-Employee Directors' Stock Option Plan.

 2. The amount reported for this director includes 3,000 shares of Class A Common Stock which could be acquired within 60 days pursuant to options under the Company's Non-Employee Directors' Stock Option Plan.

 3. The amount reported for Mr. Gorham includes 13,227 shares of Class A Common Stock, including 400 shares held by Mr. Gorham's children, the beneficial ownership of which Mr. Gorham disclaims, and 77,839 shares which could be acquired within 60 days pursuant to options under the Company's 1991 Executive Stock Incentive Plan and Executive Incentive Compensation Plan (the "Plans"). (see "Compensation of Executive Officers," table of "Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Values.") Mr. Gorham also holds 2,676 retirement units (right under the Plans to receive shares of Class A Common Stock in ten annual installments upon retirement), which are excluded from the amount shown.

 4. See "Principal Holders of Common Stock" and "1986 Trusts" for a discussion of this director's holdings.

 5. The amount reported for Judge Higginbotham includes 2,000 shares of Class A Common Stock which could be acquired within 60 days pursuant to options under the Company's Non-Employee Directors' Stock Option Plan.

 6. See "Principal Holders of Common Stock" and "Globe Voting Trust and Jordan Voting Trust" for a discussion of this director's holdings.

 7. The amount reported for Mr. Mattson includes 21 shares of Class A Common Stock held directly, 107,648 shares which could be acquired within 60 days pursuant to options under the Company's Plans and 1,000 shares which could be acquired within 60 days pursuant to options under the Company's Non-Employee Directors' Stock Option Plan.

 8. The amount reported for Mr. Primis includes 38,157 shares of Class A Common Stock, including 800 shares held as custodian for Mr. Primis's minor child, the beneficial ownership of which Mr. Primis disclaims, and 103,448 shares which could be acquired within 60 days pursuant to options under the Company's Plans (see "Compensation of Executive Officers," table of "Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Values").

 9. The amount reported for Mr. Sulzberger, Jr. includes 10,144 shares of Class A Common Stock held directly, of which 6,999 shares are held jointly with Mr. Sulzberger, Jr.'s wife; 5,335 shares held by trusts of which Mr. Sulzberger, Jr. is a trustee, which were created by Mr. Sulzberger, Jr.'s cousin for the benefit of the latter's children and of which Mr. Sulzberger, Jr. disclaims beneficial ownership; 93,544 shares which could be acquired within 60 days pursuant to options under the Company's Plans (see "Compensation of Executive Officers," table of "Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Values"); and 480 shares which could be acquired upon conversion of Mr. Sulzberger, Jr.'s 480 shares of Class B Common Stock. The holdings of Class A Common Stock recorded for Mr. Sulzberger, Jr. exclude 8,080 shares held by Mr. Sulzberger, Jr.'s wife as custodian for their minor children; Mr. Sulzberger, Jr. disclaims beneficial ownership of these shares.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

10. Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. Ownership of Class B Common Stock is therefore deemed to be beneficial ownership of Class A Common Stock under SEC regulations. For purposes of the presentation of ownership of Class A Common Stock in this table, it has been assumed that each director, nominee and executive officer has converted into Class A Common Stock all shares of Class B Common Stock of which that person is deemed the beneficial owner. Thus all shares of Class B Common Stock held by the directors, nominees and executive officers, including shares held by the 1986 Trusts, have been included in the calculation of the total amount of Class A Common Stock owned by such group as well as in the calculation of the total amount of Class B Common Stock owned by such group.

    The Company's directors and executive officers are required to file reports with the SEC of changes in their ownership of Company stock. Based on its review of such reports, the Company believes that all filing requirements were met by its directors and executive officers during 1994 except that Mr. Mattson inadvertently filed a late report on the crediting and reinvestment by the Company of dividend equivalents payable on retirement units held in his account. Retirement units are rights under the Company's Plans to receive Class A Common Stock in ten annual installments upon retirement.

THE 1986 TRUSTS

    Mrs. Heiskell, Mrs. Holmberg, Dr. Sulzberger, and Mr. Sulzberger (the "grantors") (see "Principal Holders of Common Stock") have executed indentures creating four separate trusts (the "1986 Trusts"), one for the benefit of each of the grantors and his or her family. Each grantor transferred to the 1986 Trust for his or her family the shares of Class B Common Stock and a portion of the Class A Common Stock that he or she inherited from Adolph S. Ochs.

    The grantors are the initial trustees of the 1986 Trusts. Each of the 1986 Trusts will continue in existence until the expiration of 21 years after the death of the survivor of all descendants of the mother of the grantors, Mrs. Iphigene Ochs Sulzberger ("Mrs. Sulzberger") living on August 5, 1986. Each Indenture of Trust is subject to the terms and provisions of a shareholders agreement (the "Shareholders Agreement") among the grantors, their children and the Company, which restricts the transfer of Class B Common Stock transferred to the 1986 Trusts by requiring, prior to any sale or transfer, the offering of those shares among the other family shareholders (including the 1986 Trusts) and then to the Company at the Class A Common Stock market price then prevailing (or if the Company is the purchaser, at the option of the selling shareholder, in exchange for Class A Common Stock on a share-for-share basis), and the conversion of such shares into Class A Common Stock if such purchase rights are not exercised and the shares are to be transferred to a person or persons other than family shareholders or the Company. There are certain exceptions for gifts and other transfers within the family of Adolph S. Ochs provided that the recipients become parties to the Shareholders Agreement.

    In addition, the Shareholders Agreement provides that if the Company is a party to a merger (other than a merger solely to change the Company's jurisdiction of incorporation), consolidation or plan of liquidation in which the Class B Common Stock is exchanged for cash, stock, securities or any other property of the Company or of any other corporation or entity, each signing shareholder will convert his or her shares of Class B Common Stock into Class A Common Stock prior to the effective date of such transaction so that a holder of such shares will receive the same cash, stock or other consideration that a holder of Class A Common Stock would receive in such a transaction. Except for the foregoing, each signing shareholder has agreed not to convert any shares of Class B Common Stock received from a trust created under the will of Adolph S. Ochs into Class A Common Stock. The Shareholders Agreement will terminate upon the expiration of 21 years after the death of the survivor of all descendants of Mrs. Sulzberger living on August 5, 1986. The trustees of the 1986 Trusts have also signed the Shareholders Agreement and become parties thereto.

    The trustees of each 1986 Trust, subject to the limited exceptions described below, are directed to retain the Class B Common Stock held in each 1986 Trust and not to sell, distribute or convert such shares into Class A Common Stock and to vote such Class B Common Stock against any merger, sale of assets or other transaction pursuant to which control of The New York Times passes from the trustees unless they unanimously determine that the primary objective of the 1986 Trusts, which is to maintain the editorial independence and integrity of The New York Times and to continue it as an independent newspaper, entirely fearless, free of ulterior influence and unselfishly devoted to the public welfare, can be achieved better by the sale, distribution or conversion of such stock or by the implementation of such transaction. If upon such determination any Class B Common Stock is distributed to the beneficiaries of the 1986 Trusts, it must be distributed only to descendants of Mrs. Sulzberger, subject to the provisions of the Shareholders Agreement. Similarly, any sale by the 1986 Trusts of Class B Common Stock upon such determination can be made only in compliance with the Shareholders Agreement.

    The trustees of each 1986 Trust are granted various powers and rights, including among others: (i) to vote all the shares of Class A and Class B Common Stock held by such 1986 Trusts; (ii) to fill any vacancy in the office of trustee; (iii) to remove any successor trustee; and (iv) to amend certain provisions of the Trust Indenture, but not the provisions relating to retaining the Class B Common Stock or the manner in which such shares may be distributed, sold or converted. The trustees act by the affirmative vote of three trustees, except that prior to any sale or distribution of Class B Common Stock outside of the 1986 Trusts or conversion of Class B Common Stock or a vote to approve a merger, sale of assets or other transaction pursuant to which control of The New York Times passes from the trustees, the trustees must unanimously determine that the primary purpose of the 1986 Trusts as described above is best achieved by such distribution, sale, conversion or other transaction. Unanimity is also required for the amendment of those provisions of the Trust Indenture which may be amended. An original trustee may not be removed unless physically or mentally incapable of discharging the duties of trustee.

    Upon the termination of the 1986 Trusts at the end of the stated term thereof, the shares of Class A and Class B Common Stock held by such trusts will be distributed to the descendants then living of Mrs. Sulzberger.

GLOBE VOTING TRUST AND JORDAN VOTING TRUST

    The Globe Voting Trust was established on October 1, 1954, and amended on October 1, 1993, the effective date of the Company's acquisition of API, the parent company of The Boston Globe (the "API Acquisition"). Units in the Globe Voting Trust represent 4,742,436 shares of Class A Common Stock received pursuant to the API Acquisition, principally by descendants of one of the founders of The Boston Globe or by trusts for their benefit. Subject to the terms of the Globe Stockholders Agreement (as defined below), the trustees of the Globe Voting Trust have the sole power to exercise all voting rights of stockholders with respect to shares of the Company's Class A Common Stock deposited therein. Holders of Globe Voting Trust units, subject to certain disposition restrictions contained in the Globe Voting Trust, have the power to dispose, or to direct the disposition, of Globe Voting Trust Units or the underlying shares of the Company's Class A Common Stock. The Globe Voting Trust restricts the number of shares of Class A Common Stock subject thereto that can be sold by any one person in a year, restricts sales to broker's transactions and sales to the Company, and requires that prior to the sale of more than 1,000 shares in the aggregate in any calendar year, such shares in excess of 1,000 must be offered to the Company at the prevailing market price. Such restrictions and requirements do not apply to the sale or gift to another beneficiary of such trust or a descendant of one of the founders of The Boston Globe; however, in such case the transferee shall be subject to the terms of the Globe Voting Trust. To the extent any such units are subject to the Globe Stockholders Agreement, their disposition is further restricted as described below. The Globe Voting Trust terminates on September 30, 2003. William O. Taylor is one of the five trustees of the Globe Voting Trust.

    The Jordan Voting Trust was established on January 29, 1987. Units in the Jordan Voting Trust represent the 6,608,787 shares of Class A Common Stock received pursuant to the API Acquisition by a trust created by one of the founders of The Boston Globe for the benefit of his descendants (the "Jordan Trust"). The trustees of the Jordan Voting Trust share all voting rights and investment power with respect to the shares in this trust. However, all the shares of Class A Common Stock in the Jordan Voting Trust are subject to the terms of the Globe Stockholders Agreement. The Jordan Voting Trust and its underlying trust, the Jordan Trust, terminate on January 16, 1996. The beneficiaries of the Jordan Trust who receive shares of Class A Common Stock on liquidation of the trust will be offered the opportunity to deposit such shares with the Globe Voting Trust. William O. Taylor and Robert A. Lawrence are two of the three trustees of the Jordan Voting Trust and the Jordan Trust.

    Neither the Globe Voting Trust nor the Jordan Voting Trust is the beneficial owner of any of the shares of Class B Common Stock of the Company.

    Pursuant to a Stockholders Agreement entered into in connection with the API Acquisition (the "Globe Stockholders Agreement"), holders of Globe Voting Trust Units representing 2,198,718 shares of Class A Common Stock (out of 4,742,436 shares held by the Globe Voting Trust) and the trustees of the Jordan Voting Trust and the Jordan Trust have agreed (i) to vote (or cause to be voted) all their shares of Class A Common Stock (8,795,199 shares in the aggregate) as recommended by the Board of Directors of the Company, with certain exceptions for certain dispositions of assets and charter and by-law amendments and (ii) generally not to sell, transfer or offer to sell any such shares received pursuant to the API Acquisition. These provisions of the Globe Stockholders Agreement terminate on January 16, 1996. Management expects the trustees of the Globe Voting Trust and the Jordan Voting Trust to vote the shares in these trusts which are subject to the Globe Stockholders Agreement for the nominees for directors of the Company listed below and for the other proposal described in this proxy statement.

- --------------------------------------------------------------------------------
PROPOSAL NUMBER 1
ELECTION OF DIRECTORS
- --------------------------------------------------------------------------------

    The persons named as proxies intend (unless authority is withheld) to vote for the election as directors of the persons hereinafter named (the "Nominees"), upon their nomination for such office at the Annual Meeting. Directors so elected will hold office until the next Annual Meeting and until their successors are elected and qualified.

    The Certificate of Incorporation of the Company provides that Class A stockholders have the right to vote for the election of 30% of the Board of Directors, or the nearest larger whole number, if such percentage is not a whole number. Accordingly, the Class A stockholders will elect five of the 15 directors, and Class B stockholders will elect 10 directors. Directors are elected by a plurality of the votes cast.

    The five Nominees for election as directors by the Class A stockholders are Louis V. Gerstner, Jr., A. Leon Higginbotham, Jr., Robert A. Lawrence, Charles
H. Price II and Donald M. Stewart. The 10 Nominees for election as directors by the Class B stockholders are John F. Akers, Richard L. Gelb, Marian S. Heiskell, Ruth S. Holmberg, George B. Munroe, George L. Shinn, Arthur Ochs Sulzberger, Judith P. Sulzberger, William O. Taylor and Cyrus R. Vance. Except as described above in "Principal Holders of Common Stock" and "The 1986 Trusts," there are no marriage, blood or adoption relationships among the Nominees. All of the Nominees are currently directors of the Company and were elected at the Annual Meeting of Stockholders held on April 19, 1994, for which proxies were solicited. Walter E. Mattson, currently a director, has determined not to stand for re-election. The Board of Directors has amended the by-laws to provide that the size of the Board will be reduced to 15 members, effective April 18, 1995. Messrs. Taylor and Lawrence were elected directors by the Board in October 1993, immediately following the consummation of the API Acquisition. Mr. Taylor was formerly Chairman of the Board of API, and Mr. Lawrence was a director of API. Their election to the Company's board was required by the Agreement and Plan of Merger, dated as of June 11, 1993, among the Company, its subsidiary, Sphere, Inc., and API (the "API Merger Agreement"). The API Merger Agreement also requires the Company to cause Messrs. Taylor and Lawrence to be nominees for director at least through the Company's 1998 annual meeting. See "Interest of Directors in Certain Transactions of the Company."

    If any of the Nominees should become unavailable for election, all uninstructed proxies will be voted for the election of such other person or persons as may be designated by the Board, but the Board has no reason to anticipate that this will occur. The following information is furnished with respect to each of the Nominees and is based on information submitted by the person named:

- --------------------------------------------------------------------------------

                  Name, Principal Occupation, and Other Information
- --------------------------------------------------------------------------------

CLASS A DIRECTORS

                  LOUIS V. GERSTNER, JR.
                  Chairman, Director and Chief Executive Officer, International
[Photograph]      Business Machines Corporation ("IBM") (development,
                  manufacture and sale of advanced information-processing products) from 1993

                  Chairman, Director and Chief Executive Officer, RJR Nabisco Holdings Corp. from 1989 to 1993 (consumer products)

                  President, American Express Company (from 1985 to 1989) (diversified financial and travel services)

                  Director of Bristol-Myers Squibb Company

                  Director Since: 1986

                  Committee Memberships: Finance (Chairman) and Compensation

                  Age: 53

- --------------------------------------------------------------------------------
                  Name, Principal Occupation, and Other Information
- --------------------------------------------------------------------------------

                  THE HONORABLE A. LEON HIGGINBOTHAM, JR.
                  Of counsel, Paul, Weiss, Rifkind, Wharton & Garrison (law
[Photograph]      firm) from 1993
                  Public Service Professor of Jurisprudence, Kennedy School of
                  Government,
                  Harvard University, from 1994

                  Senior Circuit Judge for the United States Court of Appeals, Third Circuit (from 1991 to 1993); Chief Judge for the United States Court of Appeals, Third Circuit (from 1990 to 1991); Circuit Judge for the United States Court of Appeals, Third Circuit (from 1977 to 1991)

                  Director Since: 1993

                  Committee Memberships: Audit and Employee Retirement Income Security Act ("ERISA")

                  Age: 67

                  ROBERT A. LAWRENCE
                  Partner, Saltonstall & Co. from 1984 (family trust and
[Photograph]      investment office)

                  Director or Trustee of 12 funds managed by Metropolitan Life Insurance Co., State Street Research and Management Co. and affiliates

                  Director Since: 1993

                  Committee Membership: Compensation

                  Age: 68

                  THE HONORABLE CHARLES H. PRICE II
                  Chairman, Mercantile Bank of Kansas City from 1992, and
[Photograph]      Director, Mercantile Bancorp (bank holding company) from 1992

                  Chairman (from 1989 to 1992), President and Chief Executive Officer (from 1990 to 1992), Ameribanc, Inc. (bank holding company)

                  Director of Hanson PLC, Texaco Inc., Sprint Corporation and British Airways PLC

                  United States Ambassador to the United Kingdom of Great Britain and Northern Ireland from 1983 to 1989

                  Director Since: 1989

                  Committee Memberships: Compensation and Employee Stock Purchase Plan ("ESPP")

                  Age: 63

- --------------------------------------------------------------------------------
                  Name, Principal Occupation, and Other Information
- --------------------------------------------------------------------------------

                  DONALD M. STEWART
                  President of The College Board from 1987 (association of high
[Photograph]      schools and colleges, sponsor of Scholastic Assessment Tests and other academic activities)

                  Director of Principal Financial Group (Bankers Life of Iowa Insurance
                  Company) and Campbell Soup Company, Trustee, Educational Broadcasting Corporation (Thirteen/WNET-TV)

                  Director Since: 1986

                  Committee Memberships: ERISA (Chairman) and Audit

                  Age: 56

CLASS B DIRECTORS

                  JOHN F. AKERS
                  Consultant and Director of various corporations
[Photograph]
                  Chairman (from 1986 to 1993), Director (from 1983 to 1993), Chief Executive Officer (from 1985 to 1993), and President (from 1983 to 1989), IBM

                  Director of PepsiCo, Inc., Springs Industries, Inc. and Zurich Insurance Company-U.S.

                  Director Since: 1985

                  Committee Memberships: Compensation and Finance

                  Age: 60

                  RICHARD L. GELB
                  Chairman (from 1976), President (from 1972 to 1976), Chief
[Photograph]      Executive Officer (from 1972 to 1993) and Director (from
                  1960), Bristol-Myers Squibb Company (a diversified healthcare company)

                  Director of New York Life Insurance Company and Bessemer Securities Corporation

                  Director Since: 1974

                  Committee Memberships: Compensation (Chairman) and Finance

                  Age: 70

                  MARIAN S. HEISKELL
                  Chairman, The New 42nd Street, Inc.
[Photograph]
                  Director of various charitable organizations

                  Former Special Activities Director of the Company, Director of various corporations from 1971 to 1991

                  Director Since: 1963

                  Committee Memberships: ESPP (Chairman) and Compensation

                  Age: 76

- --------------------------------------------------------------------------------

                  Name, Principal Occupation, and Other Information
- --------------------------------------------------------------------------------

                  RUTH S. HOLMBERG
                  Chairman, Times Printing Company (The Chattanooga Times
[Photograph]      newspaper), from 1992

                  Publisher, The Chattanooga Times, from 1964 to 1992

                  Director Since: 1961

                  Committee Memberships: Finance and ERISA

                  Age: 74

                  GEORGE B. MUNROE
                  Director of various corporations and not-for-profit entities [Photograph]
                  Consultant (from 1987 to 1990), Chairman (from 1975 to 1987), Chief Executive Officer (from 1969 to 1987) and Director (from 1966 to 1994), Phelps Dodge Corporation (copper mining, manufacturing and specialty chemicals)

                  Director of New York Life Insurance Company and Santa Fe Pacific Gold Corporation

                  Director Since: 1988

                  Committee Membership: Audit (Chairman) and Finance

                  Age: 73

                  GEORGE L. SHINN
                  Consultant and Director of various corporations
[Photograph]
                  Chairman of the Board and Chief Executive Officer (from 1976 to 1983) and Director (from 1976 to 1988), First Boston, Inc. (international investment bank)

                  Trustee of 36 funds of the Colonial Group of Mutual Funds, Director of Phelps Dodge Corporation

                  Director Since: 1978

                  Committee Memberships: Audit, ERISA and ESPP

                  Age: 72

                  ARTHUR OCHS SULZBERGER
                  Chairman and Chief Executive Officer of the Company from 1973 [Photograph]
                  Publisher, The New York Times, from 1963 to 1992

                  Director Since: 1959

                  Age: 69

- --------------------------------------------------------------------------------

                  Name, Principal Occupation, and Other Information
- --------------------------------------------------------------------------------

                  JUDITH P. SULZBERGER
                  Physician, Columbia College of Physicians & Surgeons, from
[Photograph]      1992

                  Attending Physician, St. Luke's-Roosevelt Hospital Center, Division of Allergy, Clinical Immunology and Infectious Diseases, from 1986 to 1991

                  Director Since: 1974

                  Committee Memberships: ESPP and ERISA

                  Age: 71

                  WILLIAM O. TAYLOR
                  Publisher, The Boston Globe from 1978, Chairman and Chief
[Photograph]      Executive Officer, Globe Newspaper Company, from 1982

                  Chairman and Chief Executive Officer (from 1982 to 1993), President (from 1992 to 1993) and Director (from 1972 to
                  1993), Affiliated Publications, Inc.

                  Director Since: 1993

                  Committee Membership: Finance

                  Age: 62

                  CYRUS R. VANCE
                  Partner, Simpson Thacher & Bartlett (law firm)
[Photograph]
                  Director Since: 1975 (resigned January 1977 to become Secretary of State; rejoined Board June 1980)

                  Committee Memberships: Audit

                  Age: 77

INTEREST OF DIRECTORS IN CERTAIN TRANSACTIONS OF THE COMPANY

    1. In the ordinary course of business, the Company and its subsidiaries from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also directors of the Company. Such transactions are conducted on an arm's length basis and may not come to the attention of the directors or officers of the Company or of the other corporations or financial institutions involved. During 1994, the Company retained (a) Simpson Thacher & Bartlett, the law firm in which Mr. Vance is a partner, in connection with certain post-closing matters arising from the acquisition of API and (b) Paul, Weiss, Rifkind, Wharton & Garrison, the law firm in which Judge Higginbotham is of counsel, in connection with a pending litigation matter.

    2. During 1994, Arthur Ochs Sulzberger, Jr., Mr. Sulzberger's son, was employed as Publisher of The New York Times; Stephen Golden, Mrs. Holmberg's son, was employed as Vice President, Forest Products, Health, Safety and Environmental Affairs, of the Company; Michael Golden, Mrs. Holmberg's son, was employed as Executive Vice President & General Manager, NYT Women's Magazines, Executive Vice President, NYT Sports/Leisure Magazines, and as Vice President and Publisher, Tennis magazine; Daniel Cohen, Dr. Sulzberger's son, was employed as Group Director, Promotion, and Group Director, Advertising Sales, both in the Advertising Department of The New York Times; and Susan W. Dryfoos, Mrs. Heiskell's daughter, was employed as Director, Times History Project. With respect to services performed for the Company in 1994, Mr. Stephen Golden earned $185,000 and a bonus of $168,600; Mr. Michael Golden earned $212,500 and a bonus of $183,600; and Mr. Cohen earned $141,000 and a bonus of $50,400. In addition, Mr. Stephen Golden and Mr. Michael Golden earned bonuses of $78,600 and $90,600 respectively, which represented payments under the Company's long-term bonus program. See "Compensation of Executive Officers" for a description of Mr. Sulzberger, Jr.'s compensation and "Compensation Committee Interlocks and Insider Participation" for a description of Ms. Dryfoos's compensation.

    3. On October 1, 1993, the Company completed the acquisition of API, the parent company of The Boston Globe. Pursuant to the API Merger Agreement, Messrs. Taylor and Lawrence were elected directors of the Company and named to the Finance and Compensation Committees respectively. They will be included as nominees for director at least through the 1998 annual meeting, provided they are willing and able to serve.

    The API Merger Agreement also provides Mr. Taylor (and his successors as publisher of The Boston Globe) certain management and other rights (including agreements relating to the composition of the board of directors, the management and the continued separate existence of Globe Newspaper Company ("GNC"), the Company's subsidiary that owns The Boston Globe). Mr. Taylor has an employment agreement with GNC that provides that he will remain employed until December 31, 1998, at the salary (as adjusted in the ordinary course) and with the benefits that he received prior to the merger. In addition, it provides that if his employment ends as a result of a termination without cause, or as a result of certain reasons specified therein, Mr. Taylor will become immediately vested in all outstanding stock options, will become eligible for continued health insurance coverage and outplacement services and will be entitled to receive the larger of two salary settlement arrangements, one of which is the present value of the sum of 125% of base salary and the target bonus for the remaining term of the agreement, and the other of which is one dollar less than three times Mr. Taylor's "base amount" as defined in Section 280G of the Internal Revenue Code of 1986.

CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS

    The Company has standing Audit, Compensation, Employee Retirement Income Security Act ("ERISA"), Employee Stock Purchase Plan ("ESPP") and Finance Committees. The Company does not have a standing nominating committee.

    During 1994 the Board of Directors had nine meetings. In addition, its standing committees, Audit, Compensation, ERISA, ESPP and Finance, held a total of 16 meetings. All directors of the

Company attended 75% or more of the total meetings of the Board and committees of the Board of which they are members.

    In summary, the functions performed by these committees, their number of meetings and memberships are as follows:

    The Audit Committee selects the independent auditors for the Company (subject to ratification by the stockholders), reviews the scope and results of the annual audit, approves the services to be performed by the independent auditors, reviews the independence of the auditors, reviews the performance and fees of the independent auditors, reviews the adequacy of the system of internal accounting controls and reviews the scope and results of internal auditing procedures. The current members of the Audit Committee are George B. Munroe, Chairman, A. Leon Higginbotham, Jr., George L. Shinn, Donald M. Stewart and Cyrus R. Vance. The Committee held three meetings during 1994.

    The Compensation Committee adopts and oversees the administration of compensation plans for executive officers and senior management of the Company, determines awards granted senior management under such plans, approves remuneration arrangements for senior management, including all executive officers of the Company, and reviews the reasonableness of all such compensation. The current members of the Compensation Committee are Richard L. Gelb, Chairman, John F. Akers, Louis V. Gerstner, Jr., Marian S. Heiskell, Robert A. Lawrence and Charles H. Price II. As required by the API Merger Agreement, Mr. Lawrence was made a member of the Compensation Committee in October 1993 upon his election to the Board of Directors. The Committee held three meetings during 1994.

    The ERISA Committee appoints the members of the employee benefits committee of the Company, appoints and reviews the performance of the trustees and investment managers of the Company's pension plans and establishes and amends the Company's employee welfare and pension benefit plans and related trusts. The current members of the ERISA Committee are Donald M. Stewart, Chairman, A. Leon Higginbotham, Jr., Ruth S. Holmberg, George L. Shinn and Judith P. Sulzberger. The Committee held two meetings in 1994.

    The ESPP Committee oversees the administration of the Employee Stock Purchase Plan for eligible employees of the Company and its subsidiaries. In that connection, the Committee has authority to adopt, administer and interpret such rules and regulations concerning the ESPP and offerings thereunder as it may deem advisable. The current members of the ESPP Committee are Marian S. Heiskell, Chairman, Walter E. Mattson, Charles H. Price II, George L. Shinn and Judith P. Sulzberger. The Committee held one meeting in 1994.

    The Finance Committee reviews the financial policies of the Company including, without limitation, dividend policy, repurchase of the Company's stock, short- and long-term financing, material acquisitions and dispositions and capital expenditures. The current members of the Finance Committee are Louis
V. Gerstner, Jr., Chairman, John F. Akers, Richard L. Gelb, Ruth S. Holmberg, Walter E. Mattson, George B. Munroe and William O. Taylor. As required by the API Merger Agreement, Mr. Taylor was made a member of the Finance Committee in October 1993 upon his election to the Board of Directors. The Committee held seven meetings in 1994.

COMPENSATION OF DIRECTORS; LIABILITY AND REIMBURSEMENT INSURANCE

    Under the By-Laws, the directors do not receive a salary for their services, but may receive an annual retainer and a fixed sum for attendance at Board and committee meetings. Pursuant to resolutions of the Board, non-employee directors receive an annual retainer of $25,000, payable in quarterly installments of $6,250 and a fee of $1,000 for attendance at each Board and Committee meeting. In addition, they are paid their expenses of attendance. For 1994 the Company paid $570,224 in the form of retainers, meeting fees and expenses of attendance. In addition, in 1991 each non-employee director began receiving annually an option to purchase 1,000 shares of the Company's Class

A Common Stock pursuant to the Company's Non-Employee Directors' Stock Option Plan. Such options, which are granted each year on the date of the Company's annual stockholders meeting with an exercise price equal to the market value of the Class A Common Stock on such date, become exercisable on the date of the next succeeding annual meeting and remain exercisable for nine years thereafter.

    The Company maintains life insurance on the life of each director who is not also an employee of the Company in the amount of $100,000. The income required by the Internal Revenue Service to be imputed in 1994 to non-employee directors because of the life insurance coverage was $7,560 in the aggregate. The Company also maintains life insurance on the life of each non-employee director who retired after 1991 in the amount of $25,000.

    The Company has purchased directors' and officers' liability and reimbursement insurance from the American Casualty Company of Reading, Pennsylvania. The policy was purchased effective January 1, 1995, for a period of one year. The combined limit of liability for the insurance is $25,000,000 for the policy year and the annual cost to the Company is $269,063.

- --------------------------------------------------------------------------------
COMPENSATION OF EXECUTIVE OFFICERS
- --------------------------------------------------------------------------------

    The following tables and discussion summarize the compensation of the chief executive officer of the Company and each of the four other most highly compensated executive officers of the Company for the fiscal year ended December 31, 1994.


SUMMARY COMPENSATION TABLE

                                                                     Long Term Compensation
                                                                  ----------------------------
                                       Annual Compensation              Awards         Payouts
                                 -------------------------------  -------------------  -------
           (a)             (b)     (c)      (d)         (e)          (f)        (g)      (h)        (i)
                                                       Other      Restricted
                                                       Annual       Stock      Stock    LTIP     All Other
    Name and Principal           Salary    Bonus    Compensation    Awards    Options  Payouts  Compensation
         Position          Year    ($)      ($)         ($)(1)       ($)       (#)(2)   ($)(3)     ($)(4)
- -------------------------- ----  -------  --------  ------------  ----------  -------  -------  ------------

Arthur Ochs Sulzberger.... 1994  535,000   822,200(5)      8,248       0      100,000  336,300(5)    4,500
 Chairman and Chief        1993  515,000   384,560             0       0       92,571        0       5,896
 Executive Officer         1992  497,500   588,350             0       0       47,187        0       5,722

Lance R. Primis........... 1994  435,000   665,800             0       0       70,000  241,838       4,500
 President                 1993  415,000   265,760             0       0       48,840        0       7,075
                           1992  373,000   305,725             0       0       34,289        0       4,820

Arthur Ochs Sulzberger,    1994  408,000   510,200             0       0       48,573  225,150       3,500
Jr........................ 1993  390,000   194,089             0       0       40,094        0       2,500
 Publisher of The New      1992  373,140   361,200             0       0       29,344        0       2,500
 York Times

William O. Taylor......... 1994  397,000   153,451             0       0       48,573        0           0
 Publisher of The          1993   95,500   124,250             0       0       47,170        0           0
 Boston Globe(6)

David L. Gorham........... 1994  330,000   353,400         3,300       0       33,920  185,700       4,500
 Senior Vice President     1993  310,000   259,390             0       0       27,811        0       7,075
 Chief Financial Officer   1992  297,000   243,775             0       0       22,345        0       6,866

- ------------
1. Amounts shown represent the employee portion of the Medicare tax on the vested value of accruals under the Company's non-qualified retirement plans.

2. The provisions of the stock options, among other things, allow an optionee exercising an option to satisfy the exercise price and withholding tax obligations by electing to have the Company withhold shares of stock otherwise issuable under the option with a market value equal to such obligations or by delivering to the Company shares of Class A Common Stock with a market value equal to such obligations.

3. The last outstanding long-term incentive award cycle will end in 1995. For cycles ending after 1989 and before 1994, targets were not met under the plan and therefore no payments were made under the plan for cycles ending in 1990, 1991, 1992 and 1993.

4. Amounts shown in column (i) represent amounts contributed by the Company as 50% matching contributions for the first 6% of earnings contributed by or on behalf of the named individuals to the Company's Supplemental Retirement and Investment Plan.

5. $395,000 of Mr. Sulzberger's bonus and $136,300 of his LTIP payout consisted of 23,828 retirement units, the right under the Company's 1991 Executive Stock Incentive Plan to receive shares of the Company's Class A Common Stock in ten equal annual installments commencing upon Mr. Sulzberger's retirement. The retirement units are included in the table at values of $22.5625 per unit (for 17,507 units) and $21.5625 per unit (for 6,321 units), the average prices of shares of the Company's Class A Common Stock on the dates of grant.

6. The Company acquired Affiliated Publications, Inc., the owner of The Boston Globe on October 1, 1993; and Mr. Taylor became an executive officer of the Company at that time. The information provided for 1993 only includes amounts paid and options granted after such date.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            Grant Date
                                Individual Grants(1)(#)                                      Value(2)
- ---------------------------------------------------------------------------------------  -----------------
                  (a)                      (b)        (c)           (d)         (e)             (f)
                                                   % of Total
                                                    Options
                                         Options   Granted to   Exercise or
                                         Granted  Employees in  Base Price   Expiration     Grant Date
                  Name                     (#)    Fiscal Year     ($/SH)        Date     Present Value ($)
- ---------------------------------------- -------  ------------  -----------  ----------  -----------------
Arthur Ochs Sulzberger.................. 100,000      4.14        22.5625    12/16/2004        810,000
Lance R. Primis.........................  70,000      2.90        22.5625    12/16/2004        567,100
Arthur Ochs Sulzberger, Jr. ............  48,573      2.01        22.5625    12/16/2004        393,441
William O. Taylor.......................  48,573      2.01        22.5625    12/16/2004        393,441
David L. Gorham.........................  33,920      1.41        22.5625    12/16/2004        274,752

- ------------
1. The options granted to the named individuals in 1994 become exercisable in installments of 25% of the original grant on each of the first through fourth anniversaries of the grant date. All options are for Class A Common Stock and have an exercise price equal to the market value of the stock on the grant date. All options were granted under the Company's 1991 Executive Stock Incentive Plan, the provisions of which, among other things, allow an optionee exercising an option to satisfy the exercise price and withholding tax obligations by electing to have the Company withhold shares of stock otherwise issuable under the option with a market value equal to such obligations or by delivering to the Company shares of Class A Common Stock with a market value equal to such obligations.

2. In accordance with the rules of the SEC, "Grant Date Value" has been calculated using the Black-Scholes model of option valuation, adjusted to reflect an option term of 7.44 years, which represents the weighted average (by number of options) over the past 10 years of the length of time between the grant date of options under the Company's plans and their exercise date for all option exercises by the named executive officers and five others who were named executive officers during that period. The model also assumes: (a) an interest rate that represents the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the adjusted option term of
   7.44 years; (b) volatility calculated using weekly stock prices for the five years (260 weeks) prior to the grant date; and (c) dividends for 1994 at the rate of $.56 per share, which was the total amount of dividends paid with respect to a share of Class A Common Stock in 1994. Based on this model, the calculated value of the options on the December 16, 1994, grant date, was determined to be $8.10 per option.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES(1)

            (a)                    (b)             (c-1)           (c-2)             (d)               (e)
                                                                                                    Value of
                                                                                  Number of        Unexercised
                                                                                 Unexercised      In-the-Money
                                                                                 Options at        Options at
                                 Shares          Aggregate      Annualized       FY-End (#)        FY-End ($)
                                Acquired           Value           Value        Exercisable/      Exercisable/
           Name              On Exercise (#)   Realized ($)(2) Realized ($)(3) Unexercisable(4)  Unexercisable(5)
- ---------------------------  ---------------   -------------   -------------   ---------------   ---------------
Arthur Ochs Sulzberger.....            0               N/A            N/A      176,060/207,734    120,967/31,261
Lance R. Primis............        4,398            25,151          2,515      103,448/132,199     87,172/17,901
Arthur Ochs Sulzberger,
Jr. .......................            0               N/A            N/A       93,544/102,464     91,787/19,440
William O. Taylor(6).......       20,932           208,945         49,400       26,036/83,951     115,156/0
David L. Gorham............            0               N/A            N/A       77,839/72,918      57,281/14,803

- ------------
1. All options are for Class A Common Stock. Except as indicated in note 6, all options were granted either under the Company's 1991 Executive Stock Incentive Plan or the Company's Executive Incentive Compensation Plan, the provisions of which, among other things, allow an optionee exercising an option to satisfy the exercise price and withholding tax obligations by electing to have the Company withhold shares of stock otherwise issuable under the option with a market value equal to such obligations or by delivering to the Company shares of Class A Common Stock with a market value equal to such obligations.

2. Market value of underlying securities at exercise minus the exercise price.

3. Aggregate Value Realized upon exercise (column c-1) divided by the number of years executive held applicable option before exercise.

4. Options granted to these executives under the Company's 1991 Executive Stock Incentive Plan become exercisable in four equal installments over a period of four years from the date of grant.

5. Market value of underlying securities at December 31, 1994 ($22.125), minus the option exercise price.

6. The options exercised by Mr. Taylor and all but 95,743 of the options held by him were granted by API and converted to options to acquire Class A Common Stock pursuant to the API Merger. Such options allow Mr. Taylor to satisfy the exercise price by delivering shares of Class A Common Stock with a market value equal to the option exercise price.

PENSION PLAN TABLE

    The following table shows the annual estimated benefits payable under the Company's defined benefit retirement plans upon retirement to employees in specified covered compensation and years of credited service classifications. The maximum annual benefit payable under the plans which cover the executive officers (other than Mr. Taylor) is 50% of average annual covered compensation for the five highest paid consecutive years out of the most recent 10 years. The maximum annual benefit is payable with 20 years of credited service and is prorated for less than 20 years. The highest amount of compensation shown in the following table is approximately equal to 120% of the highest amount of covered compensation of the most highly compensated person named in the Summary Compensation Table above. The amount of estimated annual benefit is based upon the assumption that the nonqualified supplemental executive retirement plan will continue in force in its present form.

Highest
Five Year             Estimated Annual Pension For
Average Annual      Representative Years of Credited
Compensation                   Service(1)
- ---------------    ----------------------------------
                      10           15           20
                   --------     --------     --------
$  500,000         $125,000     $187,500     $250,000
   750,000          187,500      281,250      375,000
 1,000,000          250,000      375,000      500,000
 1,250,000          312,500      468,750      625,000
 1,500,000          375,000      562,500      750,000
 1,700,000          425,000      637,500      850,000

- ------------
1. The Company became obligated to continue retirement plans in which Mr. Taylor and other Boston Globe executives participate when it acquired API in 1993. The benefit under these plans is earned at a rate of 2% for each year of service up to 35 years, except that each year of service over 25 is credited as 75% of a year. The maximum annual benefit payable with at least 35 years of credited service is 65% of average annual compensation for the five years immediately preceding retirement, assuming employment by the Company until age 62. Under the plan, Mr. Taylor is entitled to an annual retirement benefit of 65% of his final average annual compensation.

    The benefits described in the table above are calculated on a straight-life annuity basis and are not subject to any reduction for Social Security or other offset amounts.

    For named executive officers (other than Mr. Taylor), annual covered compensation for 1994 is the sum of (i) the amount shown for 1994 in column (c) of the Summary Compensation Table above, (ii) the portion of the bonus earned for 1994 which was paid in 1994 (including the cash equivalent value of retirement units awarded in lieu of cash) plus the amount of such bonus which was deferred by the executive, and (iii) the portion of the annual bonus earned for 1993 which was paid in 1994. The Company generally pays more than 50% of the annual bonus earned for a particular year in that year and pays the remainder early in the following year. Annual covered compensation for 1994 under the plan in which Mr. Taylor participates includes the amount of 1994 salary as shown in column (c) of the Summary Compensation Table plus the amount of 1994 bonus shown in column (d) of such Table.

    The executive officers had the following full years of credited service as of December 31, 1994: Arthur Ochs Sulzberger: 43; Lance R. Primis: 25; Arthur Ochs Sulzberger, Jr.: 16; William O. Taylor: 38; and David L. Gorham: 20.

    Under another plan which the Company became obligated to continue when it acquired API in 1993, Mr. Taylor is entitled to a payment at his termination of employment equal to 40 weeks of his compensation at that time.

PERFORMANCE PRESENTATION

    The following graph shows the annual cumulative total shareholder return for the five years ending December 31, 1994, on an assumed investment of $100 on December 31, 1989, in the Company, the Standard & Poor's S&P 500 Stock Index and an average return weighted by market capitalization at the beginning of each annual measurement period for the Company and the following other communications companies: Dow Jones & Company, Inc., Gannett Co., Inc., Knight-Ridder, Inc., Meredith Corporation, Media General, Inc., The Times Mirror Company, Tribune Company and The Washington Post Company. Shareholder return is measured by dividing (a) the sum of (i) the cumulative amount of dividends declared for the measurement period, assuming monthly reinvestment of dividends and (ii) the difference between the issuer's share price at the end and the beginning of the measurement period by (b) the share price at the beginning of the measurement period.

        STOCK PERFORMANCE COMPARISON BETWEEN S&P 500, THE NEW YORK TIMES
           COMPANY'S CLASS A COMMON STOCK AND PEER GROUP COMMON STOCK

                                   [Graph]

S&P 500          $100      $97      $126       $136      $150     $152

Peer Group       $100      $79       $93       $104      $122     $114

NYT              $100      $80       $94       $107      $109      $94

               12/31/89  12/31/90  12/31/91  12/31/92  12/31/93  12/31/94


COMPENSATION COMMITTEE REPORT

    The Compensation Committee has furnished the following report on executive compensation for inclusion in this proxy statement:

    To the Stockholders of The New York Times Company:

    In order to effectively serve the interests of the Company and its stockholders, compensation for the Company's executive officers, including the Chief Executive Officer, is designed to create incentives for high levels of individual and Company performance and to reward such performance. Annual and long-term bonuses are paid only if financial targets are achieved. These targets are set by the Committee in advance in conjunction with its review of the Company's strategic and operating plans. The Committee views stock options as a means of motivating superior performance and therefore grants stock options as part of executive compensation. Stock options produce value for executives only if the Company's stock price increases over the option price, which is set at the market price on the date of grant.

    In 1993, the Committee, which consists solely of non-employee directors of the Company, structured compensation for executive officers to consist of salary, an annual bonus potential and stock options. As noted above, bonus amounts actually paid were based on Company performance. A substantial share of total potential cash compensation for executive officers depended on incentive bonus potentials and thus was tied to Company performance. The more responsible the executive officer's position, the greater the portion of potential total cash compensation that depended on incentive bonus potentials.

    Prior to the Committee's determination of salaries, annual bonus potentials and option grants for the Company's Chief Executive Officer and its executive officers, management reported to the Committee on its review of survey data assembled by outside compensation consultants. The data analyzed salaries, annual bonus potentials and long-term compensation, including option grants, for comparable executive positions at United States media companies, including those companies in the peer group used in the graph showing comparative stock performance. The companies surveyed had revenues ranging from $250 million to $3.5 billion and the consultants' analysis took into account the effect of revenue size on the compensation practices of individual companies. In addition to this competitive data, the Committee considers other factors in determining compensation, such as individual performance, performance of the executive's operating unit where applicable and the performance of the Company as a whole.

    Salaries for executive officers are reviewed annually and were set for 1994 in late 1993. Increases in salaries over 1993, including increases for the named executive officers, were based on a review of the competitive data and the other factors described above. The 1994 salary midpoints for the Company's executive officers were generally set at the midrange for media companies surveyed, taking into account the Company's revenue size. The Committee believes these salaries are appropriate in light of salaries paid for comparable positions at other companies and the individual performance of the executives.

    Annual bonus potentials for 1994 were set for executive officers in late 1993. The amounts actually paid depended on the level of achievement of financial performance against targets which were also set by the Committee in late 1993. These financial targets were generally based on operating earnings of the Company or of the person's operating unit. For 1994, targets for annual bonuses were generally exceeded by greater amounts than targets were in 1993.

    Long-term bonus potentials for the three-year cycle that ended in 1994 were set in late 1991. Payment depended solely on the achievement of a cumulative earnings per share target over the three year period. Targets for the three year cycles ended in 1990, 1991, 1992 and 1993 were not met; and therefore no long term bonuses were paid for these cycles. However, the target for the three-year cycle that ended in 1994 was met; and therefore, consistent with the Company's policy of relating compensation to performance, long-term bonuses were paid to participating executive officers. The long-term bonus plan was discontinued at the end of 1993; the final remaining three-year cycle will end in 1995.

    The number of stock options granted to each executive officer in 1994 depended on the degree of responsibility of the executive officer's position. In 1993, the Committee replaced the discontinued long-term bonuses under the long term incentive plan for executive officers with increased option grants. The Committee believes these additional option grants will strengthen the ties between the interests of executives and those of stockholders, create additional incentives for high levels of Company performance, and thus serve the interests of stockholders more effectively than the long-term bonuses.

    Stock option grants are made as dollar amounts which are divided by the market price of the stock on the grant date. The size of the dollar amounts of the grants was based on a review of survey data supplied by outside compensation consultants of stock option grants made to executives in comparable positions at other media companies. The Company's grants were generally made at the upper range of the dollar amounts of grants made by media companies in the survey data with revenues ranging from approximately $250 million to $3.5 billion. All stock options have an exercise price equal to the market price of the Class A Common Stock at the time of grant. In order to assure the retention of high level executives and to tie the compensation of those executives to the creation of long-term value for stockholders, the Committee provided that these stock options become exercisable in equal portions over a four-year period. The number of options previously granted that remain outstanding was not considered in making option grants in 1994.

    The Internal Revenue Code has set certain limitations on the deductibility of compensation paid to a public company's five most highly compensated executive officers. For 1994, none of the compensation paid to the five executive officers named in the Company's Summary Compensation Table is expected to exceed the limitations set forth in the Internal Revenue Code because portions of the compensation of several officers have been deferred either by the Compensation Committee or by the election of the individual officer. To preserve the full tax deductibility of compensation for such officers in future years, the Committee has recommended amendments to the Company's 1991 Executive Cash Bonus Plan and 1991 Executive Stock Incentive Plan. The amendments have been approved by the Company's Board of Directors and such amended plans are being submitted to the holders of the Class A and Class B Common Stock at the Annual Meeting for approval.

    The annual bonus paid to Mr. Sulzberger for 1994 was substantially higher than that paid in 1993. This increase occurred because (a) Mr. Sulzberger's potential annual bonus for 1994 increased over that of 1993 and (b) earnings per share targets set for executive officers whose annual bonuses are based on Company earnings (rather than operating earnings of a particular operating unit) were exceeded by a greater amount in 1994 than in 1993. Like all executive officers participating in the long-term bonus plan, Mr. Sulzberger received a payment for the three-year cycle ending in 1994 that represented the maximum potential payment set for him for this cycle. Mr. Sulzberger's long-term and annual bonuses paid for 1994 represented approximately 68% of his total compensation for 1994 (exclusive of stock options); his long-term bonus for 1994 represented approximately 20% of such compensation for the year.

    The Committee believes that Mr. Sulzberger's 1994 compensation is appropriate in light of his role in the Company's recent performance, which in 1994 included improved performance over 1993 in most lines of business and in earnings per share, as well as his role in achieving the financial and strategic benefits of the sale of the Company's Women's Magazine Group and termination of the Company's minority interest in a Canadian newsprint mill.

                                          Richard L. Gelb, Chairman
                                          John F. Akers
                                          Louis V. Gerstner, Jr.
                                          Marian S. Heiskell
                                          Robert A. Lawrence
                                          Charles H. Price II

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Compensation Committee are Richard L. Gelb, Chairman, John F. Akers, Louis V. Gerstner, Jr., Marian S. Heiskell, Robert A. Lawrence and Charles H. Price II. Mrs. Heiskell is a sister of Arthur Ochs Sulzberger, Chairman and Chief Executive Officer of the Company and of Judith P. Sulzberger and Ruth S. Holmberg, each a director of the Company. In addition, during 1994, the Company employed Susan W. Dryfoos, Mrs. Heiskell's daughter, as Director, Times History project. Ms. Dryfoos earned $93,133 and a bonus of $34,200. Mrs. Heiskell does not participate in any vote respecting the compensation of Mr. Sulzberger, Ms. Dryfoos or any other member of her family.

- --------------------------------------------------------------------------------
PROPOSAL NUMBER 2
APPROVAL OF AMENDED 1991 EXECUTIVE CASH BONUS
AND 1991 EXECUTIVE STOCK INCENTIVE PLANS
- --------------------------------------------------------------------------------

PURPOSE OF AMENDMENTS

    The Company is proposing amendments (the "Amendments") to the Company's 1991 Executive Cash Bonus Plan (the "Cash Plan") and 1991 Executive Stock Incentive Plan (the "Stock Plan," and the Cash Plan and Stock Plan being collectively referred to as the "Plans" and individually as a "Plan") and that the Plans, as so amended, be approved by the holders of the Class A and Class B Common Stock. The Board of Directors, acting on the recommendation of the Compensation Committee, has approved the Plans as amended by the Amendments subject to such stockholder approval.

    As discussed in more detail below, adoption of the Amendments does not reflect a substantive change in the Company's current compensation policies and practices. Rather, the Amendments will incorporate into the Plans certain provisions required under recently enacted tax legislation to insure that compensation paid by the Company pursuant to the Plans will be deductible by the Company for federal income tax purposes.

    Under the Omnibus Budget Reconciliation Act of 1993 (the "Act") and the proposed regulations (the "Regulations") issued thereunder by the Internal Revenue Service, a publicly held corporation, such as the Company, must satisfy certain conditions in order to retain its federal income tax deduction for compensation in excess of $1 million per year paid after January 1, 1994, to its chief executive officer and the four other officers employed by such corporation at the end of the year whose compensation is required to be disclosed in its annual proxy statement relating to the election of directors ("Affected Officers"). The Plans, as amended by the Amendments, are intended to allow the Company to continue to pay incentive compensation to its executives, consistent with its current practice, while providing that such compensation satisfies the Act's performance-related criteria and thus remains deductible. Performance-related compensation is deductible under the Act if made as a result of the attainment of one or more objective, pre-established performance goals established by the corporation's compensation committee, provided a person with knowledge of the relevant facts would be able to calculate the maximum amount payable to any one executive under the plan. Options generally are deemed to be performance-related compensation if certain criteria have been met by the plan under which they are issued, including a cap on the number of options which may be granted to any individual during a specified period. In addition, prior to the payment of any awards, the plan must be approved by a vote of the corporation's stockholders and, in the case of performance awards, the corporation's compensation committee must certify that the performance standard has been met.

SUMMARY OF PLANS

  GENERAL

    The following summary of the Plans and the Amendments does not purport to be complete and is subject to, and qualified in its entirety by, reference to the text of the Plans, as amended by the Amendments, set forth in Annexes A and B to this Proxy Statement.

    The Plans were approved by the Class A and B stockholders of the Company at the 1991 annual meeting. The Plans are currently administered by the Compensation Committee of the Board (the "Compensation Committee"), which is composed of: Richard L. Gelb, Chairman, John F. Akers, Louis V. Gerstner, Jr., Marian S. Heiskell, Robert A. Lawrence and Charles H. Price II. The Amendments also provide that the Plans must be administered by a committee of "outside directors" as defined in the Regulations. Each current member of the Compensation Committee qualifies as an "outside director" (or is deemed to qualify as such under the Internal Revenue Service's transition rules), and such Committee will continue to administer the Plans.

    Under the Plans, the Compensation Committee may authorize incentive compensation awards ("Awards") to "key employees." The Compensation Committee may also grant "key employees" options to purchase shares of Class A Common Stock ("Options") under the Stock Plan. A "key employee" is defined under each of the Plans as an employee of (i) the Company, (ii) any of its 50% or more owned subsidiaries, or (iii) (except with respect to incentive stock options which are limited to employees of the foregoing) non-corporate entities in which the Company owns, directly or indirectly, at least 40% of the equity interest, in each case who has principal responsibility for, or contributes substantially to, the management efficiency, editorial achievement or financial success of the Company, its subsidiaries or such other entities. Directors who are not employees of the Company are not eligible for participation in either of the Plans. All officers and employee directors (21 individuals) and approximately 300 additional employees are eligible for grants of Options, and 18 officers and employee directors and 12 additional employees are eligible to receive Awards under the Plans.

    The aggregate amount of Awards that may be paid to all participants in each Plan is limited to the dollar amount accrued and available for Awards under the Plans. (For this purpose an Award under the Stock Plan is deemed to be in the dollar amount equal to the market value of the shares of Class A Common Stock underlying such Award on the date of grant.) Under the Plans, no accruals for Awards may be made in any year unless cash dividends of at least 10 cents per share on the Class A and Class B Common Stock of the Company have been declared. The maximum aggregate amount that may be accrued for Awards under both plans is 4% of the sum of Pre-Tax Income plus Equity in Operations of the Forest Products Group (as defined in the Plans). The Compensation Committee may in its discretion make appropriate adjustments to the foregoing calculation to take account of extraordinary or unusual events or transactions, changes in generally accepted accounting principles and certain other circumstances. The maximum amount available for Awards under the Plans is determined annually and reported by the independent certified public accountants of the Company, subject to the Compensation Committee's adjustments, if any, described above. At the discretion of the Compensation Committee, the amount of the accrual for Awards not actually awarded to participants in any year may be carried forward and be available for Awards in a future year.

  CASH PLAN

    Under the Cash Plan, the Compensation Committee may award compensation payable in cash as incentives to key employees of the Company. Cash Plan Awards may be "Cash Awards," which are cash payments made immediately, in installments or on a deferred date; "Performance Awards," which are entitlements to receive a cash payment in an amount which depends on the financial performance of the Company during a stated period of more than one year; or such other Awards as the Compensation Committee may deem appropriate.

  STOCK PLAN

    Awards. Under the Stock Plan, the Compensation Committee may award "Stock Grants," "Restricted Stock," "Retirement Units" or "Performance Awards" as incentives to key employees of the Company. The maximum number of shares of the Class A Common Stock available under the Stock Plan for Awards is 1,000,000 shares (of which 967,523 remain available as of February 27, 1995) subject to adjustment in the case of a stock split, stock dividend, reclassification or certain other events.

        Stock Grants. Stock grants consist of a grant of shares of the Company's Class A Common Stock. Such shares are transferred to the recipient at the time of the Award or may at the discretion of the Compensation Committee be deferred or paid in installments.

        Restricted Stock. Restricted Stock Awards consist of a grant of shares of the Company's Class A Common Stock, which are subject to forfeiture if the recipient leaves the employ of the Company, other than upon death, disability or retirement, during the restricted period specified in the Award (which must be at least one year). The shares may not be sold, pledged or otherwise transferred until the applicable restricted period of the Award has lapsed. The recipient of restricted stock is entitled to enjoy all the rights of a stockholder with regard to the shares of the award during the restricted period, including the right to receive dividends on, and to vote, the shares. The lapse of restrictions may be accelerated in the event of a recipient's death, disability or retirement under Company retirement plans.

        Retirement Units. Upon the award of Retirement Units, the participant's Retirement Unit Account, which the Company maintains, is credited with that number of shares of Class A Common Stock determined by dividing the dollar amount of such Award by the market value of such shares on the date of award. Upon such allocation, the Company reserves out of treasury stock the same number of shares of Class A Common Stock. Upon a participant's death, retirement or termination of employment, the Retirement Unit Account matures and the participant receives, in ten approximately equal annual installments (subject to the discretion of the Compensation Committee to accelerate or defer distribution), shares of Class A Common Stock equal in the aggregate to the number of Retirement Units credited to such participant's Retirement Unit Account.

        Performance Awards. A Performance Award entitles the participant to receive Class A Common Stock, Options or cash in an amount which depends upon the financial performance of the Company during a stated period of more than one year.

    Options. In addition to Awards, the Stock Plan provides for the granting of "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and for the granting of "non-qualified stock options" which do not meet the requirements of Section 422 of the Code. The Compensation Committee may grant either incentive stock options or non-qualified stock options to key employees, who may include persons not eligible for, or who do not receive, Awards under the Plans. The maximum number of shares of Class A Common Stock that may be issued under the Stock Plan pursuant to Options is 10,000,000 (of which 3,447,669 remain available as of February 27, 1995), subject to adjustment in the case of a stock split, stock dividend, reclassification or certain other events.

    The price of stock to be purchased under Options granted pursuant to the Stock Plan is the market value of the Class A Common Stock at the time the Option is granted, except as noted below. As of February 27, 1995, the market value of the Class A Common Stock was $21.31 (determined as provided in the Stock Plan based on trading on such day on the American Stock Exchange). The option price (plus any withholding tax) must be paid in full when the Option is exercised. Payment of the purchase price may be made (i) in cash, (ii) by delivering shares of Class A Common Stock, (iii) by electing to have the Company retain Class A Common Stock which would be otherwise issued on exercise of the

Option, or (iv) any combination of the foregoing forms and in such other forms as the Compensation Committee may determine, all subject to such rules as the Compensation Committee may adopt. In determining the number of shares of Class A Common Stock necessary to be delivered to or retained by the Company, such shares are valued at the market value at the time of exercise.

    Each incentive stock option, except as noted below, and each non-qualified stock option must be exercised within ten years from the date granted. With respect to incentive stock options, if the aggregate fair market value (determined as of the date the Option is granted) of the shares for which any optionee may for the first time exercise incentive stock options in any calendar year exceeds $100,000, such excess incentive stock options are treated as non-qualified stock options. In the case of incentive stock options that are granted to an employee who owns, or is deemed by reason of the attribution rules under Section 425(d) of the Code to own, more than 10% of the combined voting power of all classes of the stock of the Company, the exercise price of such Options must be at least 110% of the fair market value at the time the Options are granted, and such Options must be exercised within five years from the date granted. The Stock Plan also contains provisions concerning the exercisability of Options upon the optionee's retirement, disability, death or other termination of employment.

    The Stock Plan provides that each optionee will enter into an Option Agreement with the Company providing, in addition to such other terms as the Compensation Committee may deem advisable, that each optionee must remain in the employ of the Company or one of its subsidiaries for one year before such optionee will be entitled to exercise the Option (except in the case of retirement, death or disability).

MATERIAL CHANGES EFFECTED BY THE AMENDMENTS

    Annual Performance Awards. Under the amended Plans, subject to approval by the holders of the Class A and Class B Common Stock, in addition to the Awards presently provided thereunder, the Compensation Committee will be able to make "Annual Performance Awards" under either the Cash Plan or the Stock Plan. Annual Performance Awards are Awards payable based upon the achievement of annual targets established by the Compensation Committee prior to March 31 of the year for which such Award may be earned (or prior to such later date as permitted by the Regulations), under one or more Performance Goals, as defined in the Plans, as amended. An Annual Performance Award made under the Cash Plan is payable in cash. An Annual Performance Award made under the Stock Plan is payable in shares of Class A Common Stock, Restricted Stock, Retirement Units, cash, or any combination thereof, as specified by the Compensation Committee.

    The Performance Goals are defined as the attainment of a target or targets based on one or more of the following: earnings per share, net income, return on assets and return on stockholders' equity of the Company, and operating profit of the Company or the participant's group or area of employment.

    Under the terms of the Plans as amended by the Amendments, Annual Performance Awards are available each year only to Plan participants who are designated by the Compensation Committee prior to March 31 of such year (or prior to such later date as permitted by the Regulations) as likely to be Affected Officers (i.e., officers whose compensation is required to be disclosed in the proxy statement) for such year, and whose annual salary and bonus for such year are expected to exceed $1 million. Compensation earned by an Affected Officer under an Annual Performance Award would be exempt from the deductibility limitation of the Act.

    The Compensation Committee will determine each Plan participant eligible for Annual Performance Awards, whether such participant's Annual Performance Award will be made under the Stock Plan or the Cash Plan, the dollar amount of such participant's potential Award, and the specific annual performance targets under one or more Performance Goals prior to either March 31 of each calendar year (or prior to such later date as permitted by the Regulations). No participant may receive an

Annual Performance Award under both Plans in the same year, and no participant may receive a Performance Award in any year in an amount in excess of $1,500,000. For 1995, the Committee has determined that the participants entitled to Annual Performance Awards will be Arthur Ochs Sulzberger, Chairman and Chief Executive Officer, Lance R. Primis, President, and Arthur Ochs Sulzberger, Jr., Publisher of The New York Times. The payment of Annual Performance Awards to Messrs. Sulzberger and Primis will be made under the Stock Plan and will be based upon the achievement of targeted earnings per share performance; payment to Mr. Sulzberger, Jr. will be made under the Stock Plan and will be based upon achievement of targeted operating profit at The New York Times. See "New Benefits."

    Payment of Annual Performance Awards under the Plans will be made as soon as practicable after the Compensation Committee certifies that the Performance Goal targets have been met, provided that if the Act and the Regulations permit, the Compensation Committee may pay a portion of the Award earned for any year in December of that year. Under the terms of the Plans as amended by the Amendments, the Compensation Committee retains the discretion to pay an amount pursuant to an Annual Performance Award that is less than the maximum amount calculated pursuant to the Performance Goal for the year. In addition, the amended Plans permit the Compensation Committee to defer the payment of all or a portion of any Annual Performance Award.

    Under the amended Plans, the Compensation Committee retains the authority to award Cash and Performance Awards under the Cash Plan and Stock, Retirement Unit, Restricted Stock, Performance and Other Awards under the Stock Plan to all Plan participants, including the Affected Officers who receive Annual Performance Awards, based upon the achievement of specified performance targets for the Company or for the individual participants, the achievement of strategic or other qualitative goals established by the Compensation Committee, or such other factors as the Compensation Committee deems appropriate. Such Awards paid to executives while they are Affected Officers would be subject to the Act's limitation on deductibility. Although Plan participants who receive Annual Performance Awards remain eligible to receive such other Awards, it is the intention of the Compensation Committee that Annual Performance Awards will comprise all or a substantial majority of such participants' annual bonus compensation. The Compensation Committee does not intend that the availability of Annual Performance Awards will result in a substantive change in its policies and practices with respect to the amounts and terms of executive compensation.

    Options. In order for compensation on exercise of Options to continue to be deemed performance-related compensation, the amended Stock Plan limits the number of shares with respect to which Options may be granted to any key employee during any calendar year to 200,000 (subject to adjustment in the case of a stock split, stock dividend, reclassification or certain other events). The Compensation Committee intends to continue its current practices with respect to the granting of Options.

NEW BENEFITS

    The following table sets forth information respecting the Annual Performance Awards payable for 1995 to the three named individuals. All other Plan participants are ineligible for Annual Performance Awards in 1995. All Plan participants, including the individuals named below, continue to be eligible for other Awards and Options under the Plans as determined by the Compensation Committee in accordance with the terms of the Plans.

    NAME AND POSITION                                 ANNUAL PERFORMANCE AWARD(1)
- ---------------------------------------------------   ---------------------------
Arthur Ochs Sulzberger
  Chairman and Chief Executive Officer.............            $ 411,100
Lance R. Primis
  President........................................            $ 332,900
Arthur Ochs Sulzberger, Jr.
  Publisher of The New York Times..................            $ 255,100
All Executive Officers, as a group(2)..............            $ 999,100

- ------------

1. Amount of Annual Performance Award if the individual's Performance Goal target for 1995 is achieved. The actual amount paid may vary from 0% to 200% of the stated amount depending on the extent to which such performance targets are partially met, or exceeded.

2. The three named individuals are the only executive officers eligible for Annual Performance Awards in 1995.

    It is not possible at the present time to indicate the number or positions of employees who may be selected for Option grants under the Stock Plan, as amended. During 1994, Options to purchase 2,413,568 shares of Class A Common Stock were granted under the Stock Plan to 322 employees, including Options to purchase 472,579 shares granted to 17 executive officers as a group. See the Summary Compensation Table and Option Grants Table on pages 17 and 18 for information relating to prior grants to named executive officers.

FEDERAL INCOME TAX CONSEQUENCES

    Cash Awards. Awards under the Plans paid in cash are taxable to the participant as ordinary income in the year or years in which the award is paid or made available to the participant. The Company is usually entitled to a deduction in the corresponding amount.

    Stock Grants. An amount equal to the fair market value of a stock grant on the date of award under the Stock Plan will be taxable to the participant as ordinary income in the year or years in which the award is paid or made available to the participant. The Company is usually entitled to a deduction in the corresponding amount.

    Restricted Stock. The grant of Restricted Stock will not result in income to the participant or in a deduction for the Company for federal income tax purposes, since the shares are subject to restrictions constituting a "substantial risk of forfeiture" as defined in the Code. Unless the participant elects to be taxed at the time he or she receives the shares, such participant will generally realize taxable compensation income when the restrictions lapse. The amount of such income will be the fair market value of the shares on the date of such lapse of restrictions (or on the date of grant if the participant elects to be taxed at that time). Dividends paid on the shares during the restricted period will also be taxable compensation income to the participant when received by the participant. The Company will be entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

    Retirement Units. The distribution of Class A Common Stock (and any cash distributions) upon the maturing of a Retirement Unit Account will be taxable to the participant as ordinary income and deductible by the Company in the year distributed, based upon the fair market value on the date of distribution.

    Options. The grant of a non-qualified stock option or an incentive stock option will not result in income for the participant or in a deduction for the Company.

    The exercise of a non-qualified stock option will generally result in compensation income for the participant and a deduction for the Company, in each case measured by the difference between the option price and the fair market value of the shares at the time of exercise.

    The exercise of an incentive stock option will not result in income to the participant if the participant (a) does not dispose of the shares within two years after the date of grant or one year after exercise and (b) is an employee of the Company from the date of the grant until three months before the exercise or until one year before the exercise in the event of permanent and total disability. If these requirements are met, the basis of the shares upon later disposition, in the case of an exercise for cash, will be the option price. Any gain will be taxed to the participant as long-term capital gain and the Company will not be entitled to a deduction. The excess of the market value of the shares on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax. If the participant disposes of the shares prior to the expiration of either of the holding periods in (a) above, the participant will recognize compensation income and the Company will be entitled to a deduction equal to the lesser of (i) the fair market value of the shares on the exercise date minus the option price, or (ii) the amount realized on the disposition minus the option price. Any gain in excess of the compensation income portion will be treated as long-term or short-term capital gain. If an optionee ceases to be an employee of the Company and exercises his option after the expiration of the period described in (b) above, the Option will be deemed a non-qualified stock option for tax purposes.

    Withholding. When required by applicable law, the Company will withhold all amounts required to satisfy applicable withholding taxes with respect to cash Awards from amounts payable to the participant by the Company, unless the participant provides the aggregate required amount in cash. Amounts due on the distribution of stock or the exercise of an Option must be paid by the participant. In lieu of cash, the participant may elect to provide such required amount by requesting the Company to withhold from the shares being acquired shares having a fair market value equal to such amount, or may deliver to the Company previously acquired shares having such value.

    The discussion set forth above does not purport to be a complete analysis of all potential tax effects relevant to recipients of awards or Options, or to the Company. It is based on federal income tax law, regulations and rulings as of the date of this Proxy Statement, which are subject to change at any time.

AMENDMENTS; NON-EXCLUSIVITY

    The Board may, in its discretion, amend the Plans at any time; provided, however, that no amendment that would materially affect the dividend threshold requirement or the maximum permitted annual accrual for Awards under the Plans may be made unless such amendment is approved by the holders of a majority of the outstanding shares of Class A and B Common Stock entitled to vote on such amendment, voting as a single class. In addition, the Board may make no change which would prevent Incentive Stock Options granted under the Stock Plan from being Incentive Stock Options without the consent of the optionees concerned, and the Board may not make any amendment to the Stock Plan which (1) changes the class of persons eligible for Incentive Stock Options, (2) increases the total number of shares for which Options may be granted, or (3) increases the total number of shares authorized for Stock Awards, without the approval of the holders of a majority of the outstanding shares of Class A and Class B Common Stock entitled to vote thereon, voting together as one class.

    Participation in the Plans is not exclusive and does not prevent the Affected Officers, or any other Plan participant, from participating in any other compensation plan of the Company or from receiving any other compensation from the Company.

    The Compensation Committee believes that annual bonuses for the Affected Officers are an important part of their overall compensation. If the Amendments are not approved by the stockholders, no Annual Performance Awards will be made under the Plans; however, the Compensation Committee will retain the right to pay each Affected Officer otherwise eligible for such Annual Performance Award an annual bonus based on such criteria as may be established by the Committee. In such event, a portion of such bonus may not be deductible by the Company for federal income tax purposes.

RECOMMENDATION AND VOTE REQUIRED

    The Board of Directors recommends a vote FOR the following resolution which will be presented to the Annual Meeting:

           RESOLVED, that the 1991 Executive Cash Bonus Plan and the 1991 Executive Stock Incentive Plan, as amended, be, and the same hereby are, ratified, confirmed and approved.

    The approval of the Amended Plans will be voted on as one proposal. The affirmative vote of the holders of a majority of the outstanding shares of Class A and Class B Common Stock entitled to vote thereon at the Annual Meeting, in person or by proxy, voting together as a single class, is required for approval of this resolution. As a result, abstentions and broker non-votes will have the same effect as votes against the proposal.

- --------------------------------------------------------------------------------
PROPOSAL NUMBER 3
SELECTION OF AUDITORS
- --------------------------------------------------------------------------------

    The Company has an Audit Committee of the Board of Directors, whose members are appointed annually by the Board. The Audit Committee currently consists of George B. Munroe, Chairman, A. Leon Higginbotham, Jr., George L. Shinn, Donald
M. Stewart and Cyrus R. Vance, none of whom is an employee of the Company.

    The Audit Committee has selected the firm of Deloitte & Touche LLP, independent certified public accountants, as auditors of the Company for the year ending December 31, 1995, subject to ratification of such selection by the Class A and Class B stockholders of the Company voting together as one class. Deloitte & Touche LLP and its predecessor firm, Deloitte Haskins & Sells, have audited the financial statements of the Company for many years.

    The Company has been informed by Deloitte & Touche LLP that such firm has no direct financial interest nor any material indirect financial interest in the Company or any of its affiliated companies. Neither Deloitte & Touche LLP nor its predecessor has had any connection during the past five years with the Company or any of its affiliated companies in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

    A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if he decides to do so. Such representative will also be available to respond to appropriate questions from stockholders at the Annual Meeting.

    The Board of Directors recommends a vote FOR the following resolution which will be presented to the meeting:

           RESOLVED, that the selection, by the Audit
       Committee of the Board of Directors, of Deloitte &
       Touche LLP, independent certified public accountants, as auditors of the Company for the year ending
       December 31, 1995, is hereby ratified, confirmed and approved.

    The affirmative vote of the holders of a majority of the shares of Class A and Class B Common Stock represented at the Annual Meeting, in person or by proxy, voting together as one class, is required for approval of this resolution. As a result, an abstention or a broker non-vote will have the same effect as a vote against the foregoing resolution.

- --------------------------------------------------------------------------------
OTHER MATTERS
- --------------------------------------------------------------------------------

DISCRETIONARY AUTHORITY TO VOTE PROXY

    Management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the meeting, the Proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and the discretionary authority to do so is included in the Proxy.

ANNUAL REPORT; ANNUAL REPORT ON FORM 10-K

    The Annual Report of the Company for the year 1994 accompanies this Proxy Statement. Audited financial statements for 1994 are included in the Appendix to this Proxy Statement.

    Stockholders who would like a copy of the Company's 1994 Annual Report on Form 10-K as filed with the SEC may obtain it, free of charge, upon request to the Secretary of the Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

    Stockholders who intend to present proposals at the 1996 Annual Meeting must insure that such proposals are received by the Secretary of the Company not later than November 14, 1995. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company's 1996 proxy materials.

By Order of the Board of Directors.

/s/ Laura J. Corwin
LAURA J. CORWIN
Secretary
New York, N. Y.
March 13, 1995

                                                                         ANNEX A

                           THE NEW YORK TIMES COMPANY
                         1991 EXECUTIVE CASH BONUS PLAN
                           AS PROPOSED TO BE AMENDED

1. NAME AND GENERAL PURPOSE

    The name of this plan is The New York Times Company 1991 Executive Cash Bonus Plan (hereinafter called the "Plan"). The purpose of the Plan is to enable the Company (as hereinafter defined) to retain and attract executives who enhance its tradition and contribute to its success by their ability, ingenuity and industry, and to enable them to participate in the long-term success and growth of the Company.

2. DEFINITIONS

    (a) "Awards"--has the meaning specified in Section 4 hereof.

    (b) "Board"--means the Board of Directors of the Company.

    (c) "Committee"--means the Committee referred to in Section 3 of the Plan. If at any time no Committee shall be in office then the functions of the Committee specified in the Plan shall be exercised by the non-employee members of the Board.

    (d) "Company"--means The New York Times Company, a corporation organized under the laws of the State of New York (or any successor corporation), and its subsidiaries (as hereinafter defined) and other non-corporate entities in which it owns directly or indirectly 40% or more of the equity interests. A "subsidiary" means any corporation in which the Company possesses directly or indirectly 50% or more of the combined voting power of all classes of stock.

    (e) "Consolidated Statement of Income"--means the consolidated statement of income (or any comparable statement, however designated) of the Company, audited by the independent certified public accountants of the Company and contained in the Company's annual report to stockholders or proxy statement.

    (f) "Equity in Operations of Forest Products Group"--means the amount designated as Equity in Operations of the Forest Products Group for the applicable year and shown separately in the Consolidated Statement of Income for such year.

    (g) "Participant"--means a key employee of the Company who is selected by the Committee to participate in any part of the Plan from among persons who in the judgment of the Committee are key employees of the Company. In general, key employees are those employees who have principal responsibility for, or who contribute substantially to, the management efficiency, editorial achievement or financial success of the Company.

    (h) "Pre-Tax Income"--means income before income taxes and Equity in Operations of Forest Products Group, as shown in the Consolidated Statement of Income for the applicable year, but before the amount of any provision for Awards under the Plan and awards under the Stock Plan for such year.

    (i) "Stock Plan"--means the Company's 1991 Executive Stock Incentive Plan.

3. ADMINISTRATION OF THE PLAN

    The Plan shall be administered by the Board or the Committee appointed by it and composed of two or more directors who are not employees of the Company. The Committee shall be constituted so as to enable the Plan to comply with the administration requirements of Section 162(m)(4)(C) of the

Internal Revenue Code of 1986, as amended. The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may from time to time confer upon it.

                                     PART I
                                     AWARDS

4. FORM OF AWARDS

    The Plan is designed to provide incentives for key employees of the Company by the making of awards of supplemental compensation ("Awards"). The Committee, subject to the terms and conditions hereof, may make Awards to a Participant in any one, or in any combination, of the following forms:

        (a) Cash Awards as provided in Part IA of the Plan ("Cash Awards");

        (b) Annual Performance Awards as provided in Part IB of the Plan ("Annual Performance Awards"); and

        (c) Performance Awards ("Performance Awards") or other forms of Awards as provided in Part IC of the Plan.

    Awards may be made to a Participant whether or not he or she receives an award or option under the Stock Plan. Cash Awards, Performance Awards and other forms of Awards pursuant to Part IC will be based on a Participant's performance in those areas for which the Participant is directly responsible. Performance for this purpose may be measured by the achievement of specific management goals such as, but not limited to, an increase in earnings or the operating cash flow of the Company, outstanding initiative or achievement in any department of the Company, or any other standards specified by the Committee. Annual Performance Awards will be based exclusively on the criteria set forth in Part IB.

    No Award under the Plan is payable in common stock or preferred stock of the Company.

5. MAXIMUM AMOUNT AVAILABLE FOR THE ACCRUAL OF AWARDS FOR ANY YEAR

    (a) No accrual for Awards shall be made hereunder (or under the Stock Plan) for any year unless cash dividends of not less than ten cents ($.10) per share (as adjusted as hereafter provided) have been declared on the outstanding Class A and Class B Common Stock of the Company during such year. If at any time the Company shall take any action, whether by stock dividend, stock split, combination of shares, or otherwise, which results in an increase or decrease in the number of shares of Class A and/or Class B Common Stock theretofore issued and outstanding, or the Company reclassifies or otherwise changes its issued and outstanding Class A and/or Class B Common Stock (other than in par value) or the Company and one or more corporations merge and the Company is the surviving corporation of such merger, then the Committee shall make an equitable adjustment to the provisions of this Section 5(a) to take account of such event.

    (b) In the event that the above condition is met for any year during the continuance of this Plan, the maximum aggregate amount that may be accrued for Awards under the Plan and the Stock Plan for such year shall be 4% of the sum of: (1) Pre-Tax Income plus (2) Equity in Operations of Forest Products Group. The Committee, in its sole discretion, may make adjustments in Pre-Tax Income and Equity in Operations of Forest Products Group to take account of extraordinary, unusual or infrequently occurring events and transactions, changes in accounting principles that substantially affect the foregoing, or such other circumstances as the Committee may determine warrant such adjustment.

    (c) As soon as feasible after the close of each year, the independent certified public accountants of the Company shall determine and report the maximum amount that may be accrued for Awards for such year under the formula described in Section 5(b), subject to the second sentence of such Section.

    (d) If amounts are accrued in any year under the formula described in this
Section 5 and are not awarded in full in such year under the Plan and the Stock Plan, such unawarded amounts may, in the discretion of the Committee, be carried forward and be available for Awards under this Plan and under the Stock Plan in any future year without regard to the provisions of Sections 5(a) or (b) of the Plan applicable to Awards made in such year.

    (e) Awards under the Plan for any year may not exceed the sum of (i) the amount accrued for such year under Section 5(b) above plus (ii) unawarded accrued amounts carried forward from previous years under Section 5(d) above plus (iii) amounts that may become available for Awards pursuant to the last sentence of Section 7(c) hereof, minus (x) the amount of interest equivalents allocated during such year pursuant to Section 10(b) hereof, and minus (y) the amount of awards made for such year under the Stock Plan valued as set forth in
Section 13(e) of the Stock Plan (and any interest or dividend equivalents allocated during such year pursuant to Sections 15(c), 24 and 27A thereof).

6. DETERMINATION OF AWARDS AND PARTICIPANTS

    (a) As promptly as practicable after the end of each year, the Committee may make Awards (other than Annual Performance Awards, which are to be made exclusively as set forth in Part IB) for such year and determine the amounts to be carried forward for Awards in future years. The Committee may also, in its discretion, make Awards (other than Annual Performance Awards, which are to be made exclusively as set forth in Part IB) prior to the end of the year based on amounts available under clauses (ii) and (iii) of Section 5(e) and reasonable estimates of the accrual for the year in question.

    (b) The Committee shall have absolute discretion to determine the key employees who are to receive Awards (other than Annual Performance Awards, which are to be made exclusively as set forth in Part IB) under the Plan for any year and to determine the amount of such Awards based on such criteria and factors as the Committee in its sole discretion may determine, such as the Company's operating cash flow and overall financial performance. Recommendations as to the key employees who are to receive Awards (including Annual Performance Awards) under the Plan for any year and to the amount and form of such Awards shall, however, be made to the Committee by the chief executive officer of the Company. The fact that an employee is selected as eligible for an Award shall not mean, however, that such employee will necessarily receive an Award.

    (c) A person whose employment terminates during the year or who is granted a leave of absence during the year may, in the discretion of the Committee and under such rules as the Committee may from time to time prescribe, be given an Award with respect to the period of such person's service during such year.

7. METHOD AND TIME OF PAYMENT OF AWARDS

    (a) Awards shall be paid in full as soon as practicable after the Award is made; provided, however, that payment of Annual Performance Awards shall be subject to the provisions of Part IB; and provided further, that the payment of any or all Awards may be deferred, divided into annual installments, or made subject to such other conditions as the Committee in its sole discretion may authorize under such rules and regulations as may be adopted from time to time by the Committee.

    (b) The Committee's rules and regulations may include procedures by which a Participant expresses a preference to the Committee as to the form of Award or method of payment of an Award but the final determination as to the form and the terms and conditions of any Award shall rest solely with the Committee.

    (c) Awards deferred under the Plan shall become payable to the Participant or, in the event of the Participant's death, as specified in Section 13 hereof, in such manner, at such time or times (which may be either before or after termination of service), and subject to such conditions as the Committee in its sole discretion shall determine. In any year the Committee shall have the discretion to set aside, for payment in such year or any future year, interest on any deferred Award; provided, however, that the total amount of such interest shall be deducted from the maximum amount available for Awards under Section 5 of the Plan. Any forfeited deferred Awards shall be carried forward and be available for Awards in any future year without regard to the provisions of Sections 5(a) or (b) of the Plan.

8. INDIVIDUAL AGREEMENTS

    (a) The Committee may in its discretion require that each Participant receiving an Award enter into an agreement with the Company which shall contain such terms and conditions as the Committee may in its discretion request.

    (b) The Committee may cancel any unexpired, unpaid or deferred Award at any time if the Participant is not in compliance with all applicable provisions of the agreement referred to above, if any, and the Plan.

9. STATUS OF PARTICIPANTS

    No Participant in the Plan shall have any interest in any specific assets of the Company by reason of the fact that deferred Awards are to be recorded as being held for such Participant's account to be paid in installments in the future. The interest of all Participants shall derive from and be determined solely by the terms and provisions of the Plan set forth herein.

                                    PART IA
                                  CASH AWARDS

10. DETERMINATION OF CASH AWARDS

    (a) Each year the Committee shall designate those key employees of the Company who shall receive Cash Awards under this part of the Plan. Cash Awards may be paid immediately, in installments or on a deferred date, as the Committee, in its discretion, may provide.

    (b) If the Committee determines that some portion of a Cash Award to a Participant shall be treated as a deferred Cash Award and be payable in annual or other periodic installments, the Participant will be notified in writing when such deferred Cash Award shall be paid and over what period of time. In each year the Committee shall have discretion to provide for the payment of an amount equivalent to interest, at such rate or rates fixed by the Committee, on any deferred Cash Award. Any amounts provided for pursuant to the preceding sentence shall become payable in such manner, at such time or times, and subject to such conditions as the Committee shall in its sole discretion determine; provided, however, that the total amount of such interest shall be deducted from the maximum amount available for Awards under the formula described in Section 5 of the Plan.

                                    PART IB
                           ANNUAL PERFORMANCE AWARDS

11. DETERMINATION OF ANNUAL PERFORMANCE AWARDS

    (a) General. Each year the Committee may make Annual Performance Awards under this part of the Plan; provided that no Participant may be eligible to receive an Annual Performance Award hereunder and under the Stock Plan in the same year.

    (b) Certain Definitions. For the purposes of this Part IB, the following terms shall have the meanings specified:

        "Affected Officers" shall mean those executive officers of the Company whose compensation is required to be disclosed in the Company's annual proxy statement relating to the election of directors.

        "Code Section 162(m)" shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision), and "Regulations" shall mean the regulations promulgated thereunder, as from time to time in effect.

        "Eligible Participants" shall have the meaning set forth in subsection
    (c) below.

        "Performance Adjustment" means, for any year, a factor ranging from 0% to 200%, based upon the achievement of Performance Goal Targets established by the Committee, that, when multiplied by an Eligible Participant's Target Award, determines the amount of such Eligible Participant's Annual Performance Award for such year.

        "Performance Goal" means, for any year, the business criteria selected by the Committee to measure the performance during such year of the Company (or of a division, subsidiary or group thereof) from one or more of the following:

           (i) earnings per share of the Company for the year;

           (ii) net income of the Company for the year;

           (iii) return on assets of the Company for the year (net income of the Company for the year divided by average total assets during such year);

           (iv) return on stockholders' equity of the Company for the year (net income of the Company for the year divided by average stockholders' equity during such year); and

           (v) operating profit of the Company or of a division, subsidiary or group thereof for the year.

        "Performance Goal Target" means, for any Performance Goal, the levels of performance during a year under such Performance Goal established by the Committee to determine the Performance Adjustment to an Eligible Participant's Target Award for such year.

        "Target Award" means, for any year, with respect to an Eligible Participant, the dollar amount set by the Committee that, when multiplied by the applicable Performance Adjustment, determines such Eligible Participant's Annual Performance Award.

    (c) Eligibility. Annual Performance Awards are available each year only to Plan Participants who are designated by the Committee, prior to March 31 of such year (or prior to such later date as permitted by Code Section 162(m) and the Regulations), as likely to be Affected Officers for such year, whose annual salary and bonus for such year are expected to exceed $1,000,000 and who are not designated by the Committee as eligible for an Annual Performance Award under the Stock Plan for such year ("Eligible Participants").

    (d) Determination of Annual Performance Awards. Prior to March 31 of each year (or prior to such later date as permitted by Code Section 162(m) and the Regulations), the Committee will determine the Eligible Participants for such year, will designate those Eligible Participants who will be entitled to earn an Annual Performance Award for such year under this Plan, and will establish for each such Eligible Participant for such year: (i) a Target Award, (ii) one or more Performance Goals, and (iii) for each such Performance Goal, a Performance Goal Target, the method by which achievement thereof will be measured and a schedule of Performance Adjustment factors corresponding to varying levels of Performance Goal Target achievement. In the event more than one Performance Goal is established for any Eligible Participant, the Committee shall at the same time establish the weighting of each such Performance Goal in determining such Eligible Participant's Annual Performance Award.

Notwithstanding anything in this Part IB to the contrary, the Annual Performance Award payable to any Eligible Participant in any year may not exceed $1.5 million.

    (e) Payment of Annual Performance Awards. Subject to subsection (f) below, Annual Performance Awards will be paid in cash as soon as practicable after the end of the year to which it relates and after the Committee certifies the extent to which the Performance Goal Target or Targets under the Performance Goal or Goals have been met or exceeded. If permitted by the Regulations and Code
Section 162(m), the Committee may determine to pay a portion of an Annual Performance Award in December of the year to which it relates. The Committee may not increase the amount of an Annual Performance Award that would otherwise be payable upon achievement of the Performance Target or Targets, but it may reduce any Eligible Participant's Annual Performance Award in its discretion. Subject to Section 6(c) above, no Annual Performance Award will be payable to any Eligible Participant who is not an employee of the Company on the last day of the year to which such Annual Performance Award relates.

    (f) Deferral of Annual Performance Awards. If the Committee determines that some portion of an Annual Performance Award to an Eligible Participant shall be treated as a deferred Annual Performance Award and be payable in annual or other periodic installments, the Eligible Participant will be notified in writing when such deferred Annual Performance Award shall be paid and over what period of time. In each year the Committee shall have discretion to provide for the payment of an amount equivalent to interest, at such rate or rates fixed by the Committee, on any deferred Annual Performance Award. Any amounts provided for pursuant to the preceding sentence shall become payable in such a manner, at such time or times, and subject to such conditions as the Committee shall in its sole discretion determine; provided, however, that the total amount of such interest shall be deducted from the maximum amount available for Awards under the formula described in Section 5 of the Plan.

    (g) Code Section 162(m). It is the intent of the Company that Annual Performance Awards satisfy, and this Part IB be interpreted in a manner that satisfies, the applicable requirements of Code Section 162(m) and the Regulations so that the Company's tax deduction for Annual Performance Awards to Affected Officers is not disallowed in whole or in part by operation of Code
Section 162(m). If any provision of this Plan or of any Annual Performance Award would otherwise frustrate or conflict with such intent, that provision shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Eligible Participants.

                                    PART IC
                          PERFORMANCE AND OTHER AWARDS

12. DETERMINATION OF PERFORMANCE AND OTHER AWARDS

    (a) Each year the Committee in its sole discretion may authorize other forms of Awards such as, but not limited to, Performance Awards, if the Committee deems it appropriate to do so in order to further the purposes of the Plan.

    (b) A "Performance Award" shall mean an Award which entitles the Participant to receive cash or other compensation, or any combination thereof, in an amount which depends upon the financial performance of the Company during a stated period of more than one year. Performance for this purpose may be measured by the growth in book value of the common stock of the Company, an increase in per share earnings of the Company, an increase in operating cash flow or any other indicators specified by the Committee. The Committee shall also fix the period during which such performance is to be measured, the value of a Performance Award for purposes of providing for the accrual pursuant to Section 5 of the Plan and the form of payment to be made in respect of the Performance Award.

                                    PART II
                               GENERAL PROVISIONS

13. NON-ALIENATION OF BENEFITS

    Except as herein specifically provided, no right or unpaid benefit under this Plan shall be subject to alienation, assignment, pledge or charge and any attempt to alienate, assign, pledge or charge the same shall be void. If any Participant or person entitled to the benefits hereunder should attempt to alienate, assign, pledge or charge any benefit hereunder, then such benefit shall, in the discretion or the Committee, cease. Notwithstanding the foregoing, rights and benefits hereunder shall pass by will or the laws of descent and distribution in the following order: (i) to beneficiaries so designated by the Participant; if none, then (ii) to a legal representative of the Participant; if none, then (iii) to the persons entitled thereto as determined by a court of competent jurisdiction. Awards so passing shall be made at such times and in such manner as if the Participant were living.

14. WITHHOLDING OR DEDUCTION FOR TAXES

    If at any time specified herein for the making of any payment to any Participant or beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the payment then to be made, such payment shall be deferred until such withholding or deduction shall have been provided for by the Participant or beneficiary, or other appropriate action shall have been taken.

15. ADMINISTRATION EXPENSES

    The entire expense of administering this Plan shall be borne by the Company.

16. GENERAL CONDITIONS

    (a) The Board in its discretion may from time to time amend, suspend or terminate any or all of the provisions of this Plan, provided that the Board may not make any amendment which materially affects the provisions of Sections 5(a) or (b) of the Plan without the consent and approval of the holders of a majority of the outstanding shares of Class A and Class B Common Stock of the Company entitled to vote thereon, voting together as one class. The foregoing provisions shall not be construed to prevent the Committee from exercising its discretion, or to limit such discretion, to adjust the provisions of Sections 5(a) and (b) hereof as expressly permitted thereby or otherwise to exercise any discretion to the extent expressly authorized hereunder.

    (b) Nothing contained in the Plan shall prohibit the Company from establishing incentive compensation arrangements in addition to this Plan and the Stock Plan. Payments made under any such separate arrangements shall not be included in or considered a part of the maximum amount available for Awards under the Plan and Stock Plan and shall not be charged against the amount available for Awards under the Plan and Stock Plan for any year. In the discretion of the Committee, employees shall be eligible to participate in such other arrangements, as well as the Plan and Stock Plan, in the same year.

    (c) Nothing in this Plan shall be deemed to limit in any way the right of the Company to terminate a Participant's employment with the Company at any time.

    (d) The Committee may promulgate rules and regulations relating to the administration and interpretation of, and procedures under, the Plan. Any decision or action taken by the Company, the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

    (e) No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, taken by any other member or by any officer, agent or employee, nor for anything done or omitted to be done by such Director except in circumstances involving actual bad faith.

17. TRANSITION

    Upon the effectiveness of this Plan, and the Stock Plan, such plans replaced the Company's Executive Incentive Compensation Plan ("EICP"), except that the EICP shall continue to govern options and awards of restricted stock outstanding under the EICP. No further awards will be made under the EICP, and all amounts accrued for awards under the EICP and unawarded were carried forward and made available for Awards under the Plan and awards under the Stock Plan.

18. EFFECTIVE DATES

    The Plan became effective for periods beginning after January 1, 1991 upon the approval by the holders of a majority of the outstanding shares of Class A and Class B Common Stock of the Company entitled to vote thereon at the 1991 Annual Meeting, in person or by proxy, voting together as a single class. No Awards may be granted under the Plan after December 31, 2000, or such earlier expiration date as may be designated by resolution of the Board.

                                                                         ANNEX B

                           THE NEW YORK TIMES COMPANY
                      1991 EXECUTIVE STOCK INCENTIVE PLAN
                           AS PROPOSED TO BE AMENDED

1. NAME AND GENERAL PURPOSE

    The name of this plan is The New York Times Company 1991 Executive Stock Incentive Plan (hereinafter called the "Plan"). The purpose of the Plan is to enable the Company (as hereinafter defined) to retain and attract executives who enhance its tradition and contribute to its success by their ability, ingenuity and industry, and to enable them to participate in the long-term success and growth of the Company.

2. DEFINITIONS

    (a) "Awards"--has the meaning specified in Section 12 hereof.

    (b) "Board"--means the Board of Directors of the Company.

    (c) "Cash Plan"--means the Company's 1991 Executive Cash Bonus Plan.

    (d) "Code"--means the Internal Revenue Code of 1986, as amended.

    (e) "Committee"--means the Committee referred to in Section 3 of the Plan. If at any time no Committee shall be in office then the functions of the Committee specified in the Plan shall be exercised by those members of the Board who are Disinterested Persons.

    (f) "Common Stock"--means shares of the Class A Common Stock of the Company.

    (g) "Company"--means The New York Times Company, a corporation organized under the laws of the State of New York (or any successor corporation), and its subsidiaries (as hereinafter defined) and other non-corporate entities in which it owns directly or indirectly 40% or more of the equity interests. A "subsidiary" means any corporation in which the Company possesses directly or indirectly 50% or more of the combined voting power of all classes of stock.

    (h) "Consolidated Statement of Income"--means the consolidated statement of income (or any comparable statement, however designated) of the Company, audited by the independent certified public accountants of the Company and contained in the Company's annual report to stockholders or proxy statement.

    (i) "Disability"--means total disability as defined under the Company's long term disability plan, whether or not the Participant is covered by such plan, as determined by the Committee.

    (j) "Disinterested Person"--means any Director of the Company who at the time of acting is a "disinterested person" under Rule 16b-3 or any successor rule ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    (k) "Equity in Operations of Forest Products Group"--means the amount designated as Equity in Operations of the Forest Products Group for the applicable year and shown separately in the Consolidated Statement of Income for such year.

    (l) "Fair Market Value"--means the arithmetic mean of the highest and lowest sales prices of the Common Stock as reported in the Consolidated Transactions of the American Stock Exchange ("AMSE") (or such other national securities exchange on which the Common Stock may be listed at the time of determination, and if the Common Stock is listed on more than one exchange, then on the one located in New York or if the Common Stock is listed only on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), then on such system) on the date of the grant or other date on which the Common Stock is to be valued hereunder. If no sale shall have been made on the

AMSE, such other exchange or the NASDAQ on such date or if the Common Stock is not then listed on any exchange or on the NASDAQ, Fair Market Value shall be determined by the Committee in accordance with Treasury Regulations applicable to incentive stock options.

    (m) "Participant"--means a key employee of the Company who is selected by the Committee to participate in any one or more parts of the Plan from among persons who in the judgment of the Committee are key employees of the Company. In general, key employees are those employees who have principal responsibility for, or who contribute substantially to, the management efficiency, editorial achievement or financial success of the Company.

    (n) "Pre-Tax Income"--means income before income taxes and Equity in Operations of Forest Products Group, as shown in the Consolidated Statement of Income for the applicable year, but before the amount of any provision for Awards under the Plan and awards under the Cash Plan for such year.

    (o) "Retirement"--means retirement as defined by the terms of "The New York Times Companies Pension Plan" which became effective December 31, 1988, or any successor retirement plan, whether or not the Participant is a member of such retirement plan, and, in the case of employees of Affiliated Publications, Inc., or any subsidiary thereof, who are not subject to the reporting requirements of
Section 16 of the Exchange Act with respect to Common Stock and who retire under the terms of the Globe Newspaper Company Retirement Plan, which became effective January 1, 1994 (the "Globe Pension Plan") or any successor retirement plan, "Retirement" shall also mean retirement as defined by the terms of the Globe Pension Plan or any successor plan.

3. ADMINISTRATION OF THE PLAN

    The Plan shall be administered by the Board or the Committee appointed by it and composed of two or more directors all of whom shall be Disinterested Persons. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3, and with the administration requirements of Section 162(m)(4)(C) of the Code. The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may from time to time confer upon it.

4. OPTIONS AND AWARDS UNDER THE PLAN

    Options, which include "Non-Qualified Options" and "Incentive Stock Options" or combinations thereof, are rights to purchase Common Stock of the Company. Non-Qualified Options and Incentive Stock Options are subject to the terms, conditions and restrictions provided in Part I of the Plan.

    Awards under the Plan may include one or more of the following types, either alone or in any combination thereof: (i) "Stock Awards," (ii) "Restricted Stock Awards," (iii) "Retirement Unit Awards," (iv) "Annual Performance Awards," (v) "Performance Awards" or "Other Awards."

    Stock Awards are granted under Part IIA of the Plan. Restricted Stock Awards are granted under Part IIB of the Plan. Retirement Unit Awards are granted under
Part IIC of the Plan. Annual Performance Awards are granted under Part IID of the Plan. Performance Awards or Other Awards are granted under Part IIE of the Plan. Awards are subject to the terms, conditions and restrictions provided in the respective subparts of Part II of the Plan. Annual Performance Awards will be based exclusively on the criteria set forth in Section 27A.

                             PART I  STOCK OPTIONS.

5. PURPOSE

    The purpose of the Stock Option portion of the Plan is to provide an added incentive for effective service and high levels of performance to participating key employees of the Company by affording them an opportunity, under the terms of the Plan, to acquire Common Stock and thereby to increase their proprietary interest in the continued progress and success of the Company.

6. DETERMINATION OF OPTIONEES; SHARES SUBJECT TO OPTIONS

    (a) The Committee may grant options to purchase Common Stock ("Options") to key employees of the Company in such amounts as the Committee may determine, subject to the conditions and limitations set forth in the Plan. Options may be granted in combination with Awards made under the Plan, and Options may be granted to any Participant whether or not he or she was eligible for, or received, an Award.

    (b) The number of shares of Common Stock with respect to which Options may be granted to any key employee during any calendar year shall not exceed 200,000 (subject to adjustment as provided in Sections 28 and 29 hereof).

    (c) There may be issued under the Plan pursuant to the exercise of Options, an aggregate of not more than 10,000,000 shares of Common Stock, subject to adjustment as provided in Sections 28 and 29 hereof. Shares of Common Stock issued pursuant to Options may be either authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof. Any shares subject to an Option which expires without being exercised shall be available for issuance under new Options.

7. OPTION PRICE

    The exercise price of Common Stock subject to Options granted pursuant to the Plan shall be the Fair Market Value thereof at the time the Option is granted. If a Participant owns or is deemed to be the owner of, by reason of the attribution rules under Section 425(d) of the Code, more than 10% of the combined voting power of all classes of the stock of the Company or any subsidiary of the Company and an Option granted to such Participant is intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code, the option price shall be no less than 110% of the Fair Market Value of the Common Stock on the date the Option is granted.

8. PAYMENT OF OPTION PRICE

    The purchase price is to be paid in full when the Option is exercised and stock certificates will be delivered only against such payment. Such purchase price may be paid in such form as the Committee may determine. Payment of the option price may be made (i) in cash, (ii) by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, (iii) by delivering to the Company shares of Common Stock previously owned, (iv) by electing to have the Company retain Common Stock which would be otherwise issued on exercise of the Option, or (v) any combination of the foregoing forms, all subject to the approval of the Committee and to such rules as the Committee may adopt. In determining the number of shares of Common Stock necessary to be delivered to or retained by the Company, such Common Stock shall be valued at Fair Market Value.

9. TYPES OF STOCK OPTIONS

    (a) Options granted under the Plan may be two types, an incentive stock option ("Incentive Stock Option") and a non-qualified stock option ("Non-Qualified Option"). It is intended that Incentive Stock Options granted hereunder shall constitute incentive stock options within the meaning of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, (i) no provision of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option granted under such provisions of the Code, and (ii) no Option designated by the Committee as a Non-Qualified Option shall constitute an Incentive Stock Option. In furtherance of the foregoing and not by way of limitation, no Incentive Stock Option shall be granted to a Participant who is not an employee of The New York Times Company or one of its subsidiaries.

    (b) If the aggregate Fair Market Value of the Common Stock (determined as of the date of grant) for which any optionee may for the first time exercise Incentive Stock Options in any calendar year under the Plan and any other stock option plan of the Company, considered in the aggregate, exceeds $100,000, such excess Incentive Stock Options will be treated as Non-Qualified Options.

10. TERMS OF STOCK OPTIONS

    (a) Each Option will be for a term of not more than ten years from the date of grant, except that if a Participant owns or is deemed to be the owner of, by reason of the attribution rules of Section 425(d) of the Code, more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary of the Company and an Incentive Stock Option is granted to such Participant, the term of such Option shall be no more than five years from the date of grant.

    (b) An Option may not be exercised within one year after the date of grant except in the case of the death of the optionee or upon termination of active employment with the Company by reason of the Disability or Retirement of the optionee during such period (but subject to the provisions of Section 18 hereof with respect to any optionee subject to the reporting requirements of Section 16 of the Exchange Act). Thereafter, an Option shall be exercisable in such installments, if any, as the Committee may specify, and shall be exercisable during the optionee's lifetime only by the optionee (or, if the optionee is disabled, by any guardian or other legal representative appointed to represent him or her) and, except as provided in subsections (c) and (d) below, shall not be exercisable by the optionee unless at the time of exercise such optionee is an employee of the Company.

    (c) Upon termination of active employment with the Company by reason of Disability or Retirement, an optionee (or, if the optionee is disabled, any guardian or legal representative appointed to represent him or her) may exercise all Options otherwise exercisable by him or her at the time of such termination of employment (subject to the provisions of subsection (e) below) until the expiration thereof. In the event an optionee dies while employed by the Company or after termination of employment by reason of Disability or Retirement, the person who acquired the right to exercise his or her Options by reason of the death of the optionee, as provided in Section 30 hereof, may exercise such Options otherwise exercisable at the time of death (subject to the provisions of subsection (e) below) at any time until the expiration thereof.

    (d) Upon termination of employment with the Company for any reason other than death, Retirement or Disability, the optionee may exercise all Options otherwise exercisable by him or her at the time of such termination of employment for an additional one year after such termination of employment. In the event such optionee dies within such one-year period, the person who acquired the right to exercise his or her Options by reason of the death of the optionee, as provided in Section 30 hereof, may exercise such Options at any time within the period of the greater of (i) the remainder of the one-year period described in the foregoing sentence, or (ii) three months from the date of the optionee's death. For purposes of this Section 10(d), in the event that any optionee, who is not subject to the reporting requirements of Section 16 of the Exchange Act with respect to Common Stock, is rehired by the Company within one year of such optionee's termination of employment with the Company, such optionee shall be deemed not to have terminated employment for purposes of determining the expiration date of all unexpired non-qualified stock options held by such individual on the date of rehire, with the effect that such options shall continue to be exercisable at any time until the expiration thereof (subject to the terms thereof and the provisions of this Section 10).

    (e) Notwithstanding any of the foregoing, no Option shall be exercisable in whole or in part after the expiration date provided in the Option. In the event of the death of the optionee while employed by the Company, or the Disability or Retirement of the optionee, the Committee shall have the discretion to provide for the acceleration of the exercisability of Options exercisable over a period of time, or alternatively, to provide for all or any part of such Options to continue to become exercisable in such installments as originally specified by the Committee, or such revised installments as specified by the Committee at the time of termination of employment (but in no event beyond the original expiration date), in either case subject to such conditions as determined by the Committee in its discretion (but in all cases subject to the provisions of Section 18 hereof with respect to any optionee subject to the reporting requirements of Section 16 of the Exchange Act). No Option shall be transferable otherwise than by will or by the laws of descent and distribution.

11. OPTION AGREEMENTS

    In consideration of any Options granted to a Participant under the Plan, such Participant shall enter into an Option Agreement with the Company providing, in addition to such other terms as the Committee may deem advisable, that the optionee must remain in the employ of the Company for one year before such optionee will be entitled to exercise the Option, except as provided in
Section 10 hereof with respect to death, Disability and Retirement, and specifying the installments, if any, in which such Option shall become exercisable.

                                PART II  AWARDS.

12. FORM OF AWARDS

    The Award portion of the Plan is designed to provide incentives for key employees of the Company by the making of awards of supplemental compensation ("Awards"). The Committee, subject to the terms and conditions hereof, may make Awards to a Participant in any one, or in any combination, of the following forms:

        (a)  Common Stock as provided in Part IIA of the Plan ("Stock Awards");

        (b) Restricted Stock as provided in Part IIB of the Plan ("Restricted Stock Awards");

        (c) Retirement Units as provided in Part IIC of the Plan ("Retirement Unit Awards"); and

        (d) Annual Performance Awards as provided in Part IID of the Plan ("Annual Performance Awards")

        (e) Performance Awards ("Performance Awards") or other forms of Awards ("Other Awards"), as provided in Part IIE of the Plan.

Awards may be made to a Participant whether or not he or she is receiving an Option grant under Part I of the Plan for the year and whether or not he or she receives an award under the Cash Plan.

    Awards will be based on a Participant's performance in those areas for which the Participant is directly responsible. Performance for this purpose may be measured by the achievement of specific management goals such as, but not limited to, an increase in earnings or the operating cash flow of the Company, outstanding initiative or achievement in any department of the Company, or any other standards specified by the Committee. Annual Performance Awards will be based exclusively on the criteria set forth in Section 27A.

13. MAXIMUM AMOUNT AVAILABLE FOR THE ACCRUAL OF AWARDS UNDER PART II OF THE PLAN FOR ANY YEAR

    (a) No accrual for Awards shall be made hereunder (or under the Cash Plan) for any year unless cash dividends of not less than ten cents ($.10) per share (subject to adjustment as provided in Sections

28 and 29 hereof) have been declared on the outstanding Class A and Class B Common Stock of the Company during such year.

    (b) In the event that the above condition is met for any year during the continuance of this Plan, the maximum aggregate amount that may be accrued for Awards under the Plan and the Cash Plan for such year shall be 4% of the sum of:
(1) Pre-Tax Income plus (2) Equity in Operations of Forest Products Group. The Committee, in its sole discretion, may make adjustments in Pre-Tax Income and Equity in Operations of Forest Products Group to take account of extraordinary, unusual or infrequently occurring events and transactions, changes in accounting principles that substantially affect the foregoing, or such other circumstances as the Committee may determine warrant such adjustment.

    (c) As soon as feasible after the close of each year, the independent certified public accountants of the Company shall report the maximum amount that may be accrued for Awards for such year under the formula described in Section 13(b), subject to the second sentence of such Section.

    (d) If amounts are accrued in any year under the formula described in this
Section 13 and are not awarded in full in such year under the Plan and the Cash Plan, such unawarded amounts may, in the discretion of the Committee, be carried forward and be available for Awards under the Plan and under the Cash Plan in any future year without regard to the provisions of Sections 13(a) or (b) of the Plan applicable to Awards made in such year.

    (e) Awards under the Plan for any year may not exceed the sum of (i) the amount accrued for such year under Section 13(b) above plus (ii) unawarded accrued amounts carried forward from previous years under Section 13(d) above plus (iii) amounts that may become available for Awards pursuant to the last sentence of Sections 15(c) and 27A hereof, minus (x) the amount of interest or dividend equivalents set aside during such year pursuant to Sections 15(c) and 27A hereof and the amount of dividend equivalents allocated to Retirement Unit Accounts during such year pursuant to Section 24 hereof, and minus (y) the amount of awards made for such year under the Cash Plan (and any interest equivalents allocated during such year pursuant to Section 10(b), 11(f) and 12(b) thereof). For this purpose, the amount of Awards of Common Stock under the Plan shall be based on the Fair Market Value of the Common Stock subject to Awards as of the date of grant of such Awards.

    (f) Subject to Sections 28 and 29 hereof, the aggregate number of shares of Common Stock for which Stock, Restricted Stock, Retirement Units, Annual Performance Awards, and Performance and Other Awards may be made under the Plan shall not exceed 1,000,000 shares, which shall be treasury shares reserved for issuance of Awards under the Plan. Shares of Common Stock subject to, but not issued under, any deferred Award which has been discontinued by the Committee pursuant to the provisions hereof or any Restricted Stock which is forfeited by any Participant shall again be available for Awards under the Plan.

14. DETERMINATION OF AWARDS AND PARTICIPANTS

    (a) As promptly as practicable after the end of each year, the Committee may make Awards (other than Annual Performance Awards, which are to be made exclusively as set forth in Section 27A) for such year and determine the amounts to be carried forward for Awards in future years. The Committee may also, in its discretion, make Awards (other than Annual Performance Awards, which are to be made exclusively as set forth in Section 27A) prior to the end of the year based on the amounts available under clauses (ii) and (iii) of Section 13(e) and reasonable estimates of the accrual for the year in question.

    (b) The Committee shall have absolute discretion to determine the key employees who are to receive Awards (other than Annual Performance Awards, which are to be made exclusively as set forth in Section 27A) under the Plan for any year and to determine the amount of such Awards based on such criteria and factors as the Committee in its sole discretion may determine, such as the Company's operating cash flow and overall financial performance. Recommendations as to the key employees who are to receive Awards (including Annual Performance Awards) under the Plan for any year and as to the amount and form of such Awards shall, however, be made to the Committee by the chief executive officer of the Company. The fact that an employee is selected as eligible for an Award shall not mean, however, that such employee will necessarily receive an Award.

    (c) A person whose employment terminates during the year or who is granted a leave of absence during the year may, in the discretion of the Committee and under such rules as the Committee may from time to time prescribe, be given an Award with respect to the period of such person's service during such year.

15. METHOD AND TIME OF PAYMENT OF AWARDS

    (a) Awards shall be paid in full as soon as practicable after the Award is made; provided, however, that the payment of Annual Performance Awards shall be subject to the provisions of Section 27A, and further provided that the payment of any or all Awards may be deferred, divided into annual installments, or made subject to such other conditions as the Committee in its sole discretion may authorize under such rules and regulations as may be adopted from time to time by the Committee.

    (b) The Committee's rules and regulations may include procedures by which a Participant expresses a preference to the Committee as to the form of Award or method of payment of an Award but the final determination as to the form and the terms and conditions of any Award shall rest solely with the Committee.

    (c) Awards deferred under the Plan shall become payable to the Participant or, in the event of the Participant's death, as specified in Section 30 hereof, in such manner, at such time or times (which may be either before or after Retirement or other termination of service), and subject to such conditions as the Committee in its sole discretion shall determine. In any year the Committee shall have the discretion to set aside, for payment in such year or any future year, interest on any deferred Award payable partly in cash, and amounts equivalent to dividends on any deferred Award payable wholly or partly in stock; provided, however, that the total amount of such interest and dividend equivalents shall be deducted from the maximum amount available for Awards under
Section 13(e) of the Plan. Any forfeited deferred Awards (including any forfeited stock at its Award value) shall be carried forward and be available for Awards in any future year without regard to the provisions of Sections 13(a) or (b) of the Plan.

16. INDIVIDUAL AGREEMENTS

    (a) The Committee may in its discretion require that each Participant receiving an Award enter into an agreement with the Company which shall contain such terms and conditions as the Committee in its discretion may require.

    (b) The Committee may cancel any unexpired, unpaid or deferred Award at any time if the Participant is not in compliance with all applicable provisions of the agreement referred to above, if any, and the Plan.

17. STATUS OF PARTICIPANTS

    No Participant in this Plan shall be deemed to be a stockholder of the Company, or to have any interest in any stock or any specific assets of the Company by reason of the fact that deferred Stock Awards, Retirement Unit Awards, Annual Performance Awards, Performance Awards, Other Awards or dollar credits are to be recorded as being held for such Participant's account to be paid in installments in the future. The interest of all Participants shall derive from and be determined solely by the terms and provisions of the Plan set forth herein.

18. DISPOSITION OF STOCK RECEIVED UNDER AN AWARD; SECTION 16(B).

    In the case of any Participant subject to the reporting requirements of
Section 16 of the Exchange Act, no shares of Common Stock received pursuant to any Award under the Plan or upon the exercise of any "derivative security" (as defined in the rules promulgated under Section 16 of the Exchange Act) received under the Plan may be sold, assigned, pledged or otherwise transferred for the period of time after the date of such Award or receipt of such derivative security as is specified in Rule 16b-3.

                            PART IIA  STOCK AWARDS.

19. DETERMINATION OF STOCK AWARDS

    (a) Each year the Committee shall designate those key employees of the Company who shall receive Stock Awards under this part of the Plan. Stock Awards are made in the form of grants of Common Stock, which may be delivered immediately, in installments or on a deferred date, as the Committee, in its discretion, may provide.

    (b) If the Committee determines that some portion of a Stock Award to a Participant shall be treated as a deferred Stock Award and payable in annual or other periodic installments, then the Participant will be notified in writing when such deferred Stock Awards shall be paid and over what period of time. As soon as feasible after the granting of such a Stock Award, there shall be reserved out of the treasury shares of the Company, a number (which may include a fraction) of shares of Common Stock equal to the number of shares of Common Stock so awarded. In each year at the discretion of the Committee there may also be allocated or credited to each Participant a dollar amount equal to the cash dividends declared and paid by the Company on its Common Stock which the Participant would have received had such Participant been the owner of the number of shares of any Common Stock deferred for future payment. Any amounts provided for pursuant to the preceding sentence shall become payable in such manner, at such time or times, and subject to such conditions (which may include provision for an amount equivalent to interest on such dividend equivalents at rates fixed by the Committee) as the Committee in its sole discretion shall determine; provided, however, that the total value of such dividend equivalents (and any interest thereon) shall be deducted from the amount available for Awards under the provisions of Section 13(e) of the Plan. The Committee in its discretion may make appropriate equitable adjustments to such deferred Stock Award to account for any dividends of property (other than cash) declared and paid by the Company on its Common Stock, or to account for any other event described in Sections 28 and 29 hereof.

                       PART IIB  RESTRICTED STOCK AWARDS.

20. DETERMINATION OF RESTRICTED STOCK AWARDS

    Each year the Committee shall designate the key employees of the Company who shall receive Restricted Stock Awards. Shares awarded under this part of the Plan, while subject to the restrictions hereinafter set forth, are referred to as "Restricted Stock".

21. TERMS OF RESTRICTED STOCK AWARDS

    Any Award of Restricted Stock shall be subject to the following terms and conditions and to any other terms and conditions not inconsistent with the Plan as shall be prescribed by the Committee in its sole discretion and which may be contained in the agreement, if any, referred to in Section 16 above (or in any amendment thereto):

        (a) Delivery of Restricted Stock. Unless otherwise determined by the Committee, the Company shall transfer treasury shares to each Participant to whom an Award of Restricted Stock has been made equal to the number of shares of Restricted Stock specified in the Award, and hold the certificates representing such shares of Restricted Stock for the Participant for the period of time during which such shares shall remain subject to the restrictions set forth in the Award (the

    "Restricted Period"). Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by a Participant during the Restricted Period, except as hereinafter provided. Except for the restrictions set forth herein and unless otherwise determined by the Committee, a Participant shall have all the rights of a stockholder with respect to the shares of Restricted Stock comprising his or her Award, including, but not limited to, the right to vote and the right to receive dividends (which if in shares of Common Stock shall be Restricted Stock under the same terms and conditions).

        (b) Lapse of Restricted Period. The Restricted Period shall commence upon the date of the Award (which unless otherwise specified by the Committee shall be the date the Restricted Stock is transferred to the Participant) and, unless sooner terminated as otherwise provided herein, shall continue for such period of time as specified by the Committee in the Award, which shall in no event be less than one year, and thereafter shall lapse in such installments, if any, as provided by the Committee in the Award.

        (c) Legend. Each certificate issued in respect of shares of Restricted Stock transferred or issued to a Participant under an Award shall be registered in the name of the Participant and shall bear the following (or a similar) legend:

           "THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE NEW YORK TIMES COMPANY 1991 EXECUTIVE STOCK INCENTIVE PLAN (THE "PLAN") APPLICABLE TO RESTRICTED STOCK AND TO THE RESTRICTED STOCK
           AGREEMENT DATED                 (THE "AGREEMENT"), AND MAY NOT BE
           SOLD, PLEDGED, TRANSFERRED, ASSIGNED, HYPOTHECATED, OR OTHERWISE DISPOSED OF OR ENCUMBERED IN ANY MANNER DURING THE RESTRICTED PERIOD SPECIFIED IN SUCH AGREEMENT. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE WITH THE SECRETARY OF THE COMPANY."

       (d) Death or Disability. Unless the Committee shall otherwise determine in the Award (and subject to Section 18 hereof), if a Participant ceases to be employed by the Company by reason of death or Disability, the Restricted Period covering all shares of Restricted Stock transferred or issued to such Participant under the Plan shall immediately lapse.

        (e) Retirement. Unless the Committee shall otherwise determine in the Award (and subject to the provisions of Section 18 hereof), the Restricted Period covering all shares of Restricted Stock transferred to a Participant under the Plan shall immediately lapse upon such Participant's Retirement, whether early or not.

        (f) Termination of Employment. Unless the Committee shall otherwise determine in the Award or otherwise determine at or after the date of grant, if a Participant ceases to be employed by the Company other than due to a condition described in Sections 21(d) or (e) above, all shares of Restricted Stock owned by such Participant for which the Restricted Period has not lapsed shall revert back to the Company upon such termination. Authorized leave of absence or absence in military service shall constitute employment for the purposes of this Section 21(f). Whether absence in government service may constitute employment for the purposes of the Plan shall be conclusively determined by the Committee.

        (g) Waiver of Forfeiture Provisions. The Committee, in its sole and absolute discretion (but subject to the provisions of Section 18 hereof), may waive the forfeiture provisions in respect of all or some of the Restricted Stock awarded to a Participant.

        (h) Issuance of New Certificates. Upon the lapse of the Restricted Period with respect to any shares of Restricted Stock, such shares shall no longer be subject to the restrictions imposed in the

    Award and shall no longer be considered Restricted Stock for the purposes of the Award and the Plan, and the Company shall issue new share certificates respecting such shares registered in the name of the Participant without the legend described in Section 21(c) in exchange for those previously issued.

                       PART IIC  RETIREMENT UNIT AWARDS.

22. DETERMINATION OF RETIREMENT UNIT AWARDS

    Each year the Committee shall designate those key employees of the Company who shall receive Retirement Unit Awards under the Plan. The Company shall create and maintain appropriate records of account for each Participant which shall be designated as the Participant's Retirement Unit Account.

23. CREDITS TO RETIREMENT UNIT ACCOUNTS

    The Committee shall allocate to each Participant selected to receive a Retirement Unit Award for that year such dollar amount as the Committee shall determine, taking into account the value of the Participant's services to the Company. Such dollar amount shall thereupon be converted into Retirement Units or fractions of Units and credited to each such Participant's Retirement Unit Account in a number equal to the quotient obtained by dividing such allocated dollar amount by the Fair Market Value of one share of Common Stock as of the date the allocation is made.

24. DIVIDEND CREDITS

    At the discretion of the Committee there may also be allocated in each year to each Participant a dollar amount equal to the cash dividends declared and paid by the Company on the Common Stock which the Participant would have received had such Participant been the owner of the number of shares of Common Stock equal to the number of the whole Retirement Units (but not fractional Units) credited to the Participant's Retirement Unit Account; provided, however, that the total value of such dividend equivalents shall be deducted from the amount available for Awards under Section 13 of the Plan. The dollar amounts allocated shall be converted into and credited to the Participants' Retirement Unit Accounts as Retirement Units or fractions thereof as set forth in Section 23 above as of the date on which such dividends were paid by the Company. No interest shall be paid on the dollar amount so allocated to the Retirement Unit Account of any Participant. The Committee in its discretion may make appropriate equitable adjustments to such Retirement Unit Accounts to account for any dividends of property (other than cash) declared and paid by the Company on its Common Stock, or to account for any other event described in Sections 28 and 29 hereof.

25. RESERVATION OF STOCK AND ACCOUNTING RECORDS

    The Company shall keep records of the Participant's Retirement Unit Accounts. At the time of any allocation to a Participant's account under Sections 23 or 24 hereof, there shall be reserved out of treasury shares of the Company a number (which may include a fraction) of shares of Common Stock equal to the number of Units or fraction thereof so allocated.

26. MATURITY AND PAYMENT AFTER MATURITY

    (a) The Retirement Unit Account of each Participant shall mature upon such Participant's death, Retirement or other termination of employment.

    (b) After maturity, the Company shall deliver to the Participant (or in the event of the death of the Participant, as specified in Section 30 hereof) in ten approximately equal annual installments, shares of Common Stock equal in the aggregate to the number of Retirement Units credited to the Participant's Retirement Unit Account. Any fraction of a Unit credited to the Participant's account at maturity shall be paid in cash with the first installment, the fractional Unit being converted into cash at the Fair Market Value of the Common Stock on such first payment date. The first such installment shall be paid within 90 days after maturity. However, the Committee in its discretion at or any time after maturity may, with the consent of the Participant (or the beneficiary of a deceased Participant as specified in Section 30 hereof), (i) defer the commencement of such distribution or defer any installment, (ii) deliver full payment of the shares of Common Stock equal to the aggregate number of Retirement Units credited to the Participant's Retirement Unit Account and the dollar amount credited thereto, or (iii) reduce or increase the number of annual installments in which the payments are to be made.

    (c) So long as Retirement Units remain credited to the Retirement Unit Account of a Participant subsequent to maturity, such account shall be credited with the dollar amount allocated to the account as dividends as provided for in
Section 24 hereof. Any dollar amount so credited may be paid in cash with the next succeeding annual installment made under Section 26(b) above, or in such manner, at such time or times, and subject to such conditions as the Committee in its sole discretion shall determine; provided, however, that in the case of any dollar amount credited to an account after maturity in respect of a dividend declared prior to maturity, such dollar amounts shall be converted to Retirement Units as of the date of payment and the remaining installments of Common Stock shall be increased accordingly.

                      PART IID  ANNUAL PERFORMANCE AWARDS.

27A. DETERMINATION OF ANNUAL PERFORMANCE AWARDS

    (a) General. Each year the Committee may make Annual Performance Awards under this part of the Plan; provided that no Participant may be eligible to receive an Annual Performance Award hereunder and under the Cash Plan in the same year,

    (b) Certain Definitions. For the purposes of this Section 27A, the following terms shall have the meanings specified:

        "Affected Officers" shall mean those executive officers of the Company whose compensation is required to be disclosed in the Company's annual proxy statement relating to the election of directors.

        "Code Section 162(m)" shall mean Section 162(m) of the Code (or any successor provision), and "Regulations" shall mean the regulations promulgated thereunder, as from time to time in effect.

        "Eligible Participants" shall have the meaning set forth in subsection
    (c) below.

        "Performance Adjustment" means, for any year, a factor ranging from 0% to 200%, based upon the achievement of Performance Goal Targets established by the Committee, that, when multiplied by an Eligible Participant's Target Award, determines the amount of such Eligible Participant's Annual Performance Award for such year.

        "Performance Goal" means, for any year, the business criteria selected by the Committee to measure the performance during such year of the Company (or of a division, subsidiary or group thereof) from one or more of the following:

           (i) earnings per share of the Company for the year;

           (ii) net income of the Company for the year;

           (iii) return on assets of the Company for the year (net income of the Company for the year divided by average total assets during such year);

           (iv) return on stockholders' equity of the Company for the year (net income of the Company for the year divided by average stockholders' equity during such year); and

           (v) operating profit of the Company or of a division, subsidiary or group thereof for the year.

        "Performance Goal Target" means, for any Performance Goal, the levels of performance during a year under such Performance Goal established by the Committee to determine the Performance Adjustment to an Eligible Participant's Target Award for such year.

        "Target Award" means, for any year, with respect to an Eligible Participant, the dollar amount set by the Committee that, when multiplied by the applicable Performance Adjustment, determines the dollar amount of such Eligible Participant's Annual Performance Award.

    (c) Eligibility. Annual Performance Awards are available each year only to Plan Participants who are designated by the Committee, prior to March 31 of such year (or prior to such later date as permitted by Code Section 162(m) and the Regulations), as likely to be Affected Officers for such year, whose annual salary and bonus for such year are expected to exceed $1,000,000 and who are not designated by the Committee as eligible for an annual performance award under the Cash Plan for such year ("Eligible Participants").

    (d) Determination of Annual Performance Awards. Prior to March 31 of each year (or prior to such later date as permitted by Code Section 162(m) and the Regulations), the Committee will determine the Eligible Participants for such year, will designate those Eligible Participants who will be entitled to earn an Annual Performance Award for such year under this Plan, and will establish for each such Eligible Participant for such year: (i) a Target Award, (ii) one or more Performance Goals, and (iii) for each such Performance Goal, a Performance Goal Target, the method by which achievement thereof will be measured and a schedule of Performance Adjustment factors corresponding to varying levels of Performance Goal Target achievement. In the event more than one Performance Goal is established for any Eligible Participant, the Committee shall at the same time establish the weighting of each such Performance Goal in determining such Eligible Participant's Annual Performance Award. Notwithstanding anything in this Section 27A to the contrary, the Annual Performance Award payable to any Eligible Participant in any year may not exceed $1.5 million.

    (e) Payment of Annual Performance Awards. Subject to subsection (f) below, Annual Performance Awards will be paid as soon as practicable after the end of the year to which it relates and after the Committee certifies the extent to which the Performance Goal Target or Targets under the Performance Goal or Goals have been met or exceeded. In the discretion of the Committee, an Annual Performance Award may be paid in cash, shares of Common Stock, shares of Restricted Stock (subject to the provisions of Section 21 hereof), Retirement Units (subject to the provisions of Sections 23-26 hereof) or any combination thereof. For this purpose, shares of Common Stock shall be valued at Fair Market Value, and Restricted Stock and Retirement Units shall be deemed to have a value equal to the Fair Market Value of the underlying Common Stock, in each case as of the date of the Committee's determination to pay such Annual Performance Award in such form or forms. If permitted by the Regulations and Code Section 162(m), the Committee may determine to pay a portion of a Annual

Performance Award in December of the year to which it relates. The Committee may not increase the amount of a Annual Performance Award that would otherwise be payable upon achievement of the Performance Target or Targets, but it may reduce any Eligible Participant's Annual Performance Award in its discretion. Subject to Section 14(c) above, no Annual Performance Award will be payable to any Eligible Participant who is not an employee of the Company on the last day of the year to which such Annual Performance Award relates.

    (f) Deferral of Annual Performance Awards. If the Committee determines that some portion of a Annual Performance Award to an Eligible Participant shall be treated as a deferred Annual Performance Award and be payable in annual or other periodic installments, the Eligible Participant will be notified in writing when such deferred Annual Performance Award shall be paid and over what period of time. A deferred Award in the form of shares of Common Stock shall be subject to the provisions of Section 19 (b) hereof. In the case of a deferred Award in the form of cash, in each year the Committee shall have the discretion to provide for the payment of an amount equivalent to interest, at such rate or rates fixed by the Committee, on such deferred cash Annual Performance Award. Any amounts provided for pursuant to the preceding sentence shall become payable in such a manner, at such time or times, and subject to such conditions as the Committee shall in its sole discretion determine; provided, however, that the total amount of such interest shall be deducted from the maximum amount available for Awards under the formula described in Section 13 of the Plan.

    (g) Code Section 162(m). It is the intent of the Company that Annual Performance Awards satisfy, and this Section 27A be interpreted in a manner that satisfies, the applicable requirements of Code Section 162(m) and the Regulations so that the Company's tax deduction for Annual Performance Awards to Affected Officers is not disallowed in whole or in part by operation of Code
Section 162(m). If any provision of this Plan or of any Annual Performance Award would otherwise frustrate or conflict with such intent, that provision shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Eligible Participants.

                     PART IIE  PERFORMANCE OR OTHER AWARDS.

27. DETERMINATION OF PERFORMANCE AND OTHER AWARDS

    (a) Each year the Committee in its sole discretion may authorize other forms of Awards such as, but not limited to, Performance Awards, if the Committee deems it appropriate to do so in order to further the purposes of the Plan.

    (b) A "Performance Award" shall mean an Award which entitles the Participant to receive Common Stock, Restricted Stock, Retirement Units, Options under Part I of the Plan or other compensation (which may include cash), or any combination thereof, in an amount which depends upon the financial performance of the Company during a stated period of more than one year. Performance for this purpose may be measured by the growth in book value of the Common Stock, an increase in per share earnings of the Company, an increase in operating cash flow, or any other indicators specified by the Committee. The Committee shall also fix the period during which such performance is to be measured, the value of a Performance Award for purposes of providing for the accrual pursuant to
Section 13 of the Plan and the form of payment to be made in respect of the Performance Award.

                         PART III  GENERAL PROVISIONS.

28. STOCK DIVIDEND OR STOCK SPLIT

    If at any time the Company shall take any action whether by stock dividend, stock split, combination of shares, or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, (i) the number of shares of Common

Stock then subject to deferred Awards, credited to Retirement Unit Accounts (matured or unmatured) or set aside for Performance or Other Awards, (ii) the number of outstanding Options, the number of shares of Common Stock for which such Options are exercisable and the exercise price thereof, (iii) the number of shares of Common Stock reserved for Awards, (iv) the number of shares of Common Stock reserved for Options, and (v) the maximum number of shares with respect to which Options may be granted to any key employee in any calendar year under
Section 6(b), shall be increased or decreased in the same proportion. The Committee shall make an appropriate equitable adjustment to the provisions of
Section 13(a) to take account of such increase or decrease in issued and outstanding shares. The Committee in its discretion may make appropriate equitable adjustments respecting deferred Stock Awards, Retirement Units, Annual Performance Awards, Performance or Other Awards and outstanding Options to take account of a dividend by the Company of property other than cash. All such adjustments shall be made by the Committee whose determination shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

29. RECLASSIFICATION OR MERGER

    If at any time the Company reclassifies or otherwise changes its issued and outstanding Common Stock (other than in par value) or the Company and one or more corporations merge and the Company is the surviving corporation of such merger, then each Stock Award, Retirement Unit (matured or unmatured), Annual Performance Award, Performance or Other Award which at the time of such reclassification or merger is credited as a Stock Award, Retirement Unit, Annual Performance Award, Performance or Other Award shall thereafter be deemed to be the equivalent of (and all Units thereafter credited to a Retirement Unit Account shall be computed with reference to), and outstanding Options shall be exercisable for, the shares of stock or other securities of the Company which pursuant to the terms of such reclassification or merger are issued with respect to each share of Common Stock. The Committee shall also make an appropriate equitable adjustment to the provisions of Sections 6(b) and 13(a) to take account of such event. All such adjustments shall be made by the Committee whose determination shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

30. NON-ALIENATION OF BENEFITS

    Except as herein specifically provided, no right or unpaid benefit under this Plan shall be subject to alienation, assignment, pledge or charge and any attempt to alienate, assign, pledge or charge the same shall be void. If any Participant or person entitled to the benefits hereunder should attempt to alienate, assign, pledge or charge any benefit hereunder, then such benefit shall, in the discretion of the Committee, cease. Notwithstanding the foregoing, rights and benefits hereunder shall pass by will or the laws of descent and distribution in the following order: (i) to beneficiaries so designated by the Participant; if none, then (ii) to a legal representative of the Participant; if none, then (iii) to the persons entitled thereto as determined by a court of competent jurisdiction. Awards so passing shall be made at such times and in such manner as if the Participant were living.

31. WITHHOLDING OR DEDUCTION FOR TAXES

    If at any time specified herein for the making of any payment or delivery of any Common Stock to any Participant or beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the payment or delivery then to be made, such payment or delivery shall be deferred until such withholding or deduction shall have been provided for by the Participant or beneficiary, or other appropriate action shall have been taken. Subject to the provisions of Rule 16b-3 and the consent of the Committee for persons subject to Section 16 of the Exchange Act, the Participant or beneficiary may satisfy the obligation for such withholding or deduction in whole or in part by electing to deliver shares of Common Stock already owned or to have the Company retain from the distribution shares of Common Stock, in each case having a Fair Market Value equal to the amount to be withheld or deducted.

32. ADMINISTRATION EXPENSES

    The entire expense of administering this Plan shall be borne by the Company.

33. GENERAL CONDITIONS

    (a) The Board in its discretion may from time to time amend, suspend or terminate any or all of the provisions of this Plan, provided that no change may be made which would prevent Incentive Stock Options granted under the Plan from being Incentive Stock Options as described therein without the consent of the optionees concerned, and further provided that the Board may not make any amendment which (1) changes the class of persons eligible for Incentive Stock Options, or (2) increases the total number of shares for which Options may be granted under Section 6(b), or (3) materially affects the provisions of Sections 13(a) or (b) of the Plan, or (4) increases the total number of shares authorized under Section 13(f) for which Awards may be granted, without the consent and approval of the holders of a majority of the outstanding shares of Class A and Class B Common Stock of the Company entitled to vote thereon, voting together as one class. The foregoing provisions shall not be construed to prevent the Committee from exercising its discretion, or to limit such discretion, to increase the total number of shares for which Options may be granted under
Section 6(b) or the total number of shares authorized under Section 13(f) for which Awards may be granted, as expressly permitted by Sections 28 and 29 hereof, or to adjust the provisions of Sections 13(a) and (b) hereof as expressly permitted by Sections 13(b), 28 and 29 hereof, or otherwise to exercise any discretion to the extent expressly authorized hereunder.

    (b) Nothing contained in the Plan shall prohibit the Company from establishing incentive compensation arrangements in addition to this Plan and the Cash Plan. Payments made under any such separate arrangements shall not be included in or considered a part of the maximum dollar amount available for Awards under the Plan and Cash Plan, or number of shares available for Awards or Options under the Plan, and shall not be charged against the dollar or share amounts available for Awards under the Plan and Cash Plan or Options under the Plan. In the discretion of the Committee, employees shall be eligible to participate in such other arrangements, as well as the Plan and Cash Plan, in the same year.

    (c) Nothing in this Plan shall be deemed to limit in any way the right of the Company to terminate a Participant's employment with the Company at any time.

    (d) The Committee may promulgate rules and regulations relating to the administration and interpretation of, and procedures under, the Plan. Any decision or action taken by the Company, the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

    (e) No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, taken by any other member or by any officer, agent or employee, nor for anything done or omitted to be done by such Director except in circumstances involving actual bad faith.

    (f) Notwithstanding any other provision of this Plan, the Company shall not be obligated to make any Award, issue any shares of Common Stock, or grant any Option with respect thereto, unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

    (g) It is the intent of the Company that the Plan comply in all respects with Rule 16b-3, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Board may adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

34. TRANSITION

    Upon the effectiveness of this Plan, as provided below, and the Cash Plan, such plans replaced the Company's Executive Incentive Compensation Plan ("EICP"), except that the EICP shall continue to govern options and awards of restricted stock outstanding under the EICP. No further awards will be made under the EICP, and all amounts accrued for awards under the EICP and unawarded were carried forward and made available for Awards under the Plan and awards under the Cash Plan. All unmatured and matured but undistributed retirement units and all performance awards respecting current performance cycles awarded under the EICP became Retirement Units and Performance Awards hereunder and any payments or distributions in respect thereof shall be made hereunder; provided, however, that the number of shares of Common Stock available for Awards pursuant to Section 13(f) hereof shall not be reduced by the number of such retirement units previously awarded under the EICP and paid subsequently under the Plan.

35. EFFECTIVE DATES

    The Plan became effective for periods beginning after January 1, 1991 upon approval by the holders of a majority of the outstanding shares of Class A and Class B Common Stock of the Company entitled to vote thereon at the 1991 Annual Meeting of Stockholders, in person or by proxy, voting together as a single class. No Options may be granted or Awards made under the Plan after December 31, 2000, or such earlier expiration date as may be designated by resolution of the Board.

                                    APPENDIX
                             1994 FINANCIAL REPORT

                                  THE NEW YORK TIMES COMPANY

                            1994 Consolidated Financial Statements

- --------------------------------------------------------------------------------
Contents                                                                    Page
- --------------------------------------------------------------------------------


Financial Highlights ..............................................         F-1

Segment Information ...............................................         F-2

Management's Discussion and Analysis ..............................         F-4

Consolidated Statements of Operations .............................         F-9

Consolidated Balance Sheets .......................................         F-10

Consolidated Statements of Cash Flows .............................         F-12

Consolidated Statements of Stockholders' Equity ...................         F-14

Notes to Consolidated Financial Statements ........................         F-15

Independent Auditors' Report ......................................         F-27

Management's Responsibilities Report ..............................         F-27

Market Information ................................................         F-27

Quarterly Information .............................................         F-28

Ten-Year Supplemental Financial Data ..............................         F-29

FINANCIAL HIGHLIGHTS
- --------------------------------------------------------------------------------
Dollars in thousands except per            Year Ended December 31
  share data
                                               1994          1993         1992
- --------------------------------------------------------------------------------
REVENUES AND INCOME
Revenues                                $ 2,357,563   $ 2,019,654  $ 1,773,535
Operating profit                            211,242       126,581       88,408
Income before income taxes and
  equity in operations of forest
  products group                            383,953       101,206        8,525
Income (Loss) before equity
  in operations of forest
  products group                            210,085        57,975       (2,554)
Equity in operations of
  forest products group                       3,264       (51,852)      (8,718)
Income (Loss) before net
   cumulative effect of
   accounting changes                       213,349         6,123      (11,272)
Net cumulative effect of
   accounting changes                            --            --      (33,437)
Net income (loss)                           213,349         6,123      (44,709)
- --------------------------------------------------------------------------------
FINANCIAL POSITION
Property, plant and
  equipment - net                         1,158,751     1,112,024      902,755
Total assets                              3,137,631     3,215,204    1,994,974
Long-term debt and capital
  lease obligations                         523,196       460,063      206,911
Common stockholders' equity               1,543,539     1,598,883      999,630
- --------------------------------------------------------------------------------
PER SHARE OF COMMON STOCK
Income (Loss) before net
  cumulative effect of accounting
  changes                                      2.05           .07         (.14)
Net cumulative effect of
  accounting changes                             --            --         (.43)
Net income (loss)                              2.05           .07         (.57)
Dividends                                       .56           .56          .56
Common stockholders' equity
  (end of year)                               15.71         14.96        12.54
- --------------------------------------------------------------------------------
KEY RATIOS (See notes below)
Operating profit to revenues                      9%            6%           5%
Income before equity in operations
  of forest products group to revenues            5%            3%           2%
Return on average stockholders' equity            7%           --            2%
Return on average total assets                    3%           --            1%
Long-term debt and capital lease
  obligations to total capitalization            25%           22%          17%
Current assets to current liabilities           .91           .89         1.08
- --------------------------------------------------------------------------------
EMPLOYEES                                    12,800        13,000       10,100
- --------------------------------------------------------------------------------


FINANCIAL HIGHLIGHTS
- --------------------------------------------------------------------------------
Dollars in thousands except per share data       Year Ended December 31

                                                        1991             1990
- --------------------------------------------------------------------------------
REVENUES AND INCOME
Revenues                                         $ 1,703,101      $ 1,776,761
Operating profit                                      93,639          129,779
Income before income taxes and equity in
  operations  of forest products group                63,053          110,190
Income (Loss) before equity
  in operations of forest products group              41,293           60,871
Equity in operations of forest products group          5,700            3,965
Income (Loss) before net cumulative effect
   of accounting changes                              46,993           64,836
Net cumulative effect of accounting changes               --               --
Net income (loss)                                     46,993           64,836
- --------------------------------------------------------------------------------
FINANCIAL POSITION
Property, plant and equipment - net                  966,593        1,013,430
Total assets                                       2,127,981        2,149,623
Long-term debt and capital lease obligations         213,487          319,449
Common stockholders' equity                        1,073,442        1,055,785
- --------------------------------------------------------------------------------
PER SHARE OF COMMON STOCK
Income (Loss) before net cumulative
  effect of accounting changes                           .61              .85
Net cumulative effect of accounting changes               --               --
Net income (loss)                                        .61              .85
Dividends                                                .56              .54
Common stockholders' equity (end of year)              13.70            13.68
- --------------------------------------------------------------------------------
KEY RATIOS (See notes below)
Operating profit to revenues                               5%               7%
Income before equity in operations
  of forest products group to revenues                     2%               3%
Return on average stockholders' equity                     4%               6%
Return on average total assets                             2%               3%
Long-term debt and capital lease obligations
  to total capitalization                                 17%              23%
Current assets to current liabilities                    .89              .81
- --------------------------------------------------------------------------------
EMPLOYEES                                             10,100           10,400
- --------------------------------------------------------------------------------


In 1994, the Company sold its Women's Magazines Division and U.K. golf publications, and divested a minority interest in a Canadian paper mill ("Gaspesia") (see Note 2). As a result of these transactions, the Company recorded a net pre-tax gain of approximately $200.9 million ($103.3 million after taxes or $.99 per share). These transactions are not reflected in the 1994 income amounts used in the applicable key ratio calculations presented above.

Amounts for 1993 were affected by the October 1, 1993 acquisition of The Boston Globe (see Note 2).

For 1993, return on average stockholders' equity and return on average total assets are less than 1 percent due to several factors which lowered net income for the year. See Management's Discussion and Analysis on page F-4.

In September 1992, the Company closed The Gwinnett (Ga.) Daily News and sold the residual assets. The closing and related sale resulted in a pre-tax loss of $53.8 million ($37.1 million after taxes or $.47 per share). This transaction is not reflected in the 1992 income amounts used in the applicable key ratio calculations presented above.


Net cumulative effect of accounting changes reflects the 1992 adoption of the change in methods of accounting for income taxes, postretirement benefits other than pensions and postemployment benefits. The net cumulative effect is not reflected in the 1992 income amounts used in the applicable key ratio calculations presented above.

SEGMENT INFORMATION
- ------------------------------------------------------------------------------

The Company has classified its business into the following segments and equity interests:


NEWSPAPERS: The New York Times, The Boston Globe, 28 regional newspapers, newspaper wholesalers and a one-half interest in the International Herald Tribune S.A.


MAGAZINES: Numerous publications and related activities in the sports/leisure field.


BROADCASTING/INFORMATION SERVICES: Five network-affiliated television stations, two radio stations, a news service, a features syndicate, TimesFax and licensing operations of The New York Times databases and microfilm.


FOREST PRODUCTS: Equity interests in a newsprint company and a partnership in a supercalendered paper mill that together supply a portion of the Newspaper Group's annual paper requirements.

- ------------------------------------------------------------------------------
Dollars in thousands                       Year Ended December 31
                                             1994            1993         1992
- ------------------------------------------------------------------------------
REVENUES
Newspapers                             $1,968,252      $1,537,934   $1,306,952
Magazines                                 280,061         394,463      386,120
Broadcasting/Information services         109,250          87,257       80,463
- -------------------------------------------------------------------------------
Total                                  $2,357,563      $2,019,654   $1,773,535
- -------------------------------------------------------------------------------
OPERATING PROFIT (LOSS)
Newspapers                             $  196,067      $  114,332   $   81,173
Magazines                                  19,204          12,330        9,929
Broadcasting/Information services          25,048          19,403       14,766
Unallocated corporate expenses            (29,077)        (19,484)     (17,460)
- -------------------------------------------------------------------------------
Total                                     211,242         126,581       88,408
Interest expense, net of
  interest income                          28,162          25,375       26,115
Net gain (loss) on dispositions           200,873              --      (53,768)
- -------------------------------------------------------------------------------
Income before income taxes
  and equity in operations of
  forest products group                   383,953         101,206        8,525
Income taxes                              173,868          43,231       11,079
- -------------------------------------------------------------------------------
Income (Loss) before equity in
  operations of forest products
  group                                   210,085          57,975       (2,554)
Equity in operations of forest
  products group                            3,264         (51,852)      (8,718)
- -------------------------------------------------------------------------------
INCOME (LOSS) BEFORE
  NET CUMULATIVE
EFFECT OF ACCOUNTING CHANGES           $  213,349      $    6,123   $  (11,272)
- -------------------------------------------------------------------------------
See notes to consolidated financial statements.

SEGMENT INFORMATION
- ------------------------------------------------------------------------------
Dollars in thousands                              Year Ended December 31
                                               1994         1993          1992
- ------------------------------------------------------------------------------
DEPRECIATION AND AMORTIZATION
Newspapers                               $  135,507   $   98,957    $   74,495
Magazines                                     7,593       18,616        20,628
Broadcasting/Information services            10,373       10,731        12,424
Corporate                                       784          528           385
- ------------------------------------------------------------------------------
Total                                    $  154,257   $  128,832    $  107,932
- ------------------------------------------------------------------------------
CAPITAL EXPENDITURES
Newspapers                               $  185,616   $   71,746    $   42,675
Magazines                                       906        3,059         1,888
Broadcasting/Information services             5,619        3,323         1,863
Corporate                                       794        1,491           903
- ------------------------------------------------------------------------------
Total                                    $  192,935   $   79,619    $   47,329
- ------------------------------------------------------------------------------
IDENTIFIABLE ASSETS AT DECEMBER 31
Newspapers                               $2,717,945   $2,676,779    $1,321,667
Magazines                                    91,797      247,723       255,777
Broadcasting/Information services           115,882      113,675       117,679
Corporate                                   126,574      101,007       160,459
Investment in forest products group          85,433       76,020       139,392
- ------------------------------------------------------------------------------
Total                                    $3,137,631   $3,215,204    $1,994,974
- ------------------------------------------------------------------------------
See notes to consolidated financial statements.


Magazine Group amounts for 1994 have been affected by the dispositions of the Women's Magazines Division and the U.K. golf publications (see Note 2).


Newspaper Group amounts for 1994 have been affected by the inclusion of The Boston Globe's operations for the entire year, while the 1993 amounts only include its operations from the October 1, 1993 acquisition date (see Note 2).


Newspaper Group operating profit for 1993 and 1992 includes charges of $35.4 million and $28.0 million, respectively, for costs related to staff reductions at The New York Times newspaper.


Equity in operations of Forest Products Group and investment in Forest Products Group for 1993 reflect an after-tax noncash charge of $47.0 million to write down the Company's investment in Gaspesia.


Newspaper Group operating results for 1992 were negatively affected by $21.4 million for labor disruptions and training and start-up costs related to the new production and distribution facility located in Edison, New Jersey ("Edison") for The New York Times newspaper.

MANAGEMENT'S DISCUSSION AND ANALYSIS
- --------------------------------------------------------------------------------

Per share amounts in the following Management's Discussion and Analysis are computed on an after-tax basis.

RESULTS OF OPERATIONS: 1994 COMPARED WITH 1993

In 1994, the Company reported net income of $213.3 million, or $2.05 per share, compared with $6.1 million, or $.07 per share, in 1993.
   Exclusive of the special factors described in detail below, annual earnings would have been $1.06 per share in 1994 compared with $.91 per share in 1993. Operating profit for 1994, after excluding the special factors, rose to $211.2 million from $163.1 million in 1993. The improvement in ongoing operations in 1994's annual earnings was due to higher revenues at The New York Times, Regional Newspapers and Broadcasting and the inclusion of The Boston Globe's ("The Globe") operations for the entire year compared with one quarter in 1993.
   Revenues for 1994 increased to $2.36 billion from $2.02 billion in 1993. The 1994 annual revenues included The Globe for an entire year, but the Women's Magazines and U.K. golf publications only through the first six months. Annual revenues for 1993 included an entire year of revenues from the magazines sold in 1994, but only the fourth-quarter revenues from The Globe. On a comparable basis, excluding revenues attributable to The Globe and the magazines sold, 1994 annual revenues increased by approximately 6 percent over 1993. The growth in 1994 revenues was due to higher revenues in the Newspaper Group and Broadcasting.
   The Company's costs and expenses after excluding special factors increased to $2.15 billion from $1.86 billion in 1993. The increase was due to the inclusion of The Globe's operations and acquisition amortization expense for the entire year, as well as higher wages and benefits costs throughout the Company offset, in part, by the reduction in expenses associated with the magazines sold.

    Earnings for 1994 were affected by the following special factors:

     - $200.9 million net pre-tax gain ($.99 per share) relating to the divestitures of the Women's Magazines Division, U.K. golf publications and a minority interest in Gaspesia Pulp & Paper Company Ltd. ("Gaspesia"), a Canadian newsprint mill.

    Earnings for 1993 were affected by the following special factors:

     - $47.0 million after-tax charge ($.56 per share) against equity in operations of the Forest Products Group to write down the Company's investment in Gaspesia.
     - $35.4 million pre-tax charges ($.23 per share) for severance and related costs resulting from staff reductions at The New York Times newspaper ("The Times").
     - $4.4 million unfavorable tax adjustment ($.05 per share) due to a federal corporate income tax rate increase which required the remeasurement of deferred tax balances.
     - $3.7 million pre-tax costs ($.02 per share) due to a severe snowstorm that disrupted delivery of The Times.
     -  $2.6 million pre-tax gain ($.02 per share) on the sale of assets.

   Operating profit before depreciation, amortization, interest and income taxes, excluding the net proceeds from the 1994 dispositions, rose significantly to $365.5 million in 1994 from $255.4 million in 1993. The increase was due to improved operating results and the inclusion of The Globe's operations for an entire year in 1994.
   Interest expense, net of interest income, rose to $28.2 million in 1994 from $25.4 million in 1993. The increase was a result of higher borrowings in connection with stock repurchases and the October 1993 acquisition of The Globe.
   Exclusive of the taxes related to the 1994 magazine sales and the disposition of Gaspesia, the Company's effective income tax rate for 1994 was 41.7 percent compared with 42.7 percent in 1993. The rates in both years reflect the utilization of capital tax loss carryforwards.
   A discussion of the Company's financial performance, exclusive of the special factors noted above, follows:
   Operating profit of the Newspaper Group in 1994 was $196.1 million compared with $150.8 million in 1993. Revenues increased to $1.97 billion in 1994 from $1.54 billion in the prior year. The improvements in 1994 revenues and operating profit were due to a combination of higher advertising and circulation rates, increased advertising volume, and the inclusion of the operations of The Globe for an entire year. The Group was affected by higher newsprint prices in the fourth quarter of 1994, as a result of increased demand for newsprint in the market. These price increases are expected to continue into 1995 and will have an adverse impact on the Group's future operating results.
   Advertising volume at The Times increased 3.5 percent over 1993 to 3.7 million inches. National, classified and zoned advertising categories experienced increases of 2.1 percent, 4.1 percent and 8.3 percent, respectively. However, retail advertising decreased by 1.1 percent. Circulation of The Times for the year ended December 31, 1994 was 1,142,800 copies weekdays, down 36,200 copies. Sunday circulation for the year was 1,743,900 copies, down 37,300 copies from the prior year.
   At The Globe, advertising volume for the year 1994 increased 5.3 percent over 1993 to 2.9 million inches. Advertising increased in all categories, especially classified which was up 8.6 percent over 1993. Circulation of The Globe for the year ended December 31, 1994 was 504,500 copies weekdays, approximately equal to the 1993 period, and 804,800 copies Sundays, down 9,700 copies.
   At the 28 regional newspapers that were in the Group for the entire 1994 and 1993 periods (two weekly newspapers were sold at the end of 1993), advertising volume increased 4.3 percent to 17.1 million inches. Advertising increased in all categories over 1993. Circulation for the daily regional newspapers for the year ended December 31, 1994 was 843,500 copies weekdays, down 7,500 copies, and 851,400 copies Sundays, down 2,300 copies. Circulation for the year was 53,100 copies, down 2,400 copies for the non-dailies.
   Average circulation for 1994 throughout the Newspaper Group was adversely affected by newsstand and home delivery price increases.

- --------------------------------------------------------------------------------
   Operating profit for the Magazine Group was $19.2 million in 1994, compared with $12.3 million in 1993, on revenues of $280.1 million and $394.5 million, respectively. The decrease in revenues for the year was primarily due to the lack of revenues attributable to the Women's Magazines Division and the U.K.
golf publications, which were sold in the third quarter of 1994.
    In connection with the sale of the Women's Magazines Division, the Company entered into a four-year non-compete agreement for which it received $40.0 million. This amount is being recognized as income, on a straight-line basis, over a four-year period commencing with the closing of the sale on July 26, 1994. The 1994 revenues for the Group included $4.2 million relating to this agreement.
   Excluding the 1993 and 1994 operations of the Women's Magazines Division, the U.K. golf publications and the non-compete income arising from the Women's sale in 1994, both the revenues and the operating profit of the Sports/Leisure Magazines for 1994 were down somewhat from the comparable period in 1993. This was due primarily to softness in advertising at Golf Digest and Tennis magazines and higher subscription promotion costs.
   Advertising pages as reported to Publisher's Information Bureau ("PIB") for Golf Digest decreased 2 percent from 1993 to 1,321 pages and for Tennis increased 4 percent from 1993 to 823 pages.
   The Broadcasting/Information Services Group's operating profit was $25.0 million in 1994, compared with $19.4 million in 1993 on revenues of $109.3 million and $87.3 million, respectively. Higher national and local advertising revenues at the television stations accounted for the improved operating results.
   Equity in operations of the Forest Products Group (an after-tax amount) was $3.3 million in 1994, compared with a loss of $4.9 million in 1993. The 1994 improvements resulted from the Company no longer needing to record its share of operating losses for Gaspesia as a result of the 1993 write-down. In addition, higher sales prices improved the Group's operating results during the second half of the year and this favorable trend should continue into 1995.

- --------------------------------------------------------------------------------

RESULTS OF OPERATIONS: 1993 COMPARED WITH 1992

In 1993, the Company reported net income of $6.1 million, or $.07 per share, compared with a net loss of $44.7 million, or $.57 per share, in 1992.

   Earnings for 1993 were affected by the following factors:

     - $47.0 million after-tax charge ($.56 per share) against equity in operations of the Forest Products Group to write down the Company's investment in Gaspesia to its net realizable value.
     - $35.4 million pre-tax charge ($.23 per share) to cover severance and related costs resulting from anticipated white-collar staff reductions, and voluntary early retirements from the composing room at The New York Times newspaper.
     -  $2.6 million pre-tax gain ($.02 per share) on the sale of assets.
     - $1.2 million tax expense ($.02 per share) due to the enactment of the Omnibus Budget Reconciliation Act of 1993 ("Tax Act") which increased the federal corporate income tax rate from 34 percent to 35 percent retroactively to January 1, 1993.
     - $4.4 million tax expense ($.05 per share) due to the Tax Act, which affected the deductibility of certain costs and caused the Company to remeasure its year-end 1992 deferred tax balances to reflect the higher tax rate.
     - $3.7 million pre-tax ($.02 per share) in unfavorable advertising and circulation rate adjustments due to a severe snowstorm in March that disrupted delivery of The Times.

   Earnings for 1992 were affected by the following factors:

     - $33.4 million after-tax charge ($.43 per share) for the adoption as of January 1, 1992, of three mandated non-cash accounting changes related to income taxes, postretirement benefits and postemployment benefits.
     -  $3.1 million pre-tax gain ($.02 per share) on the sales of assets.
     - $28.0 million pre-tax charge ($.20 per share) to cover severance and related costs for production unions at The Times.
     - $53.8 million pre-tax loss ($.47 per share) due to the closing of The Gwinnett (Ga.) Daily News, the sale of its residual assets and its 1992 operations.
     - $10.4 million pre-tax ($.07 per share) for training and start-up costs related to The Times's new production and distribution facility located in Edison, N.J. ("Edison").
     - $11.0 million pre-tax ($.08 per share) due to labor disruptions arising from a dispute between independent distributors of The Times and its Drivers' Union.

   Exclusive of the factors described above for the 1993 and 1992 periods, earnings would have been $.93 per share in 1993 compared with $.66 per share in 1992.
   Consolidated revenues for 1993 increased to $2.02 billion from $1.77 billion in 1992, due principally to the October 1, 1993 acquisition of The Boston Globe, the June 1992 acquisition of two wholesale newspaper distribution businesses and higher advertising and circulation revenues. Costs and expenses after excluding special items increased to $1.86 billion from $1.64 billion in 1992. The increase was due principally to the October 1993 Globe acquisition, the June 1992 wholesale distribution business acquisition and higher newsprint, depreciation, and payroll and benefit costs.
   Operating profit after excluding the special factors rose to $163.1 million from $134.7 million in 1992 due principally to higher advertising and circulation revenues in the Newspaper

- --------------------------------------------------------------------------------

Group, which included the operations of The Globe subsequent to October 1, 1993 and a strong performance by the Company's television stations, which was partially offset by higher newsprint prices and increased depreciation.
   Interest expense, net of interest income, declined to $25.4 million in 1993 from $26.1 million in 1992. Lower levels of borrowings through the first half of 1993 were partly offset by increased borrowings in connection with the Company's stock repurchase program (Note 12) and the utilization of cash balances in connection with the October 1, 1993 acquisition of The Globe.
   The Company's effective income tax rate for 1993 was 42.7 percent compared with 44.5 percent in 1992, exclusive of the effect of the Gwinnett transaction. The lower rate is due principally to the recognition of capital loss carryforwards and state operating loss carryforwards, which were partially offset by the negative impact of the Tax Act.
   A discussion of the operating results of the Company's segments and equity interests follows:
   Exclusive of the special pre-tax items ($36.5 million in 1993 and $47.9 million in 1992), operating profit of the Newspaper Group was $150.8 million compared with $129.1 million in 1992 on revenues of $1.54 billion and $1.31 billion, respectively. Improvements in revenues were due to higher advertising and circulation rates, principally at The Times, the June 1992 acquisition of two wholesale newspaper distribution businesses and the October 1, 1993 acquisition of The Globe. The higher operating profit resulted principally from the inclusion of the results of The Globe since the October 1, 1993 acquisition date, higher advertising and circulation revenues, cost controls throughout the Group and cost savings related to Edison, which were partly offset by advertising weakness at the Company's two California regional newspapers, increased depreciation and start-up and redesign costs related to certain sections of The Times.
   Advertising linage at The Times increased 1.0 percent over 1992 to 77.8 million lines. Retail advertising rose 4.9 percent over 1992 while national and classified advertising declined 2.4 percent and 4.1 percent, respectively. Circulation of The Times for the year ended December 31, 1993 was 1,179,000 copies weekdays, approximately equal to the 1992 period. Sunday circulation of 1,781,200 copies reached a record high, up 17,100 copies over the prior year.
   At The Globe, full-run advertising volume for the year 1993 increased 4.0 percent over 1992 to 2.5 million inches. Retail and classified advertising increased 9.9 percent and 2.6 percent, respectively, over 1992, but national advertising declined 1.6 percent. Circulation of The Globe for the year ended December 31, 1993 was 504,600 copies weekdays, down 3,300 copies, and 814,500 copies Sundays, up 2,700 copies.
   At the 30 regional newspapers that were in the Group for the entire 1993 and 1992 periods (two weekly newspapers were sold at the end of 1993), advertising volume increased 3.9 percent to 35.2 million inches. The 1993 amount includes a significantly higher volume of advertising inserts. Circulation for the daily regional newspapers for the year ended December 31, 1993 was 851,000 copies weekdays, up 4,500 copies, and 853,700 copies Sundays, up 9,200 copies. Circulation for the non-dailies was 72,700 copies, down 500 copies.
   The Magazine Group's operating profit was $12.3 million in 1993 compared with $9.9 million in 1992 on revenues of $394.5 million and $386.1 million, respectively. Exclusive of the amortization costs associated with the acquisitions of McCall's and Golf World (U.S.), the Group's operating profit was $25.4 million in both years. Results for 1993 were adversely affected by an August 1993 lawsuit settlement of $1.5 million. In addition, continuing softness in the consumer packaged goods category in the women's magazines field to affected the Group adversely in 1994.
   Advertising pages as reported to PIB for Golf Digest increased 1 percent from 1992 to 1,344 pages; for Tennis increased 4 percent from 1992 to 795 pages; for Family Circle decreased 9 percent from 1992 to 1,570 pages; and for McCall's decreased 5 percent from 1992 to 1,138 pages.
   The Broadcasting/Information Services Group operating profit was $19.4 million compared with $14.8 million in 1992 on revenues of $87.3 million and $80.5 million, respectively. Higher local advertising revenues at the Company's television stations accounted for the improved results.
   Exclusive of the $47.0 million noncash charge to write down the Company's investment in Gaspesia, equity in operations (an after-tax amount) of the Forest Products Group was a loss of $4.9 million compared with a loss of $8.7 million in 1992. The 1993 results were adversely affected by $0.6 million resulting from the impact of the Tax Act. Lower newsprint discounts and a favorable Canadian exchange rate accounted for the improved results. Higher newsprint discounts, which were effective October 1, 1993, negatively affected the Group during the fourth quarter and into 1994.
   All of the Company's paper mills were affected by pricing difficulties in 1993. Newsprint prices showed some strengthening during the second and third quarters, but they resumed their decline in October and were at their lowest point at year-end. This trend continued into the first quarter of 1994 as prices fell further in January, where they remained stable until mid-1994. Newsprint prices began to increase in the third and fourth quarters of 1994.
   The Forest Products Group write-down resulted from the softening of paper prices due to continuing oversupply, as well as high costs and required regulatory environmental expenditures (estimated to be $25.0 million) at Gaspesia. In measuring the write-down, the Company projected the future cash flows of the mills, including the required capital expenditures, and determined that the value of Gaspesia's cash flows was less than the carrying value of the Company's investment. Due in part to this write-down, the Company reported an improvement in 1994's equity in operations, since it was not required to record its interest in the operations of Gaspesia.

- --------------------------------------------------------------------------------
LIQUIDITY AND CAPITAL RESOURCES

   Net cash provided by operating activities of $181.6 million was used primarily to repurchase shares of the Company's Class A Common Stock, to modernize facilities and equipment, and to pay dividends to stockholders. The decrease in net cash provided by operating activities from 1993 is due primarily to an increase in estimated income taxes paid which were associated with the gains on the sales of the magazines in 1994. Exclusive of the estimated taxes paid related to the magazine sales, the net cash provided by operating activities would have been $295.1 million. The ratio of current assets to current liabilities was .91 at December 31, 1994, compared with .89 at December 31, 1993, and long-term debt and capital lease obligations as a percentage of total capitalization was 25 percent at December 31, 1994, compared with 22 percent at December 31, 1993.
   In 1994, the Company fully expended all of the $150.0 million authorized under the stock repurchase program announced in October 1993. In October 1994, the Company announced additional authorized expenditures of up to $100.0 million for repurchases of its Class A Common Stock. Under these programs, purchases may be made from time to time either in the open market or through private transactions. The number of shares that may be purchased in market transactions may be limited as a result of The Globe transaction. Purchases may be suspended from time to time or discontinued. Through December 31, 1994, under the two programs, the Company has repurchased approximately 10,074,000 shares of its Class A Common Stock at an average effective price of $23.42 per share.
   In January 1995, the Company repurchased approximately 397,000 shares of its Class A Common Stock at an average effective price of $22.32 per share under the $100.0 million authorization. The Company has expended substantially all of this authorization. In February 1995, the Company's Board of Directors authorized additional expenditures of up to $50.0 million for repurchases of its Class A Common Stock.
   In July 1994, the Company's Board of Directors approved the construction of a new production and distribution facility in College Point, New York, for the production of The Times. The Company estimates that the cost of the new facility will be approximately $315.0 million, exclusive of capitalized interest currently projected to be $45.0 million. Construction began in August 1994 and completion is expected in the second half of 1997. While the new facility will replace The Times's Manhattan production and distribution facility, business and news operations will remain at the Manhattan building. No write-down is anticipated as a result of the discontinuance of production at the Manhattan facility.
   The Company currently estimates that, exclusive of the College Point facility, capital expenditures for 1995 will range from $120.0 million to $150.0 million.
   In February 1994, the sale of a partnership (BPI Communications, L.P.) in which the Company had a one-third interest was completed. In 1994, the Company received approximately $55.0 million, which was primarily utilized to repay notes payable.
   During the 1994 third quarter, the Company completed the sale of its Women's Magazines Division and U.K. golf publications (See Note 2). The net after-tax proceeds, including transaction costs and payments received under a non-compete agreement, totaling approximately $160.0 million, were used for general corporate purposes, including the repayment of debt and the repurchase of the Company's Class A Common Stock.
   In connection with the 1991 divestiture of a jointly-owned affiliate, Spruce Falls Power and Paper Company Limited, the Company has fulfilled its commitment to lend up to $26.5 million (C$30.0 million) to the new owners of the mill. Under the terms of the loan, the five-year repayment period is not scheduled to commence until December 1997. The Company expects the former affiliate to fulfill its contractual obligation as stipulated in the loan agreement.
   In connection with the 1993 charges totaling $35.4 million for staff reductions (see Note 3), approximately $16.5 million has been disbursed. The Company has committed the remaining funds. As a result of the timing of certain union pension and welfare fund contributions, the remaining cash outflows associated with these charges are expected to occur over the next two years. The Company does not anticipate that its ongoing business operations will be affected by this reduction of staff and expects to fund these charges through internally generated funds.
   In May 1993, the Financial Accounting Standards Board ("FASB") issued Statement No. 114 - Accounting by Creditors for Impairment of a Loan ("SFAS 114"). SFAS 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loans' effective interest rate. In October 1994, the FASB issued Statement No. 118 - Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures ("SFAS 118"). SFAS 118 amends SFAS 114 and allows a creditor to use existing methods for recognizing interest income on an impaired loan. These statements are effective for fiscal years ended after December 15, 1994. The Company does not believe operations will be affected by the adoption of SFAS 114 and SFAS 118.
   The Company has only limited involvement with derivative financial instruments and does not use them for trading purposes. The Company has an interest rate swap agreement with a major financial institution to manage interest costs on $50.0 million of notes due in July 1995. The swap agreement converted a 9.34 percent fixed interest rate to an effective interest rate of
7.73 percent in 1994.
   The Company has on file a shelf registration with the Securities and Exchange Commission that permits the issuance of up to $400.0 million of unsecured senior debt securities. The Company intends to use the net proceeds from the sale of any of these securities for general corporate purposes, which may include repayment of debt and possible future acquisitions.
   In December 1994, the Company entered into forward interest rate swaps to hedge against interest rate increases for the period prior to the issuance of debt. Gains or losses on these transactions are deferred and amortized as an adjustment to interest expense

MANAGEMENT'S DISCUSSION AND ANALYSIS (CONCLUDED)
- --------------------------------------------------------------------------------
commencing with the issuance of debt. At December 31, 1994, the Company had hedged approximately $20.0 million of anticipated first-quarter borrowings. The carrying value of such swap agreements approximated the year-end fair value and, accordingly, no deferred gains or losses were recorded. Subsequent to year-end, the Company entered into forward interest rate swaps which hedged an additional $130.0 million of first-quarter anticipated borrowings. In total, these swaps fix the ten-year treasury rate used to determine the Company's interest rate at
7.8 percent on $150 million of anticipated borrowings.
   In December 1994, the Company established a $200.0 million commercial paper program. Borrowings are in the form of unsecured notes sold at a discount with maturities of up to 270 days. As of December 31, 1994, $60.7 million of such notes were outstanding.
   In addition to cash provided from operating activities, the Company has several established sources for future liquidity purposes, including several revolving credit and term loan agreements. At December 31, 1994, $170.0 million was available for borrowing by the Company under these agreements.
   These revolving credit and term loan agreements and the unsecured senior debt securities available under the shelf registration allow for the Company's classification of $273.5 million of debt as long-term. The Company intends to refinance these obligations on a long-term basis through the issuance of debt.
   The Company anticipates that during 1995, cash for operating, investing and financing activities will continue to come from a combination of internally generated funds and external financing.

CONSOLIDATED STATEMENTS OF OPERATIONS
- --------------------------------------------------------------------------------
Dollars and shares in thousands
  except per share data                            Year Ended December 31
                                              1994          1993        1992
- --------------------------------------------------------------------------------
REVENUES
Advertising                               $1,656,999    $1,399,042   $1,254,764
Circulation                                  545,854       473,971      419,454
Other                                        154,710       146,641       99,317
- --------------------------------------------------------------------------------
Total                                      2,357,563     2,019,654    1,773,535
- --------------------------------------------------------------------------------
COSTS AND EXPENSES
Production costs
  Raw materials                              304,360       280,531      250,575
  Wages and benefits                         529,701       437,528      388,403
  Other                                      428,663       418,554      365,651
- --------------------------------------------------------------------------------
Total                                      1,262,724     1,136,613    1,004,629
Selling, general and administrative
  expenses                                   883,597       756,460      680,498
- --------------------------------------------------------------------------------
Total                                      2,146,321     1,893,073    1,685,127
- --------------------------------------------------------------------------------
OPERATING PROFIT                             211,242       126,581       88,408
Interest expense, net of interest
  income                                      28,162        25,375       26,115
Net gain (loss) on dispositions              200,873            --      (53,768)
- --------------------------------------------------------------------------------
Income before income taxes and equity
  in operations of forest products
  group                                      383,953       101,206        8,525
Income taxes                                 173,868        43,231       11,079
- --------------------------------------------------------------------------------
Income (Loss) before equity in
  operations of forest products group        210,085        57,975       (2,554)
Equity in operations of forest
  products group                               3,264       (51,852)      (8,718)
- --------------------------------------------------------------------------------
Income (Loss) before net cumulative
  effect of accounting changes               213,349         6,123      (11,272)
Net cumulative effect of accounting
  changes                                         --            --      (33,437)
- --------------------------------------------------------------------------------
NET INCOME (LOSS)                         $  213,349    $    6,123   $  (44,709)
- --------------------------------------------------------------------------------
Average number of common shares
  outstanding                                104,070        84,459       78,534
Per share of common stock
  Income (Loss) before net cumulative
    effect of accounting changes          $     2.05    $      .07   $     (.14)
  Net cumulative effect of
    accounting  changes                           --            --         (.43)
  Net income (loss)                             2.05           .07         (.57)
  Dividends                                      .56           .56          .56
- --------------------------------------------------------------------------------
See notes to consolidated financial statements.

CONSOLIDATED BALANCE SHEETS
- -------------------------------------------------------------------------------
                                                                December 31
                                                            1994           1993
- -------------------------------------------------------------------------------
 ASSETS                                                     Dollars in thousand
- -------------------------------------------------------------------------------
 CURRENT ASSETS
 Cash and short-term investments (at cost which
   approximates market:
   1994, $14,255,000; 1993, $27,744,000)              $   41,419      $  42,058
 Accounts receivable (net of allowances:
   1994, $28,157,000; 1993, $43,507,000)                 247,750        264,218
 Inventories                                              30,545         47,271
 Deferred subscription costs                              10,659         32,597
 Other current assets                                     81,401        107,009
- -------------------------------------------------------------------------------
 Total current assets                                    411,774        493,153
- -------------------------------------------------------------------------------
 INVESTMENT IN FOREST PRODUCTS GROUP                      85,433         76,020
- -------------------------------------------------------------------------------
 PROPERTY, PLANT AND EQUIPMENT (at cost)
 Land                                                     62,945         65,839
 Buildings, building equipment and improvements          629,152        650,186
 Equipment                                               908,630        874,479
 Construction and equipment installations
   in progress                                           218,041         93,007
- -------------------------------------------------------------------------------
 Total                                                 1,818,768      1,683,511
 Less accumulated depreciation                           660,017        571,487
- -------------------------------------------------------------------------------
 Total property, plant and equipment - net             1,158,751      1,112,024
- -------------------------------------------------------------------------------
 INTANGIBLE ASSETS ACQUIRED
 Costs in excess of net assets acquired                1,391,250      1,383,582
 Other intangible assets acquired                        160,747        227,377
- -------------------------------------------------------------------------------
 Total                                                 1,551,997      1,610,959
 Less accumulated amortization                           172,531        190,006
- -------------------------------------------------------------------------------
 Total intangible assets acquired - net                1,379,466      1,420,953
- -------------------------------------------------------------------------------
 MISCELLANEOUS ASSETS                                    102,207        113,054
- -------------------------------------------------------------------------------
 Total                                                $3,137,631     $3,215,204
- -------------------------------------------------------------------------------
 See notes to consolidated financial statements.

- ------------------------------------------------------------------------------

                                                               December 31
                                                          1994          1993
- ------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY                     Dollars in thousands
- -------------------------------------------------------------------------------
CURRENT LIABILITIES
Accounts and notes payable                              $121,504      $177,742
Payrolls                                                  67,012        71,256
Accrued expenses                                         182,338       171,515
Unexpired subscriptions                                   77,697       130,627
Current portion of capital lease
  obligations                                              2,681         2,590
- -------------------------------------------------------------------------------
Total current liabilities                                451,232       553,730
- -------------------------------------------------------------------------------
OTHER LIABILITIES
Long-term debt                                           473,530       413,581
Capital lease obligations                                 49,666        46,482
Deferred income taxes                                    176,588       196,875
Other                                                    441,323       403,869
- -------------------------------------------------------------------------------
Total other liabilities                                1,141,107     1,060,807
- -------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
5 1/2 percent cumulative prior preference stock
  of $100 par value - authorized
  110,000 shares; outstanding: 1994, 17,530
  shares and 1993, 17,837 shares                           1,753         1,784
Serial preferred stock of $1 par value -
  authorized 200,000 shares - none issued                     --            --
Common stock of $.10 par value
Class A - authorized 200,000,000 shares; issued:
  1994, 108,052,347 shares; 1993, 107,678,024
  shares (including treasury shares: 1994,
  10,242,381; 1993, 1,251,573)                            10,805        10,768
Class B, convertible - authorized 600,000
  shares; issued: 1994, 570,121 shares;
  1993, 571,624 (including treasury shares:
  1994 and 1993, 139,943)                                     57            57
Additional capital                                       597,860       599,758
Earnings reinvested in the business                    1,179,715     1,022,958
Common stock held in treasury, at cost                  (244,898)      (34,658)
- -------------------------------------------------------------------------------
Total stockholders' equity                             1,545,292     1,600,667
- -------------------------------------------------------------------------------
Total                                                 $3,137,631    $3,215,204
- --------------------------------------------------------------------------------
See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
- --------------------------------------------------------------------------------
Dollars in thousands                                  Year Ended December 31
                                                   1994       1993         1992
- --------------------------------------------------------------------------------
CASH PROVIDED (USED):

OPERATING ACTIVITIES
Income (Loss) before net cumulative effect
  of accounting changes                         $213,349     $6,123    $(11,272)
Adjustments to reconcile income (loss)
before net cumulative effect of accounting
changes to net cash provided by operating
activities
  Depreciation                                   104,624     89,274      69,880
  Amortization                                    49,633     39,558      38,052
  Equity in operations of forest
    products group - net                          (3,240)    52,311         943
  Cash distributions and dividends from
    forest products group                          8,224         --       6,775
  Net (gain) loss on dispositions               (200,873)        --      53,768
  Proceeds from non-compete agreement             40,000         --          --
  Deferred income taxes                          (33,732)   (37,901)    (18,216)
  (Increase) Decrease in receivables - net       (18,573)   (21,636)        430
  (Increase) Decrease in inventories              (4,035)    10,799     (10,707)
  (Increase) Decrease in deferred subscription
    costs and other current assets               (17,820)     4,749       1,078
  Increase (Decrease) in accounts payable         17,481    (41,429)     15,216
  (Decrease) Increase in payrolls and
     accrued expenses                             (6,359)    64,823       5,405
  Increase in unexpired subscriptions             18,027     11,196       4,342
  Other - net                                     14,879     15,491         290

- --------------------------------------------------------------------------------
Net cash provided by operating activities        181,585    193,358     155,984
- --------------------------------------------------------------------------------
INVESTING ACTIVITIES
Net proceeds on sale of BPI Communications,
  L.P.                                            55,367         --          --
Net proceeds from dispositions                   243,776         --      68,000
Businesses acquired, net of cash acquired             --   (134,384)    (23,091)
Additions to property, plant and equipment      (186,203)   (75,738)    (47,068)
Purchases of marketable securities               (88,358)   (65,077)         --
Proceeds from sales of marketable securities      88,358     65,077          --
Other investing proceeds                           7,725        944       4,985
Other investing payments                          (8,505)   (16,986)     (8,629)
- --------------------------------------------------------------------------------
Net cash provided by (used in) investing
  activities                                     112,160   (226,164)     (5,803)
- --------------------------------------------------------------------------------
FINANCING ACTIVITIES
Short-term borrowing - net                        (1,935)    62,340          --
Long-term obligations
  Increase                                            --    200,000          --
  Reduction                                       (5,113)    (5,510)    (63,847)
Capital shares
  Issuance                                         2,577      1,829       1,906
  Repurchase                                    (232,815)  (255,222)         --
Dividends paid to stockholders                   (58,287)   (47,076)    (54,935)
Other financing proceeds                           1,189         --          --
- --------------------------------------------------------------------------------
Net cash used in financing activities           (294,384)   (43,639)   (116,876)
- --------------------------------------------------------------------------------
Net (decrease) increase in Cash and
   short-term investments                           (639)   (76,445)     33,305
Cash and short-term investments at
   the beginning of the year                      42,058    118,503      85,198
- --------------------------------------------------------------------------------
Cash and short-term investments at
  the end of the year                           $ 41,419   $ 42,058   $ 118,503
- --------------------------------------------------------------------------------
See notes to consolidated financial statements and supplemental disclosures to consolidated statements of cash flows.

SUPPLEMENTAL DISCLOSURES TO CONSOLIDATED STATEMENTS OF CASH FLOWS
- --------------------------------------------------------------------------------
Dollars in thousands                         Year Ended December 31
                                              1994         1993           1992
- --------------------------------------------------------------------------------
NONCASH INVESTING AND FINANCING
  TRANSACTIONS

Capital lease assets and
  obligations incurred                     $ 5,990       $   338       $   668
                                       ===========   ===========    ==========

Businesses acquired
  Fair value of assets acquired                       $1,257,029       $34,462
  Liabilities assumed                                   (229,000)      (11,371)
  Liabilities incurred, net of
   payments                                              (18,744)           --
  Common stock issued                                   (874,901)           --
                                                      -----------   -----------
  Net cash paid                                         $134,384       $23,091
                                                      ===========   ===========

  Issuance of common shares                $21,723       $18,188       $17,965
                                        ===========   ===========   ===========
CASH FLOW INFORMATION

Cash payments during the
  year for

  Interest (net of amount
    capitalized)                           $36,320       $26,861       $28,486
                                        ===========   ===========   ===========

  Income taxes                            $220,973       $55,327       $36,776
                                        ===========   ===========   ===========
- --------------------------------------------------------------------------------

The increase in income taxes paid (and corresponding decrease in net cash provided by operating activities) is in large part due to an increase in estimated income tax payments of approximately $113,500,000 related to the net gain on dispositions in 1994. Under Financial Accounting Standards Board ("FASB") Statement No. 95, "Statement of Cash Flows," all income tax payments are included in determining net cash flow from operating activities, but the net cash received from the dispositions must be reported as an investing cash flow.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
- --------------------------------------------------------------------------------

Dollars in thousands
except per share data                                      Capital Stock
                                                  ------------------------------------                                        Common
                                                    5 1/2 %       Class A      Class B                      Earnings           Stock
                                                  Preference       Common       Common                    Reinvested         Held in
                                                  ------------------------------------      Additional        in the       Treasury,
                                                                                               Capital      Business         at cost
- ------------------------------------------------------------------------------------------------------------------------------------
BALANCE, JANUARY 1, 1992                              $1,784       $8,770          $57        $178,080    $1,158,977      $(272,442)
- ------------------------------------------------------------------------------------------------------------------------------------
Net loss                                                                                                     (44,709)
- ------------------------------------------------------------------------------------------------------------------------------------
Dividends, preference - $5.50 per share                                                                          (98)
Dividends, common - $.56 per share                                                                           (43,987)
- ------------------------------------------------------------------------------------------------------------------------------------
Issuance of shares:
Retirement units, etc. - 19,576 Class A
  shares from treasury                                                                            (491)                         524
Employee stock purchase plan - 1,069,743
  Class A shares                                                       1                       (16,432)                      34,311
Stock options - 252,435 Class A shares                                34                         3,771                       (1,900)
Stock conversions - 600 shares                                        --             --
- ------------------------------------------------------------------------------------------------------------------------------------
Foreign currency translation                                                                                  (4,836)
- ------------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1992                             1,784       8,805             57        164,928     1,065,347       (239,507)
- ------------------------------------------------------------------------------------------------------------------------------------
Net income                                                                                                     6,123
- ------------------------------------------------------------------------------------------------------------------------------------
Dividends, preference - $5.50 per share                                                                          (98)
Dividends, common - $.56 per share                                                                           (47,003)
- ------------------------------------------------------------------------------------------------------------------------------------
Issuance of shares:
The Globe acquisition - 36,397,313 Class
  A shares                                                         1,940                       432,624                      440,337
Retirement units, etc. - 10,877 Class A
  shares from treasury                                                                             123                          339
Employee stock purchase plan - 819,166
  Class A shares                                                                                (2,612)                      20,329
Stock options - 185,611 Class A shares                                23                         4,695                         (934)
Stock conversions - 180 shares                                        --             --
- ------------------------------------------------------------------------------------------------------------------------------------
Purchase of company stock:
  10,260,900 Class A shares                                                                                                (255,222)
- ------------------------------------------------------------------------------------------------------------------------------------
Foreign currency translation                                                                                 (1,411)
- ------------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1993                          1,784         10,768             57        599,758     1,022,958        (34,658)
- ------------------------------------------------------------------------------------------------------------------------------------
Net income                                                                                                   213,349
- ------------------------------------------------------------------------------------------------------------------------------------
Dividends, preference - $5.50 per share                                                                          (97)
Dividends, common - $.56 per share                                                                           (58,190)
- ------------------------------------------------------------------------------------------------------------------------------------
Issuance of shares:
Retirement units, etc. - 10,889 Class A
  shares from treasury                                                                            (128)                         271
Employee stock purchase plan - 1,191,323
   Class A shares                                                      2                        (7,237)                      29,119
Stock options - 223,700 Class A shares                                35                         6,928                       (3,385)
Stock conversions - 1,503 shares                                      --             --
- ------------------------------------------------------------------------------------------------------------------------------------
Purchase of company stock:
   10,043,900 Class A shares                                                                                               (236,245)
   307  5 1/2 percent preference shares               (31)                                          10
Proceeds from the sale of put options                                                            1,189
Equity put option obligations                                                                   (2,660)
- ------------------------------------------------------------------------------------------------------------------------------------
Foreign currency translation                                                                                   1,695
- ------------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1994                         $1,753        $10,805            $57       $597,860    $1,179,715      $(244,898)
- ------------------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------
1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of The New York Times Company and all subsidiaries (the "Company") after elimination of intercompany items.

INVENTORIES. Inventories are stated at the lower of cost or current market value. Inventory cost generally is based on the last-in, first-out ("LIFO") method for newsprint and magazine paper and the first-in, first-out ("FIFO") method for other inventories.

INVESTMENTS. Investments in which the Company has at least a 20 percent but not more than 50 percent interest are accounted for under the equity method.

PROPERTY, PLANT AND EQUIPMENT. Property, plant and equipment is stated at cost, and depreciation is computed by the straight-line method over estimated service lives. The Company capitalizes interest costs as part of the cost of constructing major facilities and equipment.

INTANGIBLE ASSETS ACQUIRED. Costs in excess of net assets acquired consist of excess costs of businesses acquired over values assigned to their net tangible assets and other intangible assets. The Company evaluates periodically whether there has been a permanent impairment in any of its intangible assets, inclusive of goodwill. The major factors which are considered in such valuation include the cash flow and operating profit from the operations of the acquired business, and any contemplated long-term strategies which might affect the viability of such business. The excess costs which arose from acquisitions after October 31, 1970 are being amortized by the straight-line method principally over 40 years. The remaining portion of such excess, which arose from acquisitions before November 1, 1970 (approximately $13,000,000), is not being amortized since in the opinion of management there has been no diminution in value. Other intangible assets acquired consist principally of advertiser and subscriber relationships which are being amortized over the remaining lives, ranging from 5 to 40 years. The general policy of 5 to 40 years relates to all intangible assets with the life of 5 years used for various software licenses and lives of 40 years used for mastheads on various acquired properties.

SUBSCRIPTION REVENUES AND COSTS. Proceeds from subscriptions and related costs, principally agency commissions, are deferred at the time of sale and are included in the Consolidated Statements of Operations on a pro rata basis over the terms of the subscriptions.

FOREIGN CURRENCY TRANSLATION. The assets and liabilities of foreign companies are translated at the year-end exchange rates. Results of operations are translated at the average rates of exchange in effect during the year. The resultant translation adjustment is included as a component of stockholders' equity.

EARNINGS PER SHARE. Earnings per share is computed after preference dividends and is based on the weighted average number of shares of Class A and Class B Common Stock outstanding during each year. The effect of shares issuable under the Company's Incentive Plans (see Note 11), including stock options, is not material and therefore excluded from the computation.

CASH AND SHORT-TERM INVESTMENTS. For purposes of the Consolidated Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents. The Company has overdraft positions at certain banks caused by outstanding checks. These overdrafts have been reclassified to accounts payable.

DERIVATIVES. The Company has interest rate swap agreements with major financial institutions that are used to manage exposure to fluctuations in interest rates. The Company is exposed to credit losses in the event of nonperformance by the counterparties to its interest rate swap agreements. The credit standings of counterparties are monitored and the Company does not anticipate nonperformance.

- --------------------------------------------------------------------------------
2.   ACQUISITIONS/DIVESTITURES

In December 1994, the Company divested its minority interest in Gaspesia Pulp & Paper Company Ltd. ("Gaspesia"), a Canadian newsprint mill. The Company's 49 percent interest was transferred to Abitibi-Price, Inc., the majority owner. In connection with the transfer, a pre-tax charge of approximately $3,100,000 ($.02 per share) was recorded. In 1993, the Company wrote down its investment in Gaspesia by $47,000,000 ($.56 per share) to reflect its net realizable value.
   In July and August 1994, the Company completed the sales of its Women's Magazines Division and U.K. golf publications respectively. These transactions resulted in a pre-tax gain of approximately $204,000,000 ($1.01 per share). In connection with the sale of the Women's Magazines Division, the Company entered into a four-year non-compete agreement, for which it received
$40,000,000. This amount is being recognized as operating income, on a straight-line basis, over a four-year period commencing with the closing of the sale on July 26, 1994.
    On October 1, 1993, pursuant to an Agreement and Plan of Merger dated June 11, 1993, as amended as of August 12, 1993 (the "Agreement"), a wholly-owned subsidiary of the Company was merged with Affiliated Publications, Inc., the parent company of The Boston Globe ("The Globe"), which became a wholly-owned subsidiary of the Company.
   The transaction was accounted for as a purchase and, accordingly, The Globe's operations have been included in the Company's consolidated financial statements beginning October 1, 1993, the date the transaction closed. The acquisition had a net cost of approximately $1,028,000,000. Under the Merger
                                     F-15

Agreement the Company exchanged cash of approximately $160,000,000 for 15 percent of The Globe's common stock with the remainder of the consideration paid by the exchange of approximately 36,400,000 shares of the Company's Class A Common Stock valued at $24.03 per share. The purchase resulted in increases in costs in excess of net assets acquired of approximately $850,000,000 (which is being amortized by the straight-line method over 40 years); other intangible assets acquired of $161,000,000 (which consist principally of advertiser and subscriber relationships which are being amortized by the straight-line method over an average period of 33 years); and property, plant and equipment of $246,000,000. Net liabilities assumed as a result of the transaction totaled approximately $229,000,000.
   Pro forma operating results for the year ended December 31, 1993, had the transaction occurred at the beginning of that period are as follows: revenues of $2,335,985,000; net income of $1,178,000; and net income per share of $.01.
   Pro forma operating results for the year ended December 31, 1994, had the magazines sales occurred as of January 1, 1993 are as follows: revenues of $2,231,942,000; net income of $115,518,000; and net income per share of $1.11.
   Pro forma operating results for the year ended December 31, 1993, had the magazine sales and The Globe transaction occurred at the beginning of that period are as follows: revenues of $2,097,828,000; net income of $14,009,000; and net income per share of $.13.
   The above pro forma results are not necessarily indicative of the combined results that would have occurred had the sales and the merger taken place as of the beginning of the periods provided, nor necessarily indicative of results that may be achieved in the future. The gain on the sales is not included in the above pro forma operating results.
   In February 1994, the sale of BPI Communications, L.P.("BPI"), a partnership in which the Company acquired a one-third interest through the 1993 acquisition of The Globe was completed. The Company received approximately $55,000,000 in 1994 from the sale. For financial reporting purposes, no gain or loss was recognized on the sale. The investment in BPI of $55,000,000 was included in other current assets on the accompanying Consolidated Balance Sheets at December 31, 1993.
   On December 31, 1993, the Company sold two weekly newspapers and recognized a pre-tax gain of $2,600,000, or $.02 per share, on the transaction.
   In September 1992, the Company closed The Gwinnett (Ga.) Daily News and sold the residual assets. The closing, related sale and its 1992 operations resulted in a pre-tax loss of approximately $53,768,000 ($37,113,000 after taxes or $.47 per share). The newspaper had not earned a profit since its acquisition in 1987, but its annual operating losses were not material.
   In June 1992, the Company acquired two wholesale newspaper distribution businesses that distribute The New York Times and other newspapers and periodicals in New York City and central and northern New Jersey. The acquisition was accounted for as a purchase; accordingly, the operating results have been included in the consolidated financial statements from the date of the acquisition. The cost of the acquisition was approximately $34,500,000, of which $23,091,000 was paid in cash with the remainder representing net liabilities assumed. The purchase resulted in an increase in intangible assets acquired of $34,462,000.
   In connection with the divestiture of a newsprint mill in 1991, the Company made a loan commitment of up to $26,500,000 (C$30,000,000) to the new owners of the mill. At December 31, 1994, the commitment was fully funded. Interest on the outstanding balance is payable quarterly at annual rates ranging from 4 to 10 percent. Commencing in December 1997, the borrowings outstanding at December 1996 are payable annually over a five-year period in 20 percent increments. The Company expects the obligation to be satisfied as stipulated in the loan commitment.

- --------------------------------------------------------------------------------
3.   VOLUNTARY STAFF REDUCTIONS
      AND UNION NEGOTIATIONS

The Company has completed its negotiations of long-term labor agreements with all of its unions at The New York Times ("The Times") and they extend to the year 2000. These agreements encompass wages, payments to the unions' benefits and pension funds, job security and financial incentives. The agreements apply to all of The Times's current and new production and distribution facilities.
   In connection with these agreements, the Company recorded pre-tax charges in 1993 totaling $35,400,000, or $.23 per share, for severance and related costs resulting from anticipated white-collar staff reductions (approximately $30,000,000) and voluntary early retirements from the composing room (approximately $5,400,000) at The Times.
   The Company recorded two pre-tax charges ($28,000,000, or $.20 per share, in 1992 and $30,000,000, or $.22 per share, in 1989) for voluntary production union staff reductions at The Times related to the opening of Edison (see Note 8), the further automation of newspaper production in the composing room and the announced closing of Carlstadt.
   In 1991 the Company recorded a $20,000,000 before-tax charge ($.15 per share) for severance and related costs resulting from a voluntary termination benefits program for approximately 160 employees at The Times, most of whom were members of The Newspaper Guild of New York.
   At December 31, 1994 and 1993, approximately $23,700,000 and $40,000,000, respectively, are included in accrued expenses in the accompanying Consolidated Balance Sheets, which represents the unpaid balance of the pre-tax charges. The Company has committed the remaining funds. The remaining cash flows associated with the these charges are expected to occur over the next two years due to the timing of certain union pension and welfare fund contributions.

- --------------------------------------------------------------------------------
4.   INVESTMENT IN FOREST PRODUCTS GROUP

The Company has equity interests in a Canadian newsprint company, Donohue
Malbaie, Inc. ("Malbaie"), and in a partnership operating a supercalendered paper mill in Maine, Madison Paper Industries ("Madison"). The equity interest in Malbaie represents a 49 percent ownership interest.
   The Company and Myllykoski Oy, a Finnish paper manufacturing company, are partners through subsidiary companies in Madison. The partners' interests in the net assets of Madison at any time will depend on their capital accounts, as defined, at such time. Through an 80 percent-owned subsidiary, the Company's share of Madison's profits and losses is 40 percent.
   In December 1994, the Company divested its minority interest in Gaspesia, which was written down to its net realizable value in 1993 (see Note 2).
   Loans and contributions to Madison by the 80 percent-owned subsidiary of the Company totaled $1,523,000, $1,279,000 and $1,337,000, respectively, in 1994,
1993 and 1992.
   At December 31, 1993, the Company recorded a distribution receivable from Malbaie of $8,224,000, which is included in other current assets on the
Company's Consolidated Balance Sheets at such date. The Company received payment of the receivable in 1994. No other distributions were received from Malbaie in 1994, 1993 or 1992. The Company's share of undistributed earnings of Malbaie aggregated approximately $4,882,000 and $3,975,000 at December 31, 1994 and
1993, respectively.
   No loans or contributions were made to Malbaie in 1994, 1993 or 1992.
   Condensed combined balance sheets of the Forest Products Group, which exclude Gaspesia at December 31, 1994, are as follows:
- --------------------------------------------------------------------------------
Condensed Combined Balance Sheets
of Forest Products Group
- --------------------------------------------------------------------------------
Dollars in thousands
- --------------------------------------------------------------------------------
December 31                                               1994             1993
- --------------------------------------------------------------------------------
Current assets                                         $66,280          $87,984
Less current liabilities                                33,027           75,073
- --------------------------------------------------------------------------------
Working capital                                         33,253           12,911
Fixed assets, net                                      236,961          345,413
Long-term debt                                         (62,355)         (71,528)
Deferred income taxes                                 (103,756)        (102,752)
- --------------------------------------------------------------------------------
Net assets                                            $104,103         $184,044
- --------------------------------------------------------------------------------

   At December 31, 1994 long-term debt of the Forest Products Group (exclusive of $11,300,000 due within one year) matures as follows: 1996, $47,347,000; 1997,
$500,000; and 1998, $14,408,000; and 1999, $100,000. The maturities of a substantial portion of the debt may be accelerated if cash flow, as defined, exceed certain levels. None of the Forest Products Group's debt is guaranteed by the Company.


   Condensed combined statements of operations of the Forest Products Group, which exclude the operations of Gaspesia subsequent to the write-down at
December 31, 1993, are as follows:
- --------------------------------------------------------------------------------
Condensed Combined Statements of Operations
of Forest Products Group
- --------------------------------------------------------------------------------
Dollars in thousands
- --------------------------------------------------------------------------------
Year Ended December 31                      1994           1993            1992
- --------------------------------------------------------------------------------
Net sales and other
  income                                $189,805       $254,324        $266,451
Costs and expenses                       180,860        269,845         297,117
- --------------------------------------------------------------------------------
Income (Loss) before
  taxes                                    8,945        (15,521)        (30,666)
Income tax expense
  (benefit)                                1,136         (2,700)        (11,680)
- --------------------------------------------------------------------------------
Net income (loss)                         $7,809       $(12,821)       $(18,986)
- --------------------------------------------------------------------------------

   The condensed combined financial information of the Forest Products Group excludes the income tax effects related to Madison. Such tax effects (see Note
6) have been included in the Company's consolidated financial statements. Adjustments from translating certain balance sheet accounts, principally of the Canadian newsprint companies, for each of the three years in the period ended December 31, 1994, are set forth in the Consolidated Statements of Stockholders' Equity.
   The accumulated translation adjustment (included in earnings reinvested in the business) decreased stockholders' equity by $933,000 and $2,628,000 at December 31, 1994 and 1993, respectively. Upon the disposition in 1994, stockholders' equity was increased by $3,000,000, net of tax, to reflect the accumulated translation adjustment related to Gaspesia.
   During 1994, 1993 and 1992, the Company's Newspaper Group purchased newsprint and supercalendered paper from the Forest Products Group (including Gaspesia through the disposal date) at competitive prices. Such purchases aggregated approximately $107,000,000, $102,000,000, and $112,000,000, respectively.

- --------------------------------------------------------------------------------
5.   INVENTORIES

Inventories as shown in the accompanying Consolidated Balance Sheets are composed of the following:
- -------------------------------------------------------------
Dollars in thousands
- -------------------------------------------------------------
December 31                              1994            1993
- -------------------------------------------------------------
Newsprint and magazine paper          $24,783         $38,691
Work-in-process, etc                    5,762           8,580
- -------------------------------------------------------------
Total                                 $30,545         $47,271
- -------------------------------------------------------------


Utilization of the LIFO method reduced inventories as calculated on the FIFO method by approximately $2,694,000 and $2,263,000 at December 31, 1994 and 1993, respectively.



- --------------------------------------------------------------------------------
6.   INCOME TAXES


   Income tax expense for each of the years presented is determined in accordance with Statement of Financial Accounting Standard No. 109-Accounting for Income Taxes ("SFAS 109"). The Company adopted SFAS 109 in 1992 and reflected a credit of $13,414,000 as of January 1, 1992, representing the cumulative effect of this accounting change on net income.
   SFAS 109 requires recognition of deferred tax liabilities and assets for the estimated future tax consequences attributable to temporary differences. Such temporary differences exist when the tax basis differs from the financial reporting amount of assets or liabilities. All tax liabilities and tax assets are measured using current tax law and applicable rates. A valuation allowance is recorded to reduce deferred tax assets to amounts which, in management's judgment, are most likely to be realized.
   Income tax expense as shown in the Consolidated Statements of Operations is composed of the following:
- ------------------------------------------------------------

Dollars in thousands           1994       1993         1992
- ------------------------------------------------------------
Current tax expense
 Federal                   $159,779     60,178       $8,970
 State, local, foreign       49,651     17,612        1,413
- ------------------------------------------------------------
                            209,430     77,790       10,383
- ------------------------------------------------------------
Deferred tax expense
 Federal                    (20,955)   (26,982)      (1,157)
 State, local, foreign      (13,088)    (8,919)       1,302
- ------------------------------------------------------------
                            (34,043)   (35,901)         145
- ------------------------------------------------------------
Income tax expense from
  continuing operations     175,387     41,889       10,528
Less income tax expense
  (benefit) related to
  equity in operations        1,519     (1,342)        (551)
- ------------------------------------------------------------
Income tax expense         $173,868    $43,231      $11,079
- ------------------------------------------------------------

   Tax expense in 1994 was reduced by approximately $10,000,000 and $3,000,000, respectively, relating to a decrease in valuation allowance and recognition of federal capital loss tax benefits. The decrease in valuation allowance is associated with federal capital loss tax benefits. An increase in valuation allowance associated with state and local capital loss carryforward tax benefits added approximately $1,058,000 to 1994 tax expense.
   Tax expense in 1993 was reduced by approximately $7,000,000 and $2,485,000, respectively, relating to a decrease in valuation allowance and recognition of federal tax benefits of capital loss carryforwards. Of the decrease in valuation allowance, $4,390,000 was associated with federal tax benefits of capital loss carryforwards; with the remainder attributable to state and local tax benefits of net operating loss carryforwards. Adjustment of the Company's deferred tax balances for the one percent rate increase provided in the Tax Reform Act of 1993 added $4,359,000 to deferred tax expense, inclusive of $600,000 of expense reported in equity in operations of the Forest Products Group.
   In connection with the Gwinnett transaction in 1992 (see Note 2), the Company had a net tax benefit of $16,655,000 on a pre-tax loss of $53,768,000. The difference of $1,626,000 between the tax benefit and such benefit calculated at the federal statutory rate is mainly attributable to an unrecognized capital loss (which increased tax expense by $3,405,000), net of the impact of previously amortized intangibles (which decreased tax expense by $1,779,000).
   In accordance with the provisions of SFAS 109, approximately $1,600,000 of additional reduction in valuation allowance, which was established against acquired deferred tax assets, was recorded as a reduction of goodwill in 1993. No such amounts affected 1994 or 1992 tax expense.
   Income tax benefits credited directly to stockholders' equity totaled $2,434,000, $3,595,000 and $3,735,000 during 1994, 1993 and 1992, respectively.
   Foreign taxes included in income tax expense in 1994 of $4,979,000 were principally attributable to the disposition of the Company's U.K. golf publications. Foreign taxes included in income tax expense in 1993 and 1992 were not significant.
   Equity in operations of the Forest Products Group (see Note 4) includes the income tax effects of the Company's interest in Madison and its equity in the operations of the Canadian newsprint companies. Of such amounts, tax benefits of $117,000 in 1994, $585,000 in 1993 and $1,219,000 in 1992 are applicable to the
Canadian newsprint companies. Deferred taxes attributable to the Company's interest in Madison were a benefit of $(39,000) in 1994, and expense of $1,562,000 and $265,000, respectively, for 1993 and 1992. These deferred taxes relate principally to differences between financial reporting and tax depreciation. The Company's consolidated federal income tax returns include the income tax effects of its interest in Madison.

   The reasons for the variance between the effective tax rate on income before income taxes and equity in operations of the Forest Products Group and the federal statutory rate (exclusive of the net gain on dispositions in 1994 and loss on dispositions in 1992) are as follows:


- --------------------------------------------------------------------------------
Year Ended December 31          1994              1993             1992
- --------------------------------------------------------------------------------
                                       % of              % of            % of
Dollars in thousands          Amount   Pretax   Amount   Pretax  Amount   Pretax
- --------------------------------------------------------------------------------
Tax at federal statutory
  rate                       $64,078  35.0%    $35,422  35.0%   $21,180   34.0%
Increase (decrease)
  resulting from State and
  local taxes - net            5,177   2.8       6,883   6.8      2,294    3.7
 Capital loss tax benefits   (10,000) (5.4)     (6,875) (6.8)        --     --
 Amortization of intangible
   assets acquired            11,139   6.1       5,602   5.5      4,033    6.5
 Change in enacted tax rate     --      --       3,759   3.7         --     --
 Other - net                   5,920   3.2      (1,560) (1.5)       227    0.3
- --------------------------------------------------------------------------------
Subtotal                      76,314  41.7%     43,231  42.7%    27,734   44.5%
- --------------------------------------------------------------------------------
Dispositions                  97,554                --          (16,655)
- --------------------------------------------------------------------------------
Income tax expense          $173,868           $43,231          $11,079
- --------------------------------------------------------------------------------

Federal income taxes currently refundable totaled $28,109,000 and $2,992,000 at December 31, 1994 and 1993, respectively, and are included in other current assets on the Consolidated Balance Sheets. The components of the net deferred tax liabilities recognized on the respective Consolidated Balance Sheets are as follows:

- --------------------------------------------------------
Dollars in thousands
December 31                            1994        1993
- --------------------------------------------------------
Deferred Tax Assets
 Intangible assets acquired         $10,425     $23,568
 Accrued state and local taxes       14,996      19,890
 Postretirement and
   postemployment benefits           81,707      78,655
 Other accrued employee
   benefits and compensation         89,569     110,218
 Allowance for doubtful
   accounts                          26,305      23,557
 Tax loss carryforwards              20,260      23,595
 Unearned Income                     21,848        --
 Other                                4,578      22,860
- --------------------------------------------------------
Total deferred tax assets           269,688     302,343
Valuation allowance                 (19,774)    (27,773)
- --------------------------------------------------------
Net deferred tax assets            $249,914    $274,570
- --------------------------------------------------------

- --------------------------------------------------------
Dollars in thousands
December 31                            1994      1993
- --------------------------------------------------------
Deferred Tax Liabilities
 Property, plant and
   equipment                       $121,617    $131,189
 Tax certificate                    125,664     137,343
 Nontaxable acquisition             125,782     145,298
 Deferred subscription
   expenses                           8,627      21,743
 Safe harbor tax lease               19,717      20,376
 Unremitted earnings                    833        --
 Investment in Forest
   Products Group                    13,324        --
 Other                                2,641      18,446
- -------------------------------------------------------
Total deferred tax liabilities      418,205     474,395
- --------------------------------------------------------
Net deferred tax assets            (249,914)   (274,570)
- --------------------------------------------------------
Net deferred tax liability          168,291     199,825
- --------------------------------------------------------
Less amounts included in:
 Other current assets                (9,296)     (4,812)
 Accrued expenses                       999       7,762
- --------------------------------------------------------
Deferred income taxes              $176,588    $196,875
- --------------------------------------------------------


   At December 31, 1994, there were no federal net operating loss carryforwards. Benefits from state and local loss carryforwards are attributable mainly to tax operating losses. Such loss carryforwards expire in accordance with provisions of applicable tax laws and have remaining lives ranging from 1 to 15 years. At December 31, 1994, the tax benefits relating to these carryforwards expire as follows: 1996, $4,015,000; 1997, $2,678,000; 1998, $3,018,000; 1999 through
2003, $10,442,000; and 2004 through 2008, $107,000.
   In connection with the sale in 1989 of its cable television system, the Federal Communications Commission granted the Company a tax certificate. This certificate enabled the Company to defer income taxes on the gain on the transaction and pay such taxes over a number of years. Under the provisions of the Internal Revenue Code, this is accomplished through a reduction in the tax bases of various assets. As a result, $10,508,000, $10,820,000 and $10,388,000 of income taxes that were so deferred became currently payable in 1994, 1993 and 1992, respectively. Additional income taxes that were deferred will become currently payable over the remaining lives of those assets with reduced tax bases.
   Federal income tax returns for all years through 1989 have been examined by the Internal Revenue Service, for which tentative agreements have been reached. Examinations of the tax returns for the years 1990 through 1993 have not commenced. Management is of the opinion that any assessments resulting from these examinations will not have a material effect on the consolidated financial statements.

- --------------------------------------------------------------------------------
7.   DEBT


In February 1995, the Company filed a shelf registration statement with the Securities Exchange Commission that permits the issuance of up to $400,000,000 in unsecured senior debt securities. The unsecured senior debt securities available under the shelf registration allow for the Company's classification of certain current obligations as long-term debt.

Long-term debt consisted of the following:

- --------------------------------------------------------------------------------
Dollars in thousands
- --------------------------------------------------------------------------------
December 31                                              1994             1993
- --------------------------------------------------------------------------------
Notes due 1998-2000 (a)                                $200,000         $200,000
Notes due 1995 net of
  unamortized discount:
  1994, $511; 1993, $2,444 (b)                          161,789          159,856
Notes due 1995 including
  unamortized premium:
  1994, $1,336; 1993, $3,725 (c)                         51,336           53,725
Commercial Paper (d)                                     60,405             --
- --------------------------------------------------------------------------------
Total                                                   473,530          413,581
Less current portion                                       --               --
- --------------------------------------------------------------------------------
Total long-term portion                                $473,530         $413,581
- --------------------------------------------------------------------------------

   (a) In October 1993, the Company issued senior notes totaling $200,000,000 to an insurance company with interest payable semi-annually. Five-year notes totaling $100,000,000 were issued at a rate of 5.50 percent, and the remaining $100,000,000 were issued as six and one-half year notes at a rate of 5.77 percent.
   (b) In connection with the 1985 acquisition of certain newspapers, the Company issued 10-year notes with an aggregate stated value of $162,300,000 which have been discounted at an interest rate of 11.85 percent for financial reporting purposes. Interest on certain of the notes is payable semi-annually. The original difference of $12,600,000 between the stated value of the notes and the amount that results from discounting the notes at 11.85 percent is being amortized as interest expense over the term of the notes. The December 31, 1994 amount is included in long-term debt since the Company has the intent and the ability, supported by the new shelf registration, to refinance these obligations for at least one year.
   (c) In connection with the 1993 acquisition of The Globe (see Note 2), the Company assumed $50,000,000 of 9.34 percent fixed-rate notes maturing July 1995 which have been valued for financial reporting purposes using a discount rate of
4.25 percent. Interest on the notes is payable semi-annually. The excess of the fair value of the notes at the acquisition date over the stated value of such notes was $4,303,000, which is being amortized as a reduction of interest expense over the remaining term of the notes. The December 31, 1994 amount is included in long-term debt since the Company has the intent and the ability, supported by the new shelf registration, to refinance these obligations for at least one year.
   The Company has an interest rate swap agreement (the "Agreement") with a major financial institution to manage interest costs. The Agreement matures in 1995 and effectively converts the 9.34 percent interest rate to a variable rate which is semi-annually indexed to the six-month London interbank ("LIBOR") rate. Based on quoted market prices, the Agreement was valued at $1,800,000 as of the acquisition date and is being amortized as interest expense over its term. As of December 31, 1994, the carrying value of the Agreement was $600,000. The difference of the carrying value and the estimated fair value at December 31, 1994 was not significant. During 1994, the Company's effective interest rate on these unsecured notes was 7.70 percent.
   (d) In December 1994, the Company established a $200,000,000 commercial paper program. Borrowings are in the form of unsecured notes sold at a discount with maturities ranging up to 270 days. The $60,700,000 in aggregate face value of such notes outstanding at December 31, 1994 were issued at a weighted average interest rate of 6.06 percent. The outstanding commercial paper was supported by the Company's revolving credit and term loan agreements. Commercial paper is classified as long-term debt as the Company intends to refinance these obligations for at least one year either through continued short-term borrowings or the issuance of long-term debt supported by the new shelf registration.
   Based on borrowing rates currently available for debt with similar terms and average maturities, the fair value of long-term debt, excluding the current portion, was $455,100,000 and $432,725,000 at December 31, 1994 and 1993,
respectively.

- --------------------------------------------------------------------------------
   In October 1994, the Company entered into an $93,300,000 revolving credit and term loan agreement with a group of banks, which replaced the previous
$80,000,000 revolving credit and term loan agreement which would have terminated in May 1995. The new agreement, as amended, terminates in October 1998. At such time, then outstanding borrowings would be payable semi-annually in equal installments over one year. At the Company's discretion, this facility may be converted into term loans at any time. The agreement provides for an annual commitment fee of 0.11 percent on the unused commitment.
   The Company also has a $46,700,000 revolving credit agreement with the same group of banks, which replaces a previous $40,000,000 revolving credit agreement that terminated in October 1994. This agreement expires in October 1995. The agreement provides for an annual commitment fee of 0.08 percent on the unused commitment. A previous $50,000,000 revolving credit agreement was terminated in October 1994 and the underlying bank was included in the two new aforementioned revolving credit agreements.
   The agreements permit borrowings which bear interest, at the Company's option, (i) for domestic borrowings: based on the certificates of deposit rate, the Federal Funds rate, a prime rate or a quoted rate; or (ii) for Eurodollar borrowings: based on the LIBOR rate. Borrowings under these agreements may be prepaid without penalty.
     In October 1992, the Company entered into a $20,000,000 revolving credit and term loan agreement with a bank and its affiliate, which replaced a previous $30,000,000 revolving credit agreement with the same bank. The new agreement, as amended, terminates in May 1996. At such time, then outstanding borrowings would be payable semi-annually aggregating 5 percent, 20 percent, 45 percent and 30 percent annually from 1996 to 1999. At the Company's discretion, this facility may be converted into term loans at any time. The Company also has entered into a $10,000,000 revolving credit agreement with the same bank and its affiliate that expires May 1995, at which time, any outstanding borrowings would be payable. Both agreements provide for an annual commitment fee of 1/8th of 1 percent on the unused commitment.
   The agreements permit borrowings which bear interest, at the Company's option, (i) for domestic borrowings: based on the certificates of deposit rate, a prime rate or a quoted rate; or (ii) for Eurodollar borrowings: based on the LIBOR rate. Borrowings under these agreements may be prepaid without penalty.
   No borrowings under any of the above agreements were outstanding during 1994. Certain of the agreements also include provisions which require, among other matters, specified levels of stockholders' equity. At December 31, 1994, approximately $795,000,000 of stockholders' equity was unrestricted.
   In December 1994, the Company entered into a forward interest rate swap to hedge against possible interest rate increases during the period prior to the planned issuance of long-term debt. Gains or losses on these hedging transactions are deferred and amortized as adjustments of interest expense commencing on the date of issuance of debt. At December 31, 1994, the swaps entered into by the Company hedged approximately $20,000,000 of anticipated borrowings during the first quarter of 1995. At December 31, 1994, the carrying amount of such swaps approximated the fair value. Accordingly, no deferred gains or losses were recorded on the accompanying balance sheet. Subsequent to year-end, the Company entered into forward interest rate swaps which hedged an additional $130.0 million of anticipated first-quarter borrowings. In total, these swaps fix the 10-year treasury rate used to determine the Company's interest rate at 7.8 percent on $150.0 million of anticipated borrowings.
   Short-term debt is comprised of current maturities of long-term debt and capital lease obligations. Outstanding notes payable at December 31, 1993 consist of $62,340,000 of short-term bank borrowings at an average interest rate of 3.71 percent. There were no outstanding notes payable at December 31, 1994.
   Interest expense, net of interest income, as shown in the accompanying Consolidated Statements of Operations consisted of the following:

- --------------------------------------------------------------------------------
Dollars in thousands
- --------------------------------------------------------------------------------
Year Ended December 31                       1994           1993           1992
- --------------------------------------------------------------------------------
Interest expense                          $34,880        $29,549        $30,075
Interest income                            (6,718)        (4,174)        (3,960)
- --------------------------------------------------------------------------------
Net                                       $28,162        $25,375        $26,115
- --------------------------------------------------------------------------------

In connection with various construction projects, interest of approximately $4,943,000, $1,351,000 and $705,000 was capitalized as property, plant and equipment for 1994, 1993 and 1992, respectively.


- --------------------------------------------------------------------------------
8.   CAPITAL INVESTMENT PROJECTS

In December 1993, the Company and the City of New York executed a lease agreement and related agreements, under which the Company is leasing 31acres of City-owned land in College Point, Queens, New York, on which The Times is building a state-of-the-art production and distribution facility. Conditions stipulated under the lease were met in June 1994 and, accordingly, a capital lease of $5,000,000 was recorded at such time. The lease will continue for 25 years after the start of construction with an option to ultimately purchase the property. Under the terms of the agreement, The Times would receive various tax and energy cost reductions.
   In July 1994, the Company's Board of Directors approved the construction of the new facility which will allow for later news deadlines and provide color and inserting capability for the daily newspaper. The cost of the new facility, excluding capitalized interest currently projected to be $45,000,000, is estimated to be $315,000,000.
   Construction of the facility began in August 1994 with completion anticipated in the second half of 1997. While the new facility will replace
The Times's Manhattan production and distribution facility, business and news operations will remain at the Manhattan building. No write-down is anticipated as a result of the discontinuance of production at the Manhattan facility.
   The Company's Edison facility commenced production in late 1992. Depreciation of the equipment began during the fourth quarter of 1992 and was phased in as each element was placed in service. Full operation of the facility began in the first quarter of 1993. Depreciation of the building and equipment totaled $33,000,000 in 1993 and increased to $35,000,000 in 1994 when the facility was operational for a full year.
   In 1993, the Company announced that The Times closed its printing plant in Carlstadt, New Jersey, and transferred production and distribution to the Edison facility. The Company completed removal of equipment from the facility in September 1994 and has commenced marketing of the Carlstadt facility for lease. The carrying value of the facility, which reflects management's estimate of its net realizable value (approximately $16,400,000), has been included in miscellaneous assets at December 31, 1994.

- --------------------------------------------------------------------------------
9.   PENSION PLANS

The Company sponsors several pension plans and makes contributions to several others in connection with collective bargaining agreements, including a joint Company-union plan and a number of joint industry-union plans. These plans cover substantially all employees.
   The Company-sponsored pension plans provide participating employees with retirement benefits in accordance with benefit provision formulas which are based on years of service and final average or career pay and, where applicable, employee contributions. Funding is based on an evaluation and review of the assets, liabilities and requirements of each plan. Retirement benefits are also provided under supplemental unfunded pension plans.
   Net periodic pension cost was $32,730,000 in 1994, $16,461,000 in 1993, and $15,082,000 in 1992. The components of net periodic pension cost are:

- --------------------------------------------------------------------------------
Dollars in thousands
- --------------------------------------------------------------------------------
Year Ended December 31                      1994          1993             1992
- --------------------------------------------------------------------------------
Service cost                             $19,194       $14,075          $11,879
Interest cost                             38,933        26,675           24,167
Actual loss (return) on plan assets        2,942       (38,907)         (25,365)
Curtailment loss (gain)
   (See Note 2)                            1,887          --               (885)

Net amortization and
  deferral                               (30,226)       14,618            5,286
- --------------------------------------------------------------------------------
Net periodic pension cost                $32,730       $16,461          $15,082
- --------------------------------------------------------------------------------

Due to the sale of the Women's Magazines Division, the Company recognized a curtailment loss in 1994. Accordingly, net periodic pension cost relating to certain plans was remeasured at July 1994, using an increased discount rate of
8.0 percent.

Assumptions used in the actuarial computations were:

- --------------------------------------------------------------------------------
Year Ended December 31                       1994          1993          1992
- --------------------------------------------------------------------------------

Discount rate                                8.25%         7.00%         8.00%
Rate of increase in
  compensation levels                        5.50%         5.50%         5.50%
Expected long-term rate of
  return on assets                           8.75%         8.75%         8.75%

- --------------------------------------------------------------------------------

In connection with collective bargaining agreements, the Company contributes to several other pension plans including a joint Company-union plan and a number of joint industry-union plans. Contributions are determined as a function of hours worked or period earnings. Pension cost for these plans was $19,535,000 in 1994, $17,970,000 in 1993, and $15,700,000 in 1992.


The funded status of the Company's plans which were valued at September 30, 1994 and 1993 is as follows:
- --------------------------------------------------------------------------------
                                                 Plans Whose         Plans Whose
                                                  Assets Exceed     Accumulated
December 31, 1994                                 Accumulated         Benefits
Dollars in thousands                               Benefits        Exceed Assets
- --------------------------------------------------------------------------------
Actuarial present value of benefit obligation:
Vested benefit obligation                           $187,656           $207,104
- --------------------------------------------------------------------------------
Accumulated benefit obligation                      $193,129           $212,519
- --------------------------------------------------------------------------------
Projected benefit obligation                        $238,574           $263,044
Plan assets at fair value                            231,236            144,200
- --------------------------------------------------------------------------------
Projected benefit obligation
  in excess of plan assets                             7,338            118,844
Unrecognized net (losses) gains                      (12,337)            11,269
Unrecognized prior service cost                        6,567            (10,814)
Unrecognized transition obligation                    (2,038)            (1,517)
Fourth-quarter contribution, net                      (2,483)            (7,891)
- --------------------------------------------------------------------------------
Recorded pension (asset) liability                   $(2,953)          $109,891
- --------------------------------------------------------------------------------

















- --------------------------------------------------------------------------------
                                                   Plans Whose      Plans Whose
                                                   Assets Exceed    Accumulated
December 31, 1993                                  Accumulated        Benefits
Dollars in thousands                                Benefits       Exceed Assets
- ------------------------------------------------------------------------------
Actuarial present value of benefit obligation:
Vested benefit obligation                               $187,972      $219,554
- ------------------------------------------------------------------------------
Accumulated benefit obligation                          $193,951       $227,102
- ------------------------------------------------------------------------------
Projected benefit obligation                            $251,679       $282,179
Plan assets at fair value                                234,366        142,015
- ------------------------------------------------------------------------------
Projected benefit obligation
  in excess of plan assets                                17,313        140,164
Unrecognized net (losses)                                (24,972)       (20,043)
Unrecognized prior service cost                            7,746         (9,633)
Unrecognized transition obligation                        (2,690)        (2,724)
Fourth-quarter contribution, net                          (2,675)        (3,220)
Adjustment required to
  recognize additional minimum liability                                 10,087
- --------------------------------------------------------------------------------
Recorded pension (asset) liability                       $(5,278)      $114,631
- --------------------------------------------------------------------------------


Plan assets, which were valued as of September 30, 1994 and 1993, consist of money market investments, investments in marketable fixed income and equity securities, an investment in a diversified real estate equity fund and investments in group annuity insurance contracts.
   The additional minimum liability relating to the unfunded status of these plans is included in other liabilities on the Consolidated Balance Sheets as of December 31, 1993 and miscellaneous assets includes a related intangible asset of an equal amount. No such liability was required as of December 31, 1994.

- --------------------------------------------------------------------------------
10.  POSTRETIREMENT BENEFITS OTHER THAN
     PENSIONS AND POSTEMPLOYMENT BENEFITS

The Company provides health and life insurance benefits to retired employees (and their eligible dependents) who are not covered by any collective bargaining agreements if the employee meets specified age and service requirements.
   The Company adopted the provisions of SFAS No. 106 - Employers' Accounting for Postretirement Benefits Other Than Pensions ("SFAS 106"), changing to the accrual method of accounting for these benefits effective January 1, 1992. Prior to 1992, postretirement benefit expenses were recognized on a pay-as-you-go basis and were not material.
   As permitted by SFAS 106, the Company elected to recognize in 1992 the accumulated postretirement benefit obligation related to prior service costs. The Company recorded this obligation of $64,856,000 ($37,411,000 after taxes or $.48 per share) as the cumulative effect of an accounting change at January 1, 1992.
   Net periodic postretirement cost was $12,419,000 and $10,809,000 in 1994 and 1993, respectively. The components of this cost are as follows:

- --------------------------------------------------------------------------------
Dollars in thousands                        1994              1993
- --------------------------------------------------------------------------------
Service cost for benefits
  earned during the period                $4,629            $3,955
Interest cost on accumulated
  postretirement benefit obligation        9,376             6,854
Net amortization and deferral               (102)                -
Curtailment gain (See Note 2)             (1,484)                -
- --------------------------------------------------------------------------------
Net periodic postretirement
   benefit cost                          $12,419           $10,809
- --------------------------------------------------------------------------------
The Company's policy is to fund the above-mentioned payments as claims and premiums are paid.
   The following table sets forth the amounts included in Accrued Expenses and Other Liabilities on the Consolidated Balance Sheets at December 31, 1994 and 1993, based on valuation dates of September 30 in each year.

- --------------------------------------------------------------------------------
Dollars in thousands
- --------------------------------------------------------------------------------
December 31                                                1994            1993
- --------------------------------------------------------------------------------
Accumulated postretirement benefit
 obligation
 Retirees                                               $49,595         $53,677
 Fully eligible active plan participants                 26,894          28,450
 Other active plan participants                          45,017          51,522
- --------------------------------------------------------------------------------
Total                                                   121,506         133,649
Unrecognized net gains                                   26,287           4,535
Fourth-quarter benefit
  payments                                               (1,035)           (821)
- --------------------------------------------------------------------------------
Total accrued postretirement
  benefit liability                                     146,758         137,363
Current portion included in
  accrued expenses                                        4,400           4,040
- --------------------------------------------------------------------------------
Long-term accrued postretirement
  benefit liability                                    $142,358        $133,323
- --------------------------------------------------------------------------------


   Subsequent to the measurement date, a plan amendment was adopted to reduce benefits for participants retiring after January 1, 1995. The effect on the accumulated postretirement benefit obligation is a reduction of $16,736,000. This amount will be amortized over a period of approximately nine years.
   For 1994, the accumulated postretirement benefit obligation was determined using a discount rate of 8.25 percent, an estimated increase in compensation levels of 5.5 percent and a health care cost trend rate of between 12.0 percent and 10.0 percent in the first year grading down to 5.0 percent in the year 2008.
   Increasing the assumed health care cost trend rates by one percentage point in each year and holding all other assumptions constant would increase the accumulated postretirement benefit obligation as of December 31, 1994 by $16,833,000 and increase the net periodic postretirement benefit cost for 1994 by $2,297,000.
   For 1993, the accumulated postretirement benefit obligation was determined using a discount rate of 7.0 percent, an estimated increase in compensation levels of 5.5 percent and a health care cost trend rate of between 13.0 percent and 11.0 percent in the first year, grading down to 5.0 percent in the year 2008.
   In connection with collective bargaining agreements, the Company contributes to several welfare plans including a joint Company-union plan and a number of joint industry-union plans. Contributions are determined as a function of hours worked or period earnings. Portions of these contributions, which cannot be disaggregated, related to postretirement benefits for plan participants. Total contributions to these welfare funds were approximately $25,460,000 and $18,000,000 in 1994 and 1993, respectively.
   The Company also adopted SFAS No. 112 - Employers' Accounting for Postemployment Benefits ("SFAS 112") as of the beginning of 1992. SFAS 112 requires that certain benefits provided to former or inactive employees, after employment but before retirement, such as workers' compensation, disability benefits and health care continuation coverage be accrued if attributable to employees' service already rendered. The cumulative effect on net income of this change in accounting method resulted in a one-time charge of $16,365,000 ($9,440,000 after taxes or $.12 per share) and has been reflected as of January 1, 1992.

- --------------------------------------------------------------------------------
11.  EXECUTIVE AND NON-EMPLOYEE DIRECTORS'
     INCENTIVE PLAN

Under the Company's 1991 Executive Stock Incentive Plan and 1991 Executive Cash Bonus Plan (together the "1991 Executive Plans"), the Board of Directors may authorize incentive compensation awards and grant stock options to key employees of the Company. Awards may be granted in cash, restricted and unrestricted shares of the Company's Class A Common Stock, Retirement Units or such other forms as the Board of Directors deems appropriate. Under the 1991 Executive Plans, stock options of up to 10,000,000 shares of Class A Common Stock may be granted and stock awards of up to 1,000,000 shares of Class A Common Stock may be made. In adopting the 1991 Executive Plans, shares previously available for issuance of retirement units and stock options under prior plans are no longer available for future awards.
   Retirement Units are payable in Class A Common Stock over a period of 10 years following retirement.
   Stock options currently outstanding were granted under the Company's 1984 Stock Option Plan and the 1991 Executive Plans. The Plans provide for granting of both incentive and non-qualified stock options principally at an option price per share of 100 percent of the fair market value of the Class A Common Stock on the date of grant. These options have terms of five or ten years, and become exercisable in annual periods ranging from one year to four years from the date of grant. Payment upon exercise of an option may be made in cash, with previously-acquired shares, with shares (valued at fair market value) which would be otherwise issued on the exercise of the option or any combination thereof.
   Under the Company's Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), non-qualified options with ten-year terms are granted annually to each non-employee director of the Company. Each annual grant allows the director to purchase from the Company up to 1,000 shares of Class A Common Stock at the fair market value of such shares at the date of grant. Options for an aggregate of 250,000 shares of Class A Common Stock may be granted under the Directors' Plan.
   Outstanding stock options granted to key employees of The Globe to purchase its Series A and/or Series B Common Stock prior to the merger have been converted to stock options to purchase the Company's Class A Common Stock. The former Globe stock options were converted at a ratio of 0.6 shares of Class A Common for each share of Globe stock as determined by the merger agreement.
All of these stock options became exercisable as of the acquisition date.
   Changes in stock options for each of the three years in the period ended December 31, 1994 were as follows:

- ------------------------------------------------------------------------
 Dollars in thousands                       Option Price
 except per share data        Shares        Per Share ($)        Total
- ------------------------------------------------------------------------
 Options oustanding
   January 1, 1992         4,335,508          5.76 to 38.87     $98,099
 Granted                   1,103,410         25.93 to 28.88      28,473
 Exercised                  (466,320)         5.76 to 26.75      (7,900)
 Terminations                (91,982)        20.56 to 36.43      (2,737)
- ------------------------------------------------------------------------
 Options outstanding
   December 31, 1992       4,880,616         13.96 to 38.87     115,935
 Granted                   1,909,080         26.50 to 30.68      50,641
 Globe stock option
   conversion                958,654          6.89 to 22.50      14,381
 Exercised                  (346,334)         6.89 to 26.75      (6,333)
 Terminations                (41,175)        20.00 to 36.43      (1,116)
- ------------------------------------------------------------------------
 Options outstanding
   December 31, 1993       7,360,841          6.89 to 38.87     173,508
 Granted                   2,426,376         22.56 to 26.18      54,807
 Exercised                  (378,392)         6.89 to 26.75      (6,634)
 Terminations               (127,037)        11.45 to 36.43      (3,174)
- ------------------------------------------------------------------------
 Options outstanding
   outstanding
   December 31, 1994       9,281,788          6.89 to 38.87    $218,507
- ------------------------------------------------------------------------
 Options which became
   exercisable during
 1992                        728,859         20.00 to 20.81     $14,588
 1993                      1,803,174          6.89 to 28.88      35,098
 1994                        761,221         20.00 to 30.68      19,021
- ------------------------------------------------------------------------
 Options exercisable
   at December 31,
 1992                      3,237,964         13.96 to 38.87     $76,678
 1993                      4,673,663          6.89 to 38.87     104,789
 1994                      4,953,313          6.89 to 38.87     114,260
- ------------------------------------------------------------------------

- --------------------------------------------------------------------------------
12.  CAPITAL STOCK


The 5 1/2 percent cumulative prior preference stock, which is redeemable at the option of the Company on 30-day's notice at par plus accrued dividends, is entitled to an annual dividend of $5.50 payable quarterly.
   The serial preferred stock is subordinate to the 5 1/2 percent cumulative prior preference stock. The Board of Directors is authorized to set the distinguishing characteristics of each series prior to issuance, including the granting of limited or full voting rights; however, the consideration received must be at least $100 per share. No shares of serial preferred stock have been issued.
   The Class A and Class B Common Stock are entitled to equal participation in the event of liquidation and in dividend declarations. The Class B Common Stock is convertible at the holders' option on a share-for-share basis into Class A shares. As provided for in the Certificate of Incorporation, the Class A Common Stock has limited voting rights, including the right to elect 30 percent of the Board of Directors, and the Class A and Class B Common Stock have the right to vote together on reservations of Company stock for stock options, on the ratification of the selection of independent certified public accountants and, in certain circumstances, on acquisitions of the stock or assets of other companies. Otherwise, except as provided by the laws of the State of New York, all voting power is vested solely and exclusively in the holders of the Class B Common Stock.
   At the April 1994 annual meeting of the Company's Class A and B Common Stockholders, an amendment to the Employee Stock Purchase Plan was approved to reserve an additional 6,000,000 shares of Class A Common Stock for sale under the Plan.
   At a special meeting of shareholders in September 1993, an amendment of the Company's Restated Certificate of Incorporation was approved to increase the total number of authorized shares of Class A Common Stock to 200,000,000 shares, thereby increasing the Company's overall total number of authorized shares of capital stock of The New York Times Company to 200,910,000 shares.
   Under a stock repurchase program which commenced in June 1993 and expired at the close of The Globe transaction on October 1, 1993, the Company repurchased approximately 10,231,000 shares of its Class A Common Stock at an average price of $24.87 per share.
    The Company expended all of the $150,000,000 authorized under its previous stock repurchase program announced in October 1993. In October 1994, the Company announced authorized expenditures of up to $100,000,000 for repurchases of its Class A Common Stock. Under the new program, purchases may be made from time to time either in the open market or through private transactions. The number of shares that may be purchased in market transactions may be limited as a result of The Globe transaction. Purchases may be suspended from time to time or discontinued. Under the two programs, the Company has repurchased approximately 10,074,000 shares of its Class A Common Stock at an average effective price of $23.42 per share. Had the stock repurchases, under both programs, occurred as of January 1, 1994, earnings per share for the year 1994 would have been $2.12.
   In January 1995, the Company repurchased approximately 397,000 shares of its Class A Common Stock at an average effective price of $22.32 per share under the $100.0 million authorization. The Company has expended substantially all of this authorization. In February 1995, the Company's Board of Directors authorized additional expenditures of up to $50.0 million for repurchases of its Class A Common Stock.
   In addition to the Company's stock repurchase program, in 1994 the Company sold equity put options in a series of private placements that entitle the holder, upon exercise, to sell shares of Class A Common Stock to the Company at a specified price. In 1994, put options for 1,210,000 shares were issued for $1,189,000 in premiums which have been accounted for as additional capital. As of December 31, 1994, put options of $2,660,000 included in other liabilities for 120,000 shares remain outstanding at strike prices ranging from $21.88 to $22.50 per share with exercise dates in March 1995. Premiums received on these options reduced the average price of repurchased shares to $23.42 per share from $23.53 per share.
   Under the 1995 Offering of the Employee Stock Purchase Plan, eligible employees may purchase Class A Common Stock through payroll deductions during 1995 at the lower of $19.23 per share (85 percent of the average market price on November 1, 1994) or 85 percent of the average market price on December 28, 1995. Shares of Class A Common Stock reserved for issuance at December 31, 1994 and 1993 were as follows:

- --------------------------------------------------------------------------------
December 31                                              1994               1993
- --------------------------------------------------------------------------------
Retirement Units
  Outstanding                                         221,021            216,806
Stock Awards
 Available                                            973,844            993,359
Stock Options
  Outstanding                                       9,281,788          7,360,841
  Available                                         3,646,047          5,988,480
Employee Stock
Purchase Plan
  Available                                         5,802,596            993,919
Voluntary Conversion of
Class B Common Stock
  Available                                           570,121            571,624
- --------------------------------------------------------------------------------
Total                                              20,495,417         16,125,029
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
13.  LEASE COMMITMENTS



OPERATING LEASES:
Such lease commitments are primarily for office space and equipment. Certain office space leases provide for adjustments relating to changes in real estate taxes and other operating expenses.
   Rental expense amounted to $26,559,000 in 1994, $24,744,000 in 1993 and
$23,689,000 in 1992. The approximate minimum rental commitments under noncancelable leases (exclusive of minimum sublease rentals of $878,000) at December 31, 1994 were as follows: 1995, $15,711,000; 1996, $13,252,000; 1997,
$10,758,000; 1998, $9,066,000; 1999, $7,995,000 and $28,275,000 thereafter.

CAPITAL LEASES:
In 1993, the Company and The City of New York executed a long-term lease agreement and related agreements, under which the Company is leasing City-owned land to build a state-of-the-art printing and distribution facility for The Times. Conditions stipulated under the lease were met in 1994 and, accordingly, a capital lease of $5,000,000 was recorded at such time (see Note 8).
   The Company also has a long-term lease for a building and site in Edison, New Jersey. The lease provides the Company with certain early cancellation rights, as well as renewal and purchase options. For financial reporting purposes, the lease has been classified as a capital lease; accordingly, an asset of approximately $57,000,000 (included in buildings, building equipment and improvements at December 31, 1994 and 1993) has been recorded.
   The following is a schedule of future minimum lease payments under all capitalized leases together with the present value of the net minimum lease payments as of December 31, 1994:

- --------------------------------------------------------------------------------
 Dollars in thousands
- --------------------------------------------------------------------------------
 Year Ended December 31                         Amount
- --------------------------------------------------------------------------------

 1995                                           $7,089
 1996                                            6,838
 1997                                            6,734
 1998                                            7,018
 1999                                            6,971
 Later years                                    64,110
- --------------------------------------------------------------------------------
 Total minimum lease payments                   98,760
 Less: amount representing interest             46,413
- --------------------------------------------------------------------------------
 Present value of net minimum
   lease payments including current
   maturities of $2,681                        $52,347
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
14.  ACCOUNTING CHANGES

During 1992, the Company adopted three noncash accounting changes mandated by the Financial Accounting Standards Board: SFAS No. 106-Employers' Accounting for Postretirement Benefits Other Than Pensions (see Note 10), SFAS 109-Accounting for Income Taxes (see Note 6) and SFAS 112-Employers' Accounting for Postemployment Benefits (see Note 10).


   The cumulative effect of adopting these accounting changes is as follows:

- --------------------------------------------------------------------------------
                         After-tax effects             Earnings
                    (Dollars in thousands)            per share
- --------------------------------------------------------------------------------
Postretirement Benefits          $(37,411)              $(.48)
Income Taxes                       13,414                   17
Postemployment Benefits            (9,440)                (.12)
                                  --------               ------
Net charge                        $(33,437)              $(.43)
                                  =========              ======
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
15.  SEGMENTS


The Company's segment and related information is included on pages 2 and 3 of this Appendix. The information for the years 1994, 1993 and 1992 appearing therein is presented on a basis consistent with, and is an integral part of, the consolidated financial statements. Revenues from individual customers, revenues between business segments and revenues, operating profit and identifiable assets of foreign operations are not significant.


- --------------------------------------------------------------------------------
16.  CONTINGENT LIABILITIES


There are various legal actions that have arisen in the ordinary course of business and are now pending against the Company. Such actions are usually for amounts greatly in excess of the payments, if any, that may be required to be made. It is the opinion of management after reviewing such actions with legal counsel to the Company that the ultimate liability which might result from such actions would not have a material adverse effect on the consolidated financial statements.


- --------------------------------------------------------------------------------
17.  RECLASSIFICATIONS


For comparability, certain 1992 and 1993 amounts have been reclassified to conform with the 1994 presentation.

INDEPENDENT AUDITORS' REPORT

BOARD OF DIRECTORS
AND STOCKHOLDERS OF
THE NEW YORK TIMES COMPANY:

We have audited the accompanying consolidated balance sheets of The New York Times Company as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of The New York Times Company as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.
   As discussed in notes 6, 10 and 14, the Company changed its methods of accounting for income taxes, postretirement benefits other than pensions and postemployment benefits effective January 1, 1992 to conform with Statements of Financial Accounting Standards 109, 106 and 112.

Deloitte & Touche LLP


New York, New York
February 9, 1995




MANAGEMENT'S RESPONSIBILITIES REPORT


The Company's consolidated financial statements were prepared by management who is responsible for their integrity and objectivity. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and, as such, include amounts based on management's best estimates and judgments.
   Management is further responsible for maintaining a system of internal accounting control, designed to provide reasonable assurance that the Company's assets are adequately safeguarded and that the accounting records reflect transactions executed in accordance with management's authorization. The system of internal control is continually reviewed for its effectiveness and is augmented by written policies and procedures, the careful selection and training of qualified personnel and a program of internal audit.
   The consolidated financial statements were audited by Deloitte & Touche LLP, independent auditors. Their audit was conducted in accordance with generally accepted auditing standards and their report is shown on this page.
   The Audit Committee of the Board of Directors, which is composed solely of independent directors, meets regularly with the independent auditors, internal auditors and management to discuss specific accounting, financial reporting and internal control matters. Both the independent auditors and the internal auditors have full and free access to the Audit Committee. Each year the Audit Committee selects, subject to ratification by stockholders, the firm which is to perform audit and other related work for the Company.

- --------------------------------------------------------------------------------
MARKET INFORMATION
- --------------------------------------------------------------------------------

The Class A Common Stock is listed on the American Stock Exchange. The Class B convertible Common Stock and the 5 1/2 percent cumulative prior preference stock are unlisted and are not actively traded. Dividends on the preference stock were paid at the quarterly rate of $1.375 per share during each of the two years.
   The approximate number of security holders of record as of January 31, 1995 was as follows: Class A Common Stock: 17,678; Class B Common Stock: 44; 5 1/2 percent cumulative prior preference stock: 66.


The market price range of Class A Common Stock in 1994 and 1993 is as follows:

- --------------------------------------------------------------------------------
Quarter Ended                                1994                   1993
- --------------------------------------------------------------------------------
                                       High        Low         High        Low
March 31                             $ 29.50     $ 25.75     $ 31.25     $ 26.37
June 30                                27.62       23.00       31.25       23.00
September 30                           25.00       21.62       26.12       22.62
December 31                            24.62       21.25       28.75       22.37
Year                                   29.50       21.25       31.25       22.37
- --------------------------------------------------------------------------------

QUARTERLY INFORMATION
  (Unaudited)
- --------------------------------------------------------------------------------
Dollars and shares in
        millions               First Quarter      Second Quarter   Third Quarter
except per share data          1994      1993      1994      1993     1994
- --------------------------------------------------------------------------------
Revenues                     $589.5    $454.5    $635.5    $483.6   $527.2
- --------------------------------------------------------------------------------
Costs and Expenses
 Production costs:
   Raw materials               78.4      63.7      80.4      67.5     66.0
   Wages and benefits         132.1     101.2     133.7     100.1    129.8
   Other                      112.9      94.5     117.6      98.6     96.2
- --------------------------------------------------------------------------------
 Total                        323.4     259.4     331.7     266.2    292.0
 Selling, general and
   administrative
     expenses                 223.0     164.0     230.4     168.4    201.9
- --------------------------------------------------------------------------------
Total                         546.4     423.4     562.1     434.6    493.9
- --------------------------------------------------------------------------------
Operating profit               43.1      31.1      73.4      49.0     33.3
Interest expense, net           8.7       5.2       8.0       5.2      6.2
Net gain (loss) on
  dispositions                    -         -         -         -    204.0
Income taxes                   16.7      12.9      31.4      20.9    112.0
- --------------------------------------------------------------------------------
Income (Loss) before
  equity in operations of
  forest products group        17.7      13.0      34.0      22.9    119.1
Equity in operations of
  forest products group            -     (2.1)      0.3      (0.5)     1.5
- --------------------------------------------------------------------------------
Net income (loss)             $17.7     $10.9     $34.3     $22.4   $120.6
- --------------------------------------------------------------------------------
Average number of common
  shares outstanding          106.9      79.9     106.3      79.7    104.3
Per share of common
 stock
 Net income (loss)             $.17      $.14      $.32      $.28    $1.16
 Dividends                      .14       .14       .14       .14      .14
- --------------------------------------------------------------------------------




QUARTERLY INFORMATION
  (Unaudited)
- --------------------------------------------------------------------------------
Dollars and shares in
        millions         Third Quarter    Fourth Quarter           Year
except per share data            1993    1994       1993       1994    1993
- --------------------------------------------------------------------------------
Revenues                     $ $445.6   $605.4    $636.0   $2,357.6    $2,019.7
- --------------------------------------------------------------------------------
Costs and Expenses
 Production costs:
   Raw materials                 64.2    79.6       85.1      304.4       280.5
   Wages and benefits            99.8   134.1      136.4      529.7       437.5
   Other                        102.9   102.0      122.6      428.7       418.6
- --------------------------------------------------------------------------------
 Total                          266.9   315.7      344.1    1,262.8     1,136.6
 Selling, general and
   administrative
     expenses                   166.5   228.3      257.6      883.6       756.5
- --------------------------------------------------------------------------------
Total                           433.4   544.0      601.7    2,146.4     1,893.1
- --------------------------------------------------------------------------------
Operating profit                 12.2    61.4       34.3      211.2       126.6
Interest expense, net             6.6     5.3        8.4       28.2        25.4
Net gain (loss) on
  dispositions                      -    (3.1)         -      200.9           -
Income taxes                      6.5   13.8        2.9       173.9        43.2
- --------------------------------------------------------------------------------
Income (Loss) before
  equity in operations of
  forest products group          (0.9)    39.2       23.0     210.0        58.0
Equity in operations of
  forest products group          (2.1)     1.5      (47.2)      3.3       (51.9)
- --------------------------------------------------------------------------------
Net income (loss)               $(3.0)  $40.7      $(24.2)   $213.3        $6.1
- --------------------------------------------------------------------------------
Average number of common
  shares outstanding             72.4     98.8      106.0     104.1        84.5
Per share of common
 stock
 Net income (loss)              $(.04)    $.41     $(.23)     $2.05        $.07
 Dividends                        .14      .14       .14        .56         .56
- --------------------------------------------------------------------------------

   The 1994 and 1993 quarters do not equal the respective year-end amounts for earnings per share due to the weighted average number of shares outstanding used in the computations for the respective periods. Per share amounts for the respective quarters and years have been computed using the average number of common shares outstanding as presented in the table above.
   Annual and quarterly per share amounts are affected by the timing of share issuances and repurchases. During the second half of 1993, 10.3 million shares of Class A Common Stock were repurchased for approximately $255.2 million. On October 1, 1993, 36.4 million shares were issued in connection with the acquisition of The Globe. During 1994, approximately $235.2 million was expended to repurchase 10.0 million shares.
   The Company's largest source of revenues is advertising, which influences the pattern of the Company's quarterly consolidated revenues and is seasonal in nature. Traditionally, second-quarter and fourth-quarter advertising volume is higher than that in the first quarter. Advertising volume tends to be lower in the third quarter primarily because of the summer slow-down in many areas of economic activity. Quarterly trends are also affected by the overall economy and economic conditions that may exist in specific markets served by each of the Company's business segments.
   Third-quarter 1994 includes a $204.0 million pre-tax gain ($.99 per share) from the sales of the Women's Magazines Division and U.K. golf publications.
   Fourth-quarter 1994 includes a $3.1 million loss ($.02 per share) on the disposition of Gaspesia.
   First-quarter 1993 was negatively affected by $3.7 million pre-tax ($.02 per share) rate adjustments due to a severe snowstorm.
   Third-quarter 1993 includes $4.4 million ($.05 per share) of additional income tax expense due to the enactment of the Tax Act.
   Fourth-quarter 1993 includes a $2.6 million pre-tax gain ($.02 per share) on the sale of assets.
   Fourth-quarter 1993 includes $35.4 million of pre-tax charges ($.19 per share) for severance and related costs for staff reductions at The Times.
   Fourth-quarter 1993 includes an after-tax noncash charge to equity in operations of $47.0 million ($.44 per share) to write down its investment in Gaspesia to its net realizable value.

TEN-YEAR SUPPLEMENTAL
  FINANCIAL DATA
- --------------------------------------------------------------------------------
Dollars and shares in
  millions                            Year Ended December 31
except per share data          1994       1993       1992       1991        1990
- --------------------------------------------------------------------------------
Revenues and Income
Revenues                     $2,358     $2,020     $1,774     $1,703      $1,777
- --------------------------------------------------------------------------------
Operating Profit                211        127         88         94         130
- --------------------------------------------------------------------------------
Income (Loss) from
  continuing operations
  before equity in
  forest products group         210         58         (2)        41          61
Equity in operations of
  forest products group           3        (52)        (9)         6           4
- --------------------------------------------------------------------------------
Income (Loss) from
  continuing operations         213          6        (11)        47          65
Discontinued operations           -          -          -          -           -
Net cumulative effect of
  accounting changes              -          -        (34)         -           -
- --------------------------------------------------------------------------------
Net income (loss)               213          6        (45)        47          65
- --------------------------------------------------------------------------------
Balance Sheet
Total assets                  3,138      3,215      1,995      2,128       2,150
Long-term debt
  and capital lease
  obligations                   523        460        207        213         319
Common stockholders'
  equity                      1,544      1,599      1,000      1,073       1,056
- --------------------------------------------------------------------------------
Per share of Common Stock
Continuing operations          2.05        .07       (.14)       .61         .85
Discontinued operations           -          -          -          -           -
Net cumulative effect of
  accounting changes              -          -       (.43)         -           -
Net income (loss)              2.05        .07       (.57)       .61         .85
Dividends                       .56        .56        .56        .56         .54
Common stockholders'
  equity (end of year)        15.71      14.96      12.54      13.70       13.68
- --------------------------------------------------------------------------------
Shares Outstanding
  (end of year)
Class A and Class B
  Common                       98.2      106.9       79.7       78.4        77.2
- --------------------------------------------------------------------------------
Market Price
  (end of year)               22.12      26.25      26.37      23.62       20.62
- --------------------------------------------------------------------------------



TEN-YEAR SUPPLEMENTAL
  FINANCIAL DATA
- -------------------------------------------------------------------------
Dollars and shares in                   Year Ended December 31
  millions
except per share data              1989      1988    1987    1986    1985
- -------------------------------------------------------------------------
Revenues and Income
Revenues                         $1,769    $1,700  $1,642  $1,524  $1,358
- -------------------------------------------------------------------------
Operating Profit                    169       251     284     266     210
- -------------------------------------------------------------------------
Income (Loss) from
  continuing operations
  before equity in
  forest products group              84       132     138     110      93
Equity in operations of
  forest products group             (16)       29      18      20      21
- -------------------------------------------------------------------------
Income (Loss) from
  continuing operations              68       161     156     130     114
Discontinued operations             199         7       4       2       2
Net cumulative effect of
  accounting changes                  -         -       -       -       -
- -------------------------------------------------------------------------
Net income (loss)                   267       168     160     132     116
- -------------------------------------------------------------------------
Balance Sheet
Total assets                      2,188     1,915   1,712   1,405   1,296
Long-term debt
  and capital lease
  obligations                       337       378     391     217     274
Common stockholders'
  equity                          1,064       873     823     705     586
- -------------------------------------------------------------------------
Per share of Common Stock
Continuing operations               .87     2.00     1.91    1.60    1.43
Discontinued operations            2.52      .08      .05     .03     .02
Net cumulative effect of
  accounting changes                  -        -        -       -       -
Net income (loss)                  3.39     2.08     1.96    1.63    1.45
Dividends                           .50      .46      .40     .33     .29
Common stockholders'
  equity (end of year)            13.63    11.02    10.04    8.59    7.24
- -------------------------------------------------------------------------
Shares Outstanding
  (end of year)
Class A and Class B
  Common                           78.1     79.2     82.0    82.0    80.9
- -------------------------------------------------------------------------
Market Price
  (end of year)                   26.37    26.87    31.00   35.50   24.50
- -------------------------------------------------------------------------



1994 - Results include a net pre-tax gain of $200.9 million ($.99 per share) on the sale of the Women's Magazines Division and U.K. golf publications and the disposition of Gaspesia.
1993 - Results included pre-tax $3.7 million ($.02 per share) rate adjustments due to a severe snowstorm.
   Results included $4.4 million ($.05 per share) of additional tax expense for remeasurement of deferred tax balances due to the enactment of the Tax Act.
   Results included $1.2 million ($.02 per share) of additional tax expense due to the Tax Act which increased the federal corporate income tax rate.
   Results included a $2.6 million pre-tax gain ($.02 per share) on the sale of assets.
   Results included $35.4 million of pre-tax charges ($.23 per share) for staff reductions at The Times.
   Results included an after-tax noncash charge of $47.0 million ($.56 per share) against equity in operations to write down the Company's investment in Gaspesia to its net realizable value.
1992 - Results included a $53.8 million pre-tax loss ($.47 per share) on the closing of The Gwinnett (Ga.) Daily News.
   Results included a $3.1 million pre-tax gain ($.02 per share) from the sales of assets.
   Results included a $28.0 million pre-tax charge ($.20 per share) for voluntary union staff reductions at The Times.
   Results included $21.4 million pre-tax ($.15 per share) for labor disruptions and training and start-up costs at Edison.
1991 - Results included a $20.0 million pre-tax charge ($.15 per share) for voluntary union staff reductions at The Times.
   Results included the reversal of a provision for income taxes of $10.0 million ($.13 per share) for a favorable tax settlement.
1989 - Results included an after-tax gain of $193.3 million ($2.46 per share) from the sale of the Company's cable television operations. The gain and results of operations through the 1989 sale date are included as discontinued operations.
   Results included a $30.0 million pre-tax charge ($.22 per share) for voluntary union staff reductions at The Times.
   Results included an after-tax charge of $27.2 million ($.35 per share) for a valuation reserve against the Company's investment in the Forest Products Group. 1986 - Results included an interest charge of $8.5 million ($.05 per share) which relates to a court decision arising from the Company's 1981 acquisition of two cable television systems.
1985 - Results included a $2.8 million gain ($.03 per share) from the sale of property. The Company acquired five newspapers and two television stations for $389.6 million.

  [Map of North Carolina/South Carolina/Georgia region showing Spartanburg]

    [Map of Spartanburg area showing Herald-Journal Production Facility]

From Greenville

Take I-85 North to the Bryant Road exit (exit 76). Turn right on Bryant Road, then left at Herald-Journal Park. The production facility is the first building on the left.

From Charlotte

Take I-85 South to the Bryant Road exit (exit 76). Turn left on Bryant Road, then left at Herald-Journal Park. The production facility is the first building on the left.

From Asheville

Take I-26 East to Highway 176 (exit 15). Turn right and follow Highway 176 to I-85. Take I-85 North to the Bryant Road exit (exit 76). Turn right on Bryant Road, then left at Herald-Journal Park. The production facility is the first building on the left.

From Columbia

Take I-26 West to I-85. Take I-85 North to the Bryant Road exit (exit 76). Turn right on Bryant Road, then left at Herald-Journal Park. The production facility is the first building on the left.

  [FRONT]

                           THE NEW YORK TIMES COMPANY

                                                                         CLASS A
   [LOGO]    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR ANNUAL MEETING ON APRIL 18, 1995
The undersigned hereby constitutes and appoints Arthur Ochs Sulzberger, Laura J. Corwin and Solomon B. Watson IV, and each of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE NEW YORK TIMES COMPANY to be held at 9:00 A.M., local time, at the Spartanburg Herald-Journal, 200 Herald-Journal Blvd., Spartanburg, South Carolina 29303, on Tuesday, April 18, 1995, or at any adjournments thereof, and to vote on all matters coming before said meeting including the proposals indicated on the reverse side hereof.

                                                        Change of Address

Election of Class A Directors. Nominees:              --------------------
Louis V. Gerstner, Jr., A. Leon Higginbotham, Jr.,    --------------------
Robert A. Lawrence, Charles H. Price II,              --------------------
Donald M. Stewart                                     --------------------

                                                  (If you have written in the
                                                  above space, please mark the
                                                  corresponding box on the
                                                  reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes--SEE REVERSE SIDE--but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign and return this card.

                                                                  SEE REVERSE
                                                                      SIDE


[REVERSE]

X    Please mark your
     votes as in this
     example.

                                                                            0473

This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of Class A directors and FOR proposals 2 and 3.

       The Board of Directors recommends a vote FOR proposals 1, 2 and 3.


                                       FOR       WITHHELD

1. Election of Class
   A Directors
   (see reverse)

For, except vote withheld from the
following nominee(s)

- -----------------------------------
                                       FOR  AGAINST  ABSTAIN

2. Approval of Amended 1991 Executive
   Cash Bonus and 1991 Executive Stock
   Incentive Plans

3. Ratification of selection of Deloitte & Touche LLP as auditors

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 18, 1995.
Your signature on the proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated
March 13, 1994.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or at any adjournments thereof.

Change of
address on
Reverse Side

SIGNATURE(S)                          DATE
             ------------------------      -------------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a corporation, please give full corporate name by authorized officer.

  [FRONT]

   [LOGO]                   THE NEW YORK TIMES COMPANY
                                                                         CLASS B
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR ANNUAL MEETING ON APRIL 18, 1995
The undersigned hereby constitutes and appoints Arthur Ochs Sulzberger, Laura J. Corwin and Solomon B. Watson IV, and each of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE NEW YORK TIMES COMPANY to be held at 9:00 A.M., local time, at the Spartanburg Herald-Journal, 200 Herald-Journal Blvd., Spartanburg, South Carolina 29303, on Tuesday, April 18, 1995, or at any adjournments thereof, and to vote on all matters coming before said meeting including the proposals indicated on the reverse side hereof.
                                                        Change of Address

Election of Class B Directors. Nominees:

John F. Akers, Richard L. Gelb, Marian S.         ------------------------
Heiskell, Ruth S. Holmberg, George B. Munroe, ------------------------ George L. Shinn, Arthur Ochs Sulzberger, Judith ------------------------
P. Sulzberger, William O. Taylor, Cyrus R.        ------------------------
Vance

                                                  (If you have written in the
                                                  above space, please mark the
                                                  corresponding box on the
                                                  reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes--SEE REVERSE SIDE--but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign and return this card.

                                                                  SEE REVERSE
                                                                      SIDE

[REVERSE]
X    Please mark your
     votes as in this
     example.

                                                                            2553

This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of Class B directors and FOR proposals 2 and 3.

       The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

                                       FOR       WITHHELD

1. Election of Class
   B Directors
   (see reverse)


For, except vote withheld from the
following nominee(s)

- -----------------------------------

                                       FOR  AGAINST  ABSTAIN

2. Approval of Amended 1991 Executive
   Cash Bonus and 1991 Executive Stock
   Incentive Plans



3. Ratification of selection of Deloitte & Touche LLP as auditors

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 18, 1995.
Your signature on the proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated
March 13, 1994.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or at any adjournments thereof.

Change of
address on
Reverse Side

SIGNATURE(S)                          DATE
             ------------------------      -------------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a corporation, please give full corporate name by authorized officer.

[FRONT]

SECRETARY'S OFFICE

                                   NO POSTAGE
                                   NECESSARY
                                   IF MAILED
                                     IN THE
                                 UNITED STATES

          BUSINESS REPLY MAIL
FIRST CLASS MAIL PERMIT NO 289 NEW YORK NY

POSTAGE WILL BE PAID BY ADDRESSEE

THE NEW YORK TIMES COMPANY
229 WEST 43D STREET
NEW YORK NY 10109 - 0225


[REVERSE]

Please return this card only if you plan to attend.

The New York Times Company
Annual Meeting of Stockholders
9:00 A.M., Tuesday, April 18, 1995

Spartanburg Herald-Journal
200 Herald-Journal Boulevard
Spartanburg, South Carolina 29303

[LOGO]

I plan to attend the Meeting.*

Please type or print clearly.

- --------------------------------
Name of Stockholder

- --------------------------------
Street Address

- --------------------------------
City     State        Zip



*To facilitate counting, please forward your proxy to the Transfer Agent even if you are planning to attend. You can always revoke it at the meeting if you wish.

[LOGO]

                              THE NEW YORK TIMES COMPANY

                                   229 West 43 Street
                                   New York, N.Y. 10036


                                                 March 13, 1995




TO:    The Schedule 3 Stockholders Under the Stockholders
       Agreement, dated as of June 11, 1993, by and between The New York Times Company and the other parties signatory thereto

       c/o Boston Safe Deposit & Trust Co.
       One Boston Place
       Boston, MA
       Attention:  Richard W. Towle

Ladies and Gentlemen:

           I am writing to you pursuant to the Stockholders Agreement, dated as of June 11, 1993 by and between The New York Times Company ("Parent") and the other parties signatory thereto (the "Stockholders Agreement"). All terms used herein are used as defined in the Stockholders Agreement.

           This letter is a reminder to you that, as contemplated by
Section 3.6(a)(i) of the Stockholders Agreement, each of you has agreed to vote all shares of Parent Voting Securities Beneficially Owned by you as recommended by the Board of Directors of Parent on all matters submitted to a vote of Parent's stockholders. This agreement is applicable to the matters set forth in the Proxy Statement, dated March 13, 1995, for stockholder approval at Parent's 1994 Annual Meeting of Stockholders to be held on Tuesday, April 18, 1995. If you have not yet received this Proxy Statement in the mail, it should arrive soon.


                                                     Sincerely,



                                                     Laura J. Corwin

/tc

cc:       W. Lincoln Boyden
          Rhonda L. Brauer
          Solomon B. Watson IV